Exhibit 10.9

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [****], HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM IF PUBLICLY DISCLOSED.

EXECUTION VERSION

CREDIT AGREEMENT

by and among

SAN VICENTE GAP LLC,

as Holdings, and

SAN VICENTE CAPITAL LLC,

as the Borrower,

Certain Subsidiaries of the Borrower from Time to Time Party Hereto, as Guarantors,

the Lenders

from Time to Time Party Hereto,

FORTRESS CREDIT CORP.,

as Administrative Agent, Collateral Agent, Lead Arranger and Bookrunner

Dated as of June 10, 2020

i

(continued)

(continued)

(continued)

SCHEDULES

Schedule 1.01(a)	Commitments
Schedule 8.11	Tax Returns and Payments
Schedule 8.13	Subsidiaries
Schedule 8.16	Real Property
Schedule 8.19	Security Documents, Perfection Matters
Schedule 8.23	Insurance

Schedule 9.13	Deposit Accounts
Schedule 10.02	Liens
Schedule 10.05	Investments
Schedule 10.08	Affiliate Transactions
Schedule 10.18	Data Privacy
Schedule 13.02	Addresses for Notices

EXHIBITS/ANNEX

Annex A	Pwc Project Goliath Acquisition Structuring Memorandum dated June 4, 2020
Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Solvency Certificate
Exhibit C	Form of Compliance Certificate
Exhibit D	[Reserved]
Exhibit E	Form of Notice of Borrowing
Exhibit F	Form of Notice of Conversion or Continuation
Exhibit G	[Reserved]
Exhibit H	Form of Note
Exhibit I	[Reserved]
Exhibit J	[Reserved]
Exhibit K	Form of Intercompany Subordination Agreement
Exhibit L	Form of U.S. Tax Compliance Certificate
Exhibit M	Form of Voluntary Prepayment Notice

v

CREDIT AGREEMENT

This CREDIT AGREEMENT, dated as of June 10, 2020, is among San Vicente Capital LLC, a Delaware limited liability company (the “Borrower”), San Vicente Gap LLC, a Delaware limited liability company (“Holdings”), each of the Subsidiaries of the Borrower signatory hereto as guarantors or hereafter designated as Guarantors pursuant to Section 9.09, the lenders from time to time party hereto (each a “Lender” and, collectively, the “Lenders”), Fortress Credit Corp., as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”), and as collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent”, and together with the Administrative Agent, collectively, the “Agents” and each an “Agent”).

RECITALS

WHEREAS, the Borrower has requested that the Lenders extend credit to the Borrower in the form of a term loan in the aggregate principal amount of $192,000,000 (the “Term Loan Facility”); and

WHEREAS, the proceeds of the Term Loan Facility will be used by the Borrower (i) solely to lend such proceeds to Holdings, which will lend such proceeds to Group to pay up to $192.0 million of the acquisition consideration for the Acquisition on the Closing Date (with the Target to be contributed to Borrower concurrently therewith) pursuant to the Acquisition Agreement and, (ii) to pay fees, expenses, premiums, original issue discounts and other transaction costs incurred in connection with the entry into the Credit Facility and the foregoing transactions.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01

Defined Terms. As used herein, the following terms shall have the meanings specified in this Section 1.01 unless the context otherwise requires:

“Accounting Principles” means financial reporting prepared by each Credit Party pursuant to GAAP (as defined herein).

“Accounts Receivable” shall mean all rights of any Credit Party to payment for goods sold, leased or otherwise disposed of in the ordinary course of business and all rights of any Credit Party to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions, recorded on books of account in accordance with the Accounting Principles.

“Acquired Entity” shall have the meaning set forth in the definition of the term “Purchase”.

“Acquisition” shall mean the acquisition of, directly or indirectly, approximately 98.6% of the outstanding capital stock of Grindr Inc., a Delaware corporation (the “Target”) by Group on the Closing Date (with the Target to be contributed to Borrower concurrently therewith), with the remaining approximately 1.4% currently held by management to be rolled over into equity of Holdings (as defined below) or a direct or indirect parent entity thereof.

“Acquisition Agreement” means that certain Amended and Restated Stock Purchase Agreement, dated as of May 13, 2020, by and among San Vicente Acquisition LLC, a Delaware limited liability company (the “Purchaser”), Kunlun Grindr Holdings Limited, a company incorporated under the laws of the Cayman Islands (the “Seller”), and Grindr Inc., a Delaware corporation (together with the exhibits and disclosure schedules thereto), the rights under which have been assigned by the Purchaser to San Vicente Group LLC, a Delaware limited liability company (“Group”), effective immediately prior to the closing of the Acquisition.

“Acquisition Documents” shall have the meaning set forth in Section 10.07.

“Administrative Agent” shall have the meaning set forth in the preamble to this Agreement.

“Administrative Questionnaire” shall mean a questionnaire completed by each Lender, in a form approved by the Administrative Agent, in which such Lender, among other things, (a) designates one or more credit contacts to whom all credit facility-related information (which may contain material non-public information about the Credit Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with such Lender’s compliance procedures and Applicable Laws, including federal and state securities laws and (b) designates an address, facsimile number, electronic mail address and/or telephone number for notices and communications with such Lender.

“Affiliate” shall mean, with respect to any Person, any other Person (other than a Lender or affiliate thereof) that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Without limitation, any director, executive officer or beneficial owner of ten percent (10%) or more of the Capital Stock of a Person shall for the purposes of this Agreement, be deemed to be an Affiliate of such Person. Notwithstanding the foregoing, neither Agent nor any Lender shall be deemed an “Affiliate” of any Credit Party or of any Subsidiary of any Credit Party solely by reason of the provisions of the Credit Documents. Notwithstanding anything herein to the contrary, none of SoftBank Group Corp. or its Affiliates that are not controlled, directly or indirectly, by Fortress Investment Group LLC, shall be deemed to be Affiliates of the Collateral Agent or of Fortress Credit Corp.

“Agents” shall have the meaning set forth in the preamble to this Agreement.

“Aggregate Cap” means 10% of Consolidated EBITDA for the relevant Test Period (calculated prior to giving effect to any add-backs subject to the Aggregate Cap).

“Agreement” shall mean this Credit Agreement, as the same may be amended, restated, amended and restated, refinanced, extended, supplemented, or otherwise modified from time to time.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Credit Party or any of their Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Laws” shall mean, as to any Person, any law (including common law), statute, regulation, ordinance, code, rule, order, decree, judgment, writ, injunction, determination, directive, settlement agreement or governmental requirement, whenever enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Applicable Margin” shall mean, initially, the percentage per annum equal to, with respect to each Term Loan that is (i) an Index Rate Loan, 7.00% per annum and (ii) a LIBOR Rate Loan, 8.00% per annum.

“Applicable Prepayment Premium” shall mean, (i) with respect to the Bridge Amortization payment, a premium of ten percent (10.00%) of the principal payment made, together with payment of all interest that would have accrued on the Term Loans (assuming no change in the LIBOR Rate) until February 28, 2021 on the amount of the Bridge Amortization, and (ii) with respect to any other prepayments of the principal of the Term Loans in connection with a Prepayment Event occurring prior to the fourth anniversary of the Closing Date, shall be accompanied by a premium equal to: (a) on any date prior to the date that is twenty-four (24) months after the Closing Date, payment of all interest that would have accrued on the Term Loans (assuming no change in the LIBOR Rate) until the date that is twenty-four (24) months after the Closing Date, plus a premium of two percent (2.00%) of the principal amount of the Term Loan Facility so prepaid, repaid, refinanced or amended, (b) after the date that is twenty-four (24) months after the Closing Date but prior to the date that is thirty-six (36) months after the Closing Date (or if such date is not a Business Day, the previous Business Day), two percent (2.00%) of the principal amount of the Term Loan Facility so prepaid, repaid, refinanced or amended and (c) on or after the date that is thirty-six (36) months after the Closing Date (or if such date is not a Business Day, the previous Business Day) but on or prior to the date that is forty-eight (48) months after the Closing Date, one percent (1.00%) of the principal amount of the Term Loan Facility so prepaid, repaid, refinanced or amended, in each case, with respect to clauses (i) and (ii), including such prepayment, repayment, refinancing or amendment in connection with (u)  a Change of Control, (v) an acceleration of the Term Loan Facility as a result of the occurrence of an Event of Default, (w) foreclosure and sale of, or collection of, the Collateral in connection with the exercise of remedies by the Agents and Lenders following an Event of Default, (x) sale of the Collateral in any insolvency proceeding of any Credit Party, (y) the restructure, reorganization, or compromise of the Term Loan Facility by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any insolvency proceeding of any Credit Party or any of its Subsidiaries, or (z) the termination of the Credit Documents for any reason.

“Approved Fund” shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in loans and similar extensions of credit in the ordinary course and that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Arranger” shall mean Fortress Credit Corp.

“ASC” shall have the meaning set forth in the definition of Consolidated EBITDA.

“Assignment and Acceptance” shall mean an assignment and acceptance substantially in the form of Exhibit A.

“Attributable Indebtedness” shall mean, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with the Accounting Principles.

“Authorized Officer” shall mean, with respect to any Credit Party, the Chairman, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Treasurer or any vice president, secretary or other senior officer (to the extent that such senior officer is designated as such in writing to the Agents by such Credit Party) of such Credit Party.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to an EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBOR Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the LIBOR Rate with an Unadjusted Benchmark Replacement for each applicable interest period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Index Rate,” the definition of “LIBOR Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBOR Rate: (1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBOR Rate permanently or indefinitely ceases to provide the LIBOR Rate; or (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBOR Rate: (1) a public statement or publication of information by or on behalf of the administrator of the LIBOR Rate announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; (2) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for the LIBOR Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBOR Rate, which states that the administrator of the LIBOR Rate has ceased or will cease to provide the LIBOR Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or (3) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Rate announcing that the LIBOR Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBOR Rate and solely to the extent that the LIBOR Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBOR Rate for all purposes hereunder in accordance with Section 2.12 and (y) ending at the time that a Benchmark Replacement has replaced the LIBOR Rate for all purposes hereunder pursuant to Section 2.12.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefited Lender” shall have the meaning set forth in Section 13.09.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

“Bona Fide Lending Affiliate” shall mean a debt fund, investment vehicle, regulated bank entity or unregulated lending entity (in each case, other than a Person that is separately identified as an Excluded Transferee) that is (i) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business, and (ii) managed, sponsored or advised by any Person that is controlling, controlled by or under common control with such competitor or Affiliate thereof, as applicable, but only to the extent that no personnel involved with the investment in such competitor or Affiliate thereof, as applicable, (x) makes (or has the right to make or participate with others in making) investment decisions or (y) has access to any information (other than information that is publicly available) relating to the Target or any entity that forms a part of the Target’s business.

“Borrower” shall have the meaning set forth in the preamble to this Agreement.

“Borrower Materials” shall have the meaning set forth in Section 9.01.

“Borrowing” shall mean and include the incurrence of one Type of Term Loan on the Closing Date or resulting from conversions on a given date after the Closing Date having, in the case of LIBOR Rate Loans, the same LIBOR Period (provided that, Index Rate Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of LIBOR Rate Loans.

“Bridge Amortization” shall mean a lump-sum principal repayment of the Term Loan in an amount equal to $48,000,000 on or before February 28, 2021.

“Business Day” shall mean (a) any day excluding Saturday, Sunday and any day that shall be in the City of New York a legal holiday or a day on which financial institutions are authorized by law or other governmental actions to close, and (b) as it relates to any LIBOR Rate Loans, any day that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Stock” shall mean any and all shares, interests, participations, units or other equivalents (however designated) of capital stock of a corporation, membership interests in a limited liability company, partnership interests of a limited partnership, any and all equivalent ownership interests in a Person and any and all warrants, rights or options to purchase any of the foregoing.

“Capitalized Lease Obligations” shall mean, as applied to any Person, all obligations under Capitalized Leases of such Person or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities on the balance sheet (excluding the footnotes thereto) of such Person in accordance with the Accounting Principles.

“Capitalized Leases” shall mean, as applied to any Person, all leases of property that have been or should be, in accordance with the Accounting Principles, recorded as capitalized leases on the balance sheet of such Person or any of its Subsidiaries, on a consolidated basis; provided, that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability on the balance sheet (excluding the footnotes thereto) of such Person in accordance with the Accounting Principles; and provided, further, that all financial statements required to be delivered hereunder shall be proposed in accordance with the Accounting Principles as in effect from time to time.

“Cash Equivalents” shall mean:

(a)

any direct obligation of (or unconditional guarantee by) the United States (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States) maturing not more than one year after the date of acquisition thereof;

(b)

commercial paper maturing not more than one year from the date of issue and issued by (i) a corporation (other than an Affiliate of any Credit Party) organized under the laws of any state of the United States or of the District of Columbia and, at the time of acquisition thereof, rated A-1 (or the then equivalent grade) or higher by S&P or P-1 (or the then equivalent grade) or higher by Moody’s, or (ii) any Lender (or its holding company);

(c)

any certificate of deposit, time deposit or bankers’ acceptance, maturing not more than one year after its date of issuance, which is issued by either: (i) a bank organized under the laws of the United States (or any state thereof) or the District of Columbia (or is the principal banking subsidiary of a bank holding company organized under the laws of the United States (or any state thereof) or the District of Columbia) which has, at the time of acquisition thereof, (A) a credit rating of A-2 (or the then equivalent grade) or higher from Moody’s or A (or the then equivalent grade) or higher from S&P and (B) a combined capital and surplus greater than $500,000,000, or (ii) a Lender;

(d)

any repurchase agreement having a term of thirty (30) days or less entered into with any Lender or any commercial banking institution satisfying, at the time of acquisition thereof, the criteria set forth in clause (c)(i) which (i) is secured by a fully perfected security interest in any obligation of the type described in clause (a), and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such Lender or commercial banking institution thereunder;

(e)

investments in money market funds investing primarily in assets described in clauses (a) through (d) of this definition;

(f)

demand deposit accounts or securities accounts holding cash; and

(g)

other short-term investments in investments of a type analogous to the foregoing utilized by Foreign Subsidiaries.

“Casualty Event” shall mean the damage, destruction or condemnation, as the case may be, of any assets or property of any Person or any of its Subsidiaries.

“CFIUS” shall mean the Committee on Foreign Investment in the United States.

“Change in Law” shall mean the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c)  the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority. For purposes hereof, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any and all rules, regulations, orders, requests, guidelines and directives adopted, promulgated or implemented in connection therewith or by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, are deemed to have been introduced and adopted after the date of the Closing Date.

“Change of Control” shall mean an event or series of events by which: (a) the Sponsor shall at any time fail to have or exercise the power to, directly or indirectly, elect a majority of the board of directors or other managing body of Holdings, (b) the Sponsor shall at any time, directly or indirectly, fail to collectively own beneficially and of record, on a fully diluted basis, more than fifty percent (50%) of the amount of issued and outstanding voting and economic Capital Stock of Holdings, (c) Holdings shall at any time, directly or indirectly, own beneficially and of record, on a fully diluted basis, less than one hundred percent (100%) of the issued and outstanding voting and economic Capital Stock of the Borrower, in the case of this clause (c), free and clear of all Liens other than Permitted Liens, (d) Holdings shall at any time fail to control the Borrower or (e) the Sponsor shall cease to be more than fifty percent (50%) owned, beneficially and of record, directly or indirectly, by Longview Capital LLC, 28th Street Holdings, LLC, Tiga Investments Pte. Ltd. and other investors reasonably acceptable to Fortress.

“Class” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Term Loan Commitment.

“Closing Date” shall mean June 10, 2020.

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean any assets of any Credit Party or other collateral upon which Collateral Agent has been granted a Lien pursuant to the Security Documents.

“Collateral Agent” shall have the meaning set forth in the preamble to this Agreement.

“Collateral Assignment Agreement” shall mean that certain Collateral Assignment of Acquisition Documents, dated as of the Closing Date, by and among the Target, Group and the Collateral Agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, and in form and substance satisfactory to Collateral Agent.

“Collections” shall mean all cash, checks, credit card slips or receipts, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of the Credit Parties.

“Commitment” shall mean, with respect to each Lender, such Lender’s Term Loan Commitment.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” shall mean a certificate duly completed and executed by an Authorized Officer of Holdings substantially in the form of Exhibit C, together with such changes to or departures from such form as the Administrative Agent, the Collateral Agent and Borrower may from time to time approve for the purpose of monitoring the Credit Parties’ compliance with the Financial Performance Covenant, certain other calculations or as otherwise agreed to by the Collateral Agent and the Borrower.

“Computer Systems” means Software, computer firmware, computer hardware, computer or information technology systems, electronic data processing systems or networks, telecommunications networks, network equipment, interfaces, platforms, peripherals, and data or information contained therein or transmitted thereby, including any outsourced systems and processes.

“Confidential Information” shall have the meaning set forth in Section 13.17.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Capital Expenditures” shall mean, for any specified period, the sum of, without duplication, all expenditures made, directly or indirectly, by Holdings and its Subsidiaries during such period, determined on a consolidated basis in accordance with the Accounting Principles, that are or should be reflected as additions to property, plant or equipment or similar items reflected in the consolidated statement of cash flows of Holdings and its Subsidiaries; provided, however, the purchase price of equipment that is purchased substantially contemporaneously with the trade-in or sale of similar equipment or with insurance proceeds therefrom shall be included as Consolidated Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such equipment for the equipment being traded in at such time or the proceeds of such sale or the amount of such insurance proceeds, as the case may be.

“Consolidated EBITDA” shall mean Consolidated Net Income (as defined below) (without duplication), plus (in each case, solely to the extent deducted in arriving at Consolidated Net Income):

(i)

Consolidated Interest Expense for such period;

(ii)

federal, state and local income tax expense (including Tax Distributions), taxes on profit or capital (including without limitation, state franchise and similar taxes), and foreign franchise tax, withholding tax and like income tax paid or accrued by Holdings and its Subsidiaries for such period;

(iii)

depreciation and amortization expenses for such period;

(iv)

fees, expenses, premiums, losses, costs and other charges, in connection with (A) the negotiation, execution and delivery of this Agreement and closing of the Transactions (including payment of purchase price adjustments, indemnification payments and the Deferred Purchase Price obligations) to the extent incurred on or prior to the date that is twelve (12) months after the Closing Date, (B) amendments or modifications of the Term Loan Facility and (C) amendments, modifications, refinancings and the issuance of equity or debt or recapitalizations after the Closing Date, including those undertaken but not completed; provided that the amounts set forth in clauses (iv)(B) and (iv)(C) hereof shall not exceed $1,000,000 in the aggregate for the applicable Test Period;

(v)

fees, expenses, costs and other charges related to Permitted Acquisitions, Investments or Dispositions to the extent permitted under the Credit Documents (including those undertaken but not completed), provided that the amounts set forth in this clause (v) shall not exceed $500,000 in the aggregate for the applicable Test Period;

(vi)

any losses, charges or expenses that are extraordinary, unusual or non-recurring (including (A) losses on sale of assets or businesses outside the ordinary course of business and relating to or arising in connection with claims or litigation (including legal fees, settlements, judgments and awards), (B) restructuring charges or expenses, integration expenses, accruals, reserves and business optimization expenses, (C) consolidation or closing of facilities or exiting lines of business and (D) personnel relocation, restructuring, redundancy, severance, termination, settlement or judgment and one-time compensation charges), provided that such amounts, taken together with all other add-backs that are subject to the Aggregate Cap, do not exceed the Aggregate Cap (calculated before giving effect to such addbacks);

(vii)

any non-cash expenses, losses, charges or impairments, amortization charges or asset write offs and write downs (but excluding any write offs or write downs of inventory), including any non-cash compensation charges and expenses or relating to the incurrence of obligations in respect of an “earn-out” or similar contingent obligations (but only for so long as such expense, loss or charge remains a non-cash contingent obligation); provided that if any such non-cash expenses, losses, charges or impairments represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period;

(viii)

[reserved];

(ix)

net unrealized losses on Hedging Agreements;

(x)

the amount of “run-rate” cost savings (the “Cost Savings”) projected by the Borrower in good faith to result from actions implemented after the Closing Date taken prior to the last day of such period with respect to integrating, consolidating or discontinuing operations, headcount reductions, or closure of facilities (including related to a Permitted Acquisition), which Cost Savings shall be calculated on a pro forma basis as though such Cost Savings had been realized on the first day of such period, net of the amount of actual benefits realized from such actions; provided that such amounts, taken together with all other add-backs that are subject to the Aggregate Cap, do not exceed the Aggregate Cap (calculated before giving effect to such add-backs); provided that an Authorized Officer of the Borrower shall have provided a reasonably detailed statement or schedule of such Cost Savings and shall have certified to the Administrative Agent that (x) such Cost Savings are reasonably identifiable and factually supportable, reasonably attributable to the actions specified and anticipated to result from such actions and (y) such actions have been taken and are ongoing, and the benefits resulting therefrom are anticipated by Borrower to be realized within twelve (12) months of the end of such period;

(xi)

management fees incurred under the Service Agreement accrued for or paid in cash during such period, to the extent permitted to be paid pursuant to this Agreement;

(xii)

fees, costs and expenses to the extent covered by indemnification provisions in any agreement or otherwise reimbursable by a third party and actually reimbursed;

(xiii)

any non-recurring, unusual or extraordinary non-cash charges for such period except to the extent representing a cash item expected to be paid in a future period; minus;

(xiv)

unusual, extraordinary or non-recurring gains;

(xv)

all non-cash items increasing Consolidated Net Income in such period other than (A) any such items in respect of which cash was received in a prior period and was not included in Consolidated EBITDA in such prior period or (B) gains or benefits related to Accounts Receivable, the recognition of deferred revenue, or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced Consolidated EBITDA in any prior period; and

(xvi)

net unrealized gains on Hedging Agreements.

“Consolidated Excess Cash Flow” shall mean, for a specified period, the excess (if any), of:

(a)

Consolidated EBITDA for such period (but without giving effect to any Pro Forma Basis adjustments or the adjustments pursuant to clause (x) and clause (xiii) of the definition thereof); less,

(b)

without duplication, the sum for such period (without duplication and to the extent that the following amounts (x) have not already been deducted in determining Consolidated EBITDA and (y)  are not financed with the proceeds of any long-term Indebtedness (other than revolving credit loans) or equity issuances) of:

(i)

Consolidated Interest Expense paid in cash,

(ii)

(A) scheduled and, to the extent the proceeds of any event giving rise to a mandatory prepayment are included (and not deducted) in the calculation of Consolidated EBITDA, mandatory principal payments of Indebtedness (whether at maturity, a scheduled amortization payment, as a result of mandatory sinking fund redemption, mandatory prepayment, acceleration or otherwise) permitted by Section 10.01 (including the Term Loans) and (B) any voluntary permanent repayments of Indebtedness other than the Loans, but only to the extent such Indebtedness so prepaid (1) was permitted to be prepaid under the terms of this Agreement and (2) cannot be re-borrowed or redrawn and such prepayment does not occur in connection with a refinancing of all or a portion of such Indebtedness made in the applicable fiscal year,

(iii)

the sum of (A) federal, state and local income tax expense, taxes on profit or capital, and foreign franchise tax, withholding tax and like income tax permitted hereunder, in each case, paid in cash by the Borrower and its Subsidiaries for such period and (B) without duplication of any amounts deducted in clause (A) above, any Tax Distributions paid in cash by the Borrower and its Subsidiaries for such period,

(iv)

Consolidated Capital Expenditures and expenditures that would be required to be capitalized in accordance with the Accounting Principles that do not constitute Consolidated Capital Expenditures, in each case, made in cash during such period or, at the option of the Borrower, prior to the ECF Payment Date with respect thereto or committed to be made pursuant to binding contracts entered into prior to the end of such period or prior to the ECF Payment Date with respect thereto within six (6) months after the end of such period (excluding any portion thereof funded with proceeds of Indebtedness (other than revolving credit loans) or equity issuances); provided that any such committed Consolidated Capital Expenditures and other expenditures that are actually made after the end of such period and are deducted from Consolidated Excess Cash Flow in such period shall not also reduce Consolidated Excess Cash Flow for the period in which such expenditures are made; provided, further, that to the extent such committed Consolidated Capital Expenditures and other expenditures are not actually made within the following four (4) consecutive fiscal quarters of Holdings immediately after the end of such period, they shall be added to the calculation of Consolidated Excess Cash Flow for the following period in which Consolidated Excess Cash Flow is calculated,

(v)

amounts paid in cash as consideration to a seller and other amounts paid in cash in connection with a Permitted Acquisition or any other Investment permitted hereunder, including any deferred purchase price adjustment in each case made during such period or, at the option of the Borrower, prior to the ECF Payment Date with respect thereto or committed to be made pursuant to binding contracts entered into during such period or prior to the ECF Payment Date with respect thereto within six (6) months of the end of such period; provided, that to the extent such amounts are not actually made within the following four (4) consecutive fiscal quarters of Holdings immediately after the end of such period, they shall be added to the calculation of Consolidated Excess Cash Flow for the following period in which Consolidated Excess Cash Flow is calculated,

(vi)

increases (or minus decreases) in Consolidated Working Capital for such period,

(vii)

the amount paid in cash during such period for all non-cash losses, expenses, accruals and charges which have been included in determining Consolidated EBITDA in a prior period,

(viii)

management fees incurred under the Service Agreement accrued for or paid in cash during such period, to the extent permitted to be paid pursuant to this Agreement,

(ix)

Restricted Payments paid in cash to Holdings to pay (or to make Restricted Payments to any direct or indirect parent of Holdings to pay) administrative, regulatory, accounting, auditing, directors, insurance and other ordinary course of business fees and expenses of Holdings or any direct or indirect parent of Holdings (to the extent solely attributable to ownership of Holdings), to the extent permitted to be paid pursuant to this Agreement,

(x)

[reserved],

(xi)

[reserved],

(xii)

[reserved],

(xiii)

payments made in connection with Hedging Agreements, and

(xiv)

cash fees, costs and expenses relating to the Loans and the Transactions (including expenses related to the change of control of the Credit Parties pursuant to the Acquisition Agreement) (other than the Deferred Purchase Price or any fees and expenses funded with the proceeds of the Loans or other long-term Indebtedness (other than revolving credit loans) or equity issuances).

For purposes of calculating reductions or increases to Consolidated Working Capital as provided above in any relevant period during which a Permitted Acquisition or other Investment pursuant to Section 10.05(u) that constitutes an acquisition occurs, the Consolidated Working Capital of the applicable Acquired Entity shall be included in such calculation only from and after the date of the consummation of such Permitted Acquisition or other Investment pursuant to Section 10.05(u) that constitutes an acquisition, as applicable. For the avoidance of doubt, Consolidated Excess Cash Flow shall exclude the portion of Consolidated Excess Cash Flow that is attributable to any company or line of business acquired pursuant to a Permitted Acquisition or other Investment pursuant to Section 10.05(u) that constitutes an acquisition permitted hereunder and that accrues prior to the closing date of the applicable Permitted Acquisition or other Investment pursuant to Section 10.05(u) that constitutes an acquisition permitted hereunder.

“Consolidated Interest Expense” shall mean, for any specified period, for Holdings and its Subsidiaries, determined on a consolidated basis in accordance with the Accounting Principles, the sum of: (a)  all interest, premium payments, debt discount, fees, charges and related expenses in respect of Indebtedness for borrowed money (including, without limitation, the interest component of any payments in respect of Capitalized Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period), in each case, to the extent treated as interest in accordance with the Accounting Principles, plus (b) commissions, discounts and other fees and charges owed by Holdings or any of its Subsidiaries in respect of letters of credit securing financial obligations and bankers’ acceptance financings, plus (c) the net amount payable (or minus the net amount receivable) in respect of Hedging Obligations relating to interest during such period but excluding unrealized gains and losses with respect to any such Hedging Obligations.

“Consolidated Liquidity” means, at any time of determination, an amount determined for Holdings and its Subsidiaries on a consolidated basis equal to the amount of Qualified Cash of Holdings and its Subsidiaries.

“Consolidated Net Income” shall mean, for any period, the net income (or loss) of Holdings and its Subsidiaries determined on a consolidated basis for such period; provided that, without duplication:

(i)

the cumulative effect of a change in accounting principles shall be excluded;

(ii)

the net after-tax effect of gains, losses, charges and expenses attributable to disposed, discontinued, closed or abandoned operations shall be excluded;

(iii)

the net income or loss attributable to the early extinguishment or conversion of Indebtedness and the termination of associated Hedging Agreements or other derivative instruments (including deferred financing expenses written off and premiums paid) shall be excluded;

(iv)

the effects of adjustments (including the effects of such adjustments pushed down to the Borrower and its Subsidiaries) in any line item in such person’s consolidated financial statements pursuant to the Accounting Principles resulting from the application of purchase accounting, as the case may be, in connection with any acquisition or any joint venture investments or the amortization or write off of any amounts thereof, net of taxes, shall be excluded;

(v)

non-cash compensation charges and expenses, including any such charges and expenses arising from grants of stock appreciation or similar rights, phantom equity, stock options, restricted stock, deferred stock or other rights or equity incentive programs, awards under a deferred compensation plan, long-term incentive plan or any other management or employee benefit plan or agreement, and non-cash deemed finance charges in respect of any pension liabilities or other provisions shall be excluded; provided that the amounts set forth in this clause (v) (together with the amounts set forth in clause (xi) below) shall not be excluded to the extent such amounts exceed $5,000,000 in the aggregate for the applicable Test Period;

(vi)

(x) charges and expenses pursuant to any management equity plan, deferred compensation plan, long-term incentive plan or stock option plan or any other management or employee benefit plan or agreement, any stock subscription or shareholder agreement and (y) charges, expenses, accruals and reserves in connection with the rollover, acceleration or payout of equity interests held by management of the Borrower or any of its Subsidiaries, in the case of each of (x) and (y) above, to the extent that (in the case of any cash charges and expenses) such charges, expenses, accruals and reserves are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of equity interests (other than mutually agreed upon disqualified stock) of the Borrower or any direct or indirect parent of the Borrower shall be excluded;

(vii)

to the extent covered by insurance (including business interruption insurance) and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that (i)  such coverage is not denied by the applicable carrier or indemnifying party in writing within 365 days and (ii) such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within 365 days), losses, charges, expenses, accruals and reserves with respect to liability or casualty events or business interruption shall be excluded;

(viii)

(x) non-cash or unrealized gains or losses in respect of obligations under Hedging Agreements or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of obligations under hedge agreements, and (y) gains or losses resulting from unrealized currency translation gains or losses related to currency re-measurements of indebtedness (including gains or losses resulting from (A) Hedging Agreements for currency exchange risk and (B) intercompany indebtedness) shall be excluded;

(ix)

any expenses or charges to the extent paid by a third party that is not a Subsidiary on behalf of the Borrower or a Subsidiary (and not required to be reimbursed), and any gain resulting from such payment, shall be excluded;

(x)

any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any investment, Permitted Acquisition or any sale, conveyance, transfer or other disposition of assets permitted under the Credit Facility, to the extent actually reimbursed, or, so long as the Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 day period), shall be excluded; and

(xi)

charges, expenses accruals and reserves pursuant to or in connection with any management or employee benefit plan or agreement in which the awards thereunder are based or derived from the value of the equity or business of the Borrower (including the rollover, acceleration, settlement or payout of such awards) held by management of the Borrower or any of its Subsidiaries shall be excluded provided that the amounts set forth in this clause (xi) (together with the amounts set forth in clause (v) above) shall not be excluded to the extent such amounts exceed $5,000,000 in the aggregate for the applicable Test Period.

“Consolidated Total Debt” shall mean, as of any date of determination, for any Person, the outstanding principal amount of all Funded Debt as of such date.

“Consolidated Working Capital” shall mean, as of any date of determination, the difference of (a) Current Assets less (b) Current Liabilities.

“Contingent Liability” shall mean, for any Person, any agreement, undertaking or arrangement by which such Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the Capital Stock of any other Person. The amount of any Person’s obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be (x) the outstanding principal amount of the debt, obligation or other liability guaranteed thereby or (y) if such Contingent Liability is secured by a Lien on any assets of such Person, the lesser of (A) the amount of the Indebtedness secured by such Lien and (B) the value of the assets subject to such Lien.

“Contractual Obligation” shall mean, as to any Person, any obligation of such Person under any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound other than the Obligations.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Control Agreement” shall mean a “springing” control agreement, in form and substance reasonably satisfactory to Collateral Agent, executed and delivered by the applicable Credit Party, Collateral Agent, and the applicable securities intermediary or bank, which agreement is sufficient to give Collateral Agent “control” over each of such Credit Party’s securities accounts, deposit accounts or investment property, as the case may be, maintained by a branch office or bank located within the U.S.

“Controlled Affiliates” shall mean, with respect to any Person, Affiliates of such Person who are directly or indirectly, under the Control of, or controlling, such Person. Notwithstanding anything herein to the contrary, none of SoftBank Group Corp. or its Affiliates that are not controlled, directly or indirectly, by Fortress Investment Group LLC, shall be deemed to be Affiliates of the Collateral Agent or of Fortress Credit Corp.

“Cost Savings” shall have the meaning set forth in the definition of the term “Consolidated EBITDA”.

“COVID-19 Proceeds” shall mean, with respect to any compensation arrangement or scheme initiated in connection with COVID-19 by any Governmental Authority, the amount of any proceeds received or to which there is a right to receive, by any Credit Party or any of their respective Subsidiaries in cash in connection with such compensation scheme.

“Credit Documents” shall mean this Agreement, the Guarantee Agreement, the Intercompany Subordination Agreement, the Security Documents, any Notes issued by the Borrower hereunder, and any other agreement entered into now, or in the future, by any Credit Party, on the one hand, and any Agent or Lender, on the other hand, in connection with and related to the financing transactions contemplated by this Agreement or which states that it is a “Credit Document”.

“Credit Extension” shall mean and include the making (but not the conversion or continuation) of a Loan.

“Credit Facility” shall mean the Term Loan Facility.

“Credit Party” shall mean Holdings, the Borrower, each of the Guarantors and each other Person that becomes a Credit Party hereafter pursuant to the execution of joinder documents.

“Current Assets” shall mean amounts (other than, to the extent otherwise included in Current Assets (i) cash, (ii) Cash Equivalents, (iii) deferred tax assets, (iv) deferred commissions, (v) deferred signing credits, and (vi) effects of purchase accounting adjustments) that would, in conformity with Accounting Principles, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of Holdings and its Subsidiaries at such date.

“Current Liabilities” shall mean the sum of all amounts that would, in conformity with Accounting Principles, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of Holdings and its Subsidiaries on such date, excluding, without duplication, to the extent otherwise included in Current Liabilities, (a) the current portion of Indebtedness, (b) the current portion of interest (including accrued interest expense and interest expenses payable), (c) deferred tax liabilities, (d) accruals for Capitalized Leases, (e) the effects of any purchase accounting adjustments and (f) accruals for Earn-Outs.

“Default” shall mean any event, act or condition that with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean, subject to any Lender that, as determined by the Required Lenders, (a) has failed to (i) fund any portion of the Term Loans when required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) has not been satisfied), (c) has failed, within two (2) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing in a manner satisfactory to the Administrative Agent that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a bankruptcy or insolvency proceeding, (ii) had a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error.

“Deferred Purchase Price” means the Purchaser’s obligation to pay the Deferred Amount (as defined in the Acquisition Agreement) pursuant to the terms and conditions of the Acquisition Agreement.

“Disposition” shall mean, with respect to any Person, any sale, exclusive license, abandonment, transfer, lease (as lessor), contribution or other conveyance (including by way of merger, consolidation, division, liquidation, or distribution) of, or the granting of options, warrants or other rights to, any of such Person’s or their respective Subsidiaries’ assets (including Accounts Receivable and Capital Stock of Subsidiaries) to any other Person in a single transaction or series of transactions.

“Disqualified Capital Stock” shall mean any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable) or upon the happening of any event or condition, (a) matures or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise (except as a result of a Change of Control or asset sale or casualty event so long as any rights of the holders thereof upon the occurrence of a Change of Control or asset sale or casualty event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable (other than contingent indemnification obligations for which demand has not been made) and the termination of the Total Commitments, or the refinancing thereof), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Capital Stock) (except as a result of a Change of Control or asset sale so long as any rights of the holders thereof upon the occurrence of a Change of Control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable (other than contingent indemnification obligations for which demand has not been made) and the termination of the Total Commitments or the refinancing thereof), in whole or in part, (c) provides for the scheduled payment of dividends in cash or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Stock, in each case, prior to the date that is ninety-one (91) days after the Term Loan Commitment Expiration Date; provided, that if such Capital Stock is issued pursuant to a plan for the benefit of employees of Holdings or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by Holdings or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“Domestic Credit Party” means a Credit Party that is neither a Foreign Subsidiary nor an Excluded Subsidiary.

“Domestic Subsidiary” means any Subsidiary that is incorporated or organized under the laws of a State within the U.S. or the District of Columbia.

“Early Opt-in Election” means the occurrence of: (1) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.12, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBOR Rate, and (2) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

“Earn-Outs” shall mean any obligations of any Credit Party to pay any earn-out or other contingent payment amounts constituting the payment of deferred purchase price with respect to any acquisition of a business (whether through the purchase of assets or Capital Stock or whether by merger. consolidation or amalgamation) and any other similar arrangements.

“ECF Payment Date” shall have the meaning set forth in Section 5.02(a).

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by the Credit Parties (a) in the ordinary course of such Person’s business or (b) as required in connection with a financing transaction or an acquisition or disposition of real estate) or proceedings resulting from, arising under or relating in any way to any Environmental Law (“Claims”), including, but not limited to, (i) any Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial, investigatory, monitoring or other actions or damages pursuant to any applicable Environmental Law, (ii) any Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the release or threatened release of Hazardous Materials or arising from alleged injury or threat of injury from the release or threatened release of Hazardous Materials, and (iii) any Claims relating to any violation of, or liability under, any Environmental Law.

“Environmental Law” shall mean any applicable federal, state, foreign or local Applicable Law, statute, law, rule, regulation, ordinance, code, permit and rule of common law whenever in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, in each case relating to pollution, human, worker or ecological health or safety (including with respect to exposure to Hazardous Materials), or the protection of the environment.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) that, together with any Credit Party or a Subsidiary thereof is treated as a “single employer” within the meaning of Section 414(b) or (c) of the Code or, solely for purposes of Sections 302 and 303 of ERISA and Sections 412 and 430 of the Code, within the meaning of Sections 414(b), (c), (m) or (o) of the Code.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall have the meaning set forth in Section 11.01.

“Excluded Account” shall have the meaning set forth in Section 9.13(a).

“Excluded Subsidiary” shall mean any Subsidiary that is (a) prohibited by Applicable Law, rule or regulation from guaranteeing the Obligations or would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee unless such consent, approval or licensor authorization has been received, (b) a joint venture, to the extent a guaranty is prohibited by such joint venture’s organizational documents, (c) prohibited by contractual obligation and listed on Schedule 8.13 hereto, or (d) excluded to the extent the Agents and Borrower mutually determine the cost, burden, difficulty and/or consequence of obtaining a guaranty or security interest with respect thereto outweigh the benefit to the Lenders.

“Excluded Swap Obligation” shall mean, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or otherwise becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (a) at the time any transaction is entered into under a Hedging Agreement or (b) with respect to any transactions outstanding under any Hedging Agreements at the time such Guarantor becomes a Guarantor under the Credit Documents, at such time. Notwithstanding the foregoing, at the time any Guarantor becomes an “eligible contract participant” as such term is defined in the Commodity Exchange Act, the Obligations of such Guarantor shall include, without limitation, any transaction entered into under any Swap Obligation and any transactions outstanding under any Swap Obligations, so long as the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is not or does not become illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof).

“Excluded Taxes” shall mean any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) net income, franchise or branch profits Taxes, in each case (i) imposed by the jurisdiction under the laws of which such Recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any U.S. federal withholding tax that is imposed on amounts payable to, or for the account of, such Lender pursuant to a law in effect at the time such Lender becomes a party to this Agreement or designates a new lending office, other than pursuant to an assignment request by the Borrower or if such designation was at the request of the Borrower, and other than to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such Taxes pursuant to Section 5.04, (c) Taxes imposed by reason of the failure of such Recipient to comply with its obligations under Section 5.04(b), and (d) any U.S. withholding taxes imposed under FATCA.

“Excluded Transferee” shall mean (i) any Persons that are specifically identified in writing by the Borrower to the Administrative Agent, on or prior to the Closing Date that are competitors of Target or its Subsidiaries or otherwise reasonably acceptable to Fortress and (ii) any Subsidiary or Affiliates of such Persons referenced in clause (i) hereof (other than their financial investors that are not operating companies and other than any Affiliate that is a Bona Fide Lending Affiliate) that are reasonably identifiable on the basis of such Subsidiary’s or Affiliate’s name; provided, that, such designations in clause (ii) hereof shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans but upon the effectiveness of any such designation, any such party may not acquire any additional Commitments, Loans or participations.

“Extraordinary Receipts” means any cash received by or paid for the account of Holdings or any of its Subsidiaries outside of the ordinary course of such Person’s business consisting of the following (in each case, net of customary collection expenses thereof not payable to a Credit Party or Subsidiary thereof and reasonable out-of-pocket expenses of such Subsidiary relating to the receipt of such proceeds (including, without limitation, any legal or other professional fees)): (a) foreign, United States, state or local tax refunds (other than (i) tax refunds automatically applied by the applicable Governmental Authority to future tax payments, (ii) tax refunds received in the ordinary course of business in respect of overpayments of estimated taxes for the tax year in which such refunds are received or the immediately preceding tax year and (iii) tax refunds required to be paid to the Seller pursuant to section 8.07 of the Acquisition Agreement), (b) pension plan reversions, (c) proceeds of insurance but excluding (i) any insurance proceeds arising from a Casualty Event and (ii) any business interruption insurance proceeds, (d) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action (other than to the extent such proceeds are (i) payable to a Person that is not an Affiliate of Holdings or any of its Subsidiaries, (ii) received by any Credit Party as reimbursement for any costs previously incurred or any payment previously made by such Person to a Person that is not an Affiliate of Holdings or any of its Subsidiaries or (iii) used by any Credit Party to remedy the actual loss or damages (if any) giving rise to such proceeds), (e) indemnity payments (other than to the extent such indemnity payments are (i) payable to a Person that is not an Affiliate of Holdings or any of its Subsidiaries, (ii) received by any Credit Party as reimbursement for any costs previously incurred or any payment previously made by such Person to a Person that is not an Affiliate of Holdings or any of its Subsidiaries or (iii) used by any Credit Party to remedy the actual loss or damages (if any) giving rise to such proceeds), (f) any purchase price adjustment (other than working capital adjustments) received in connection with any purchase agreement, and (g) any similar claims as the foregoing; provided, however, that “Extraordinary Receipts” shall not include proceeds subject to repayment under Sections 5.02(a)(i), 5.02(a)(ii), 5.02(a)(iii), 5.02(a)(v), 5.02(a)(vi) and 5.02(a)(vii) and shall not include any COVID-19 Proceeds.

“FATCA” shall mean Code Sections 1471 through 1474 (as of the date of this Agreement, or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations or guidance thereof, any applicable agreements entered into pursuant to Code Section 1471(b)(1), any applicable intergovernmental agreement with respect to the implementation of the foregoing, and any fiscal or regulatory legislation, rules or official administrative practices to the extent adopted pursuant to any intergovernmental agreement or treaties and entered into in connection with the implementation of such Code Sections.

“Federal Funds Rate” shall mean, for any day, a fluctuating interest rate per annum equal to: (a) the highest rate on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next succeeding Business Day) by the Federal Reserve Bank of New York online at https://www.federalreserve.gov/monetarypolicy/openmarket.htm; or (b) if such rate is not so published for any day which is a Business Day, the highest of the quotations for such day on such transactions received by the Administrative Agent out of three (3) federal funds brokers of recognized standing reasonably selected by it.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Fee Letter” means that certain Fee Letter, dated as of March 6, 2020 (as amended, restated, supplemented or otherwise modified from time to time), between Fortress Credit Corp., for itself and/or as agent on behalf of one or more funds or accounts managed by affiliates of Fortress Credit Corp., and the Borrower.

“Fees” shall mean all amounts payable pursuant to, or referred to in, Section 4.01.

“Financial Covenant or Financial Reporting Event of Default” shall mean any Event of Default arising under Section 11.01(c) (solely with respect to a breach under Section 10.12) or Section 11.01(d) (solely with respect to a failure to comply with Section 9.01(a), 9.01(b), 9.01(c), 9.01(d), 9.01(e)(i) or 9.01(e)(iii) (after giving effect to any grace periods provided for in Section 11.01(d)).

“Financial Performance Covenant” shall mean the covenant set forth in Section 10.12.

“FINRA” shall mean the Financial Industry Regulatory Authority Inc. and any successor thereto.

“Foreign Credit Party” means a Credit Party that is neither a Domestic Subsidiary nor an Excluded Subsidiary.

“Foreign Subsidiary” shall mean any direct or indirect Subsidiary of the Borrower that is organized under the Applicable Laws of any jurisdiction other than the United States, any state thereof, or the District of Columbia.

“Fortress” shall mean Fortress Credit Corp., on behalf of itself and/or as agent on behalf of one or more controlled investment affiliates or assignees

“Funded Debt” shall mean, as of any date of determination, all then outstanding Indebtedness of Holdings, the Borrower and its Subsidiaries, on a consolidated basis (without duplication), of the type described in clauses (a), (b) (with respect to letters of credit, all drawn amounts thereunder constituting outstanding obligations with respect thereto), (c) (solely with respect to Indebtedness secured by the assets of Holdings, Borrower and its Subsidiaries), (d) (solely with respect to Indebtedness evidencing the purchase price of newly acquired property or incurred to finance the acquisition of equipment of such Credit Party and its Subsidiaries (pursuant to purchase money mortgages or otherwise, whether owed to the seller or third party) or to construct or improve any fixed or capital assets of any Credit Party and its Subsidiaries), (f), (g), and (i) of the defined term “Indebtedness” together with any Guarantee Obligations of Holdings, the Borrower and its Subsidiaries in respect of any of the foregoing provided that Funded Debt shall not include (x) any portion of Funded Debt of any partnership or joint venture in which Holdings, the Borrower or a Subsidiary is a general partner that is expressly made non-recourse to Holdings, the Borrower or such Subsidiary or (y) the undrawn portion of any letters of credit which are not then due and payable or the unfunded amount under any surety bond or similar instrument.

“GAAP” shall mean generally accepted accounting principles in the United States of America, as in effect from time to time; provided, that if at any time any change in GAAP would affect the computation of any financial ratio, covenant or other requirement set forth in any Credit Document, and the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to preserve the original intent thereof in light of such change in GAAP (or if any Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then (i)  the Agents, the Lenders and the Credit Parties shall negotiate in good faith to effect such amendment and (ii) such provision shall be interpreted (and such ratio or requirement shall continue to be computed) on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Governmental Authority” shall mean the government of the United States, any foreign country or any multinational authority, or any state, commonwealth, protectorate or political subdivision thereof, and any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including FINRA, the SEC, the PBGC and other quasi-governmental entities established to perform such functions.

“Group” shall have the meaning set forth in the definition of the term “Acquisition Agreement”.

“Group Members” shall mean the collective reference to Holdings and each of its Subsidiaries.

“Guarantee Agreement” shall mean the Guarantee Agreement, dated as of the Closing Date, executed and delivered by each Guarantor in favor of the Administrative Agent and the Collateral Agent for the benefit of the Secured Parties, as amended, restated, supplemented or otherwise modified from time to time, and in form and substance reasonably satisfactory to the Collateral Agent and the Administrative Agent.

“Guarantee Obligations” shall mean, as to any Person, any Contingent Liability of such Person or other obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, that the term “Guarantee Obligations” shall not include (x) endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than with respect to Indebtedness) or (y) Excluded Swap Obligations. The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Guarantors” shall mean (a) Holdings, (b) each Subsidiary (other than an Excluded Subsidiary) on the Closing Date and (c) each Person (in each case, other than any Excluded Subsidiary) that becomes a party to the Guarantee Agreement after the Closing Date pursuant to Section 9.09.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos, urea formaldehyde foam insulation, per and polyfluoroalkyl substances, polychlorinated biphenyls, noise, odor, mold and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, or “pollutants”, or words of similar import, under any applicable Environmental Law; and (c) any other chemical, contaminant, pollution, material, waste or substance, which is prohibited, limited or regulated by, or for which liability or standards of conduct may be imposed under, any Environmental Law.

“Hedging Agreement” shall mean (a) any and all agreements and documents not entered into for speculative purposes that provide for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging exposure to fluctuations in interest or exchange rates, loan, credit exchange, security, or currency valuations or commodity prices, and (b) any and all agreements and documents (and the related confirmations) entered into in connection with any transactions of any kind, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person on a marked-to-market basis under Hedging Agreements.

“Historical Financial Statements” shall mean (a) the audited consolidated balance sheet of the Target and its Subsidiaries for the fiscal year ended December 31, 2018 and the related consolidated statements of operations and comprehensive income and loss, consolidated statements of changes in equity, consolidated statements of cash flows for the fiscal year then ended, (b) unaudited consolidated balance sheet of the Target and its Subsidiaries as of April 31, 2020 and the related consolidated statement of operations and comprehensive income and loss, consolidated statement of changes in equity, consolidated statement of cash flows for the four (4) months then ended and (c) an audited consolidated balance sheet of the Target and its Subsidiaries as of December 31, 2019, and the related consolidated statements of operations and comprehensive income and loss, consolidated statements of changes in equity, consolidated statements of cash flows for the fiscal year then ended.

“Holdings” shall have the meaning set forth in the recitals to this Agreement.

“Indebtedness” shall mean, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with the Accounting Principles:

(a)

all indebtedness of such Person for borrowed money and purchase money indebtedness, and all other indebtedness of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b)

the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all obligations of such Person arising under letters of credit (including standby and commercial), of bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;

(c)

net Hedging Obligations of such Person;

(d)

all obligations of such Person to pay the deferred purchase price of property or services (other than ordinary course trade payables);

(e)

indebtedness of others (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)

all Attributable Indebtedness;

(g)

all obligations of such Person in respect of Disqualified Capital Stock;

(h)

all Guarantee Obligations of such Person in respect of any of the foregoing; and

(i)

any Earn-Out, seller note or purchase price adjustment obligation with respect to (x) a Permitted Acquisition, (y) a permitted Investment or (z) any acquisition consummated on or prior to the Closing Date (including the Acquisition), in each case (other than any seller note or seller financing), only when such obligation shall become earned and due (and not promptly paid);

provided that Indebtedness shall not include (i) prepaid or deferred revenue arising in the ordinary course of business, (ii) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy warranties or other unperformed obligations of the seller of such asset, (iii) endorsements of checks or drafts arising in the ordinary course of business, (iv) preferred Capital Stock to the extent not constituting Disqualified Capital Stock, (v) trade accounts payable and other accrued expenses, in each case, incurred in the ordinary course of business other than to the extent more than sixty (60) days past due, (vi) any Earn-Out or purchase price adjustment obligation with respect to (x) a Permitted Acquisition, (y) a permitted Investment or (z) any acquisition consummated on or prior to the Closing Date (including the Acquisition), in each case, until such obligation shall become earned and due and not promptly paid or (vii) deferred compensation payable to directors, officers or employees of any Group Member.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company or equivalent entity) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would be included in the calculation of Consolidated Total Debt. The amount of any net Hedging Obligations on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) above shall be deemed to be equal to the lesser of (x) the aggregate unpaid amount of such Indebtedness and (y) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“indemnified liabilities” shall have the meaning set forth in Section 13.05.

“Indemnified Parties” shall have the meaning set forth in Section 13.05.

“Index Rate” shall mean, for any day, a floating rate equal to the greater of (a) the higher of (i) the Prime Rate in effect on such date (or, if The Wall Street Journal ceases quoting a Prime Rate of the type described, either (A) the per annum rate quoted as the base rate on such corporate loans in a different national publication as reasonably selected by the Administrative Agent or (B) the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled “Selected Interest Rates” as the bank prime loan rate or its equivalent), and (ii) the Federal Funds Rate in effect on such day, provided that the Federal Funds Rate shall not be less 0.00%, plus ½ of 1%, and (b) the LIBOR Rate on such date for a LIBOR Period of one month plus 1.00% per annum. Changes in the rate of interest on that portion of any Loans maintained as Index Rate Loans will take effect one Business Day following each change in the Index Rate.

“Index Rate Loan” shall mean each Loan bearing interest at the Index Rate, as provided in Section 2.08(a).

“Intellectual Property” shall have the meaning set forth in the Security Pledge Agreement.

“Intercompany Subordination Agreement” shall mean the Intercompany Subordination Agreement in the form attached hereto as Exhibit K, executed and delivered by each Credit Party, each of their respective Subsidiaries from time to time party thereto, the Administrative Agent and the Collateral Agent, as amended, restated, supplemented or otherwise modified from time to time, and in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.

“Interpolated Rate” means, at any time, for any interest period, the greater of (i) the rate per annum (rounded to the same number of decimal places as the Published LIBOR Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the Published LIBOR Rate for the longest period (for which the Published LIBOR Rate is available) that is shorter than the Impacted Interest Period; and (b) the Published LIBOR Rate for the shortest period (for which the Published LIBOR Rate is available) that exceeds the Impacted Interest Period, in each case, at such time and (ii) 1.50%.

“Investment” shall mean, relative to any Person, (a) any loan, advance or extension of credit made by such Person to any other Person, including the purchase by such first Person of any bonds, notes, debentures or other debt securities of any such other Person; (b) Contingent Liabilities in respect of obligations of any other Person; and (c) any Capital Stock or other investment held by such Person in any other Person.

“Junior Indebtedness” shall mean Indebtedness which is (a) unsecured or (b) Subordinated Indebtedness or secured only by Collateral on a junior lien basis to the liens securing the Obligations.

“Lender” shall have the meaning set forth in the preamble to this Agreement.

“LIBOR Period” shall mean, with respect to any LIBOR Rate Loan, the interest period applicable thereto, as determined pursuant to Section 2.09.

“LIBOR Rate” shall mean, with respect to any LIBOR Rate Loan for any LIBOR Period, a rate for eurodollar deposits for a period equal to 1, 2, 3, 6, or, if offered by all relevant affected Lenders, 12 months or a shorter period (as selected by the Borrower) appearing on Reuters Screen LIBOR01 Page (or otherwise on the Reuters screen) (the “Published LIBOR Rate”) (as adjusted for statutory reserve requirements for eurocurrency liabilities); provided that if the Published LIBOR Rate shall not be available at such time for such interest period (an “Impacted Interest Period”) then the Published LIBOR Rate shall be the Interpolated Rate; provided further that the LIBOR Rate shall in no case be less than 1.50%. If the Reuters screen shall no longer report the Published LIBOR Rate, or such interest rates cease to exist, the Administrative Agent and the Collateral Agent shall be permitted to select an alternate service that quotes, or alternate interest rates in accordance with the terms and conditions of Section 2.12.

“LIBOR Rate Loan” shall mean any Term Loan bearing interest at a rate determined by reference to the LIBOR Rate.

“Lien” shall mean any mortgage, pledge, security interest, hypothecation, assignment for collateral purposes, lien (statutory or other) or similar encumbrance, and any easement, right-of-way, license, restriction (including zoning restrictions) or encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof) on title to real property and any financing lease having substantially the same economic effect as any of the foregoing; provided, that in no event shall an operating lease entered into in the ordinary course of business or any precautionary UCC filings made pursuant thereto by an applicable lessor or lessee, be deemed to be a Lien.

“Loan” shall mean, individually, any Term Loan made by any Lender hereunder, and collectively, the Term Loans made by the Lenders hereunder.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Master Agreement” shall have the meaning set forth in the definition of the term “Hedging Agreement”.

“Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, results of operations or financial condition, in each case, of Holdings, the Borrower and its Subsidiaries, taken as a whole, (b) the rights and remedies (taken as a whole) of the Administrative Agent, the Collateral Agent and the Lenders under this Agreement or any of the other Credit Documents or (c) the ability of Holdings, the Borrower and the Guarantors (taken as a whole) to perform their obligations hereunder.

“Maturity Date” shall mean the date that is five (5) years after the Closing Date, or, if such date is not a Business Day, the next succeeding Business Day.

“Minimum Borrowing Amount” shall mean $250,000.

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.

“Mortgage” shall mean a mortgage or a deed of trust, deed to secure debt, trust deed or other security document entered into by any applicable Credit Party and the Collateral Agent for the benefit of the Secured Parties in respect of any Real Property owned by such Credit Party, in such form as agreed between such Credit Party and the Collateral Agent.

“Mortgaged Property” shall mean each parcel of Real Property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 9.12(b).

“Multiemployer Plan” shall mean any multiemployer plan, as defined in Section 4001(a)(3) of ERISA, as to which any Credit Party, Subsidiary of a Credit Party or any ERISA Affiliate has any obligation or liability, contingent or otherwise.

“Net Casualty Proceeds” shall mean, with respect to any Casualty Event, the amount of any insurance proceeds or condemnation awards received by any Credit Party or any of their respective Subsidiaries in cash in connection with such Casualty Event (net of customary collection expenses thereof not payable to a Credit Party or Subsidiary thereof (other than reimbursements of reasonable out-of-pocket expenses of such Subsidiary) (including, without limitation, any legal or other professional fees)), and (a) excluding any proceeds or awards required to be paid to a creditor (other than the Lenders) which holds a first priority Lien permitted by Section 10.02(c) on the property which is the subject of such Casualty Event, (b)  less (i) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by such Credit Party or any of its Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or with respect to any indemnification obligations associated with such transaction (provided however, that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Casualty Proceeds of such Casualty Event occurring on the date of such reduction), and (ii) any Taxes (or, without duplication, Tax Distributions) payable by such Person (utilizing any available losses or deductions) on account of such insurance proceeds or condemnation award, actually paid, assessed or reasonably estimated by such Person (in good faith) to be payable within the next 12 months in cash in connection with such Casualty Event; provided, that if, after the expiration of such 12-month period, the amount of such estimated or assessed Taxes (or Tax Distributions), if any, exceeded the Taxes (or Tax Distributions) actually paid in cash in respect of proceeds from such Casualty Event, the aggregate amount of such excess shall constitute Net Casualty Proceeds under Section 5.02(a)(vii) and be immediately applied to the prepayment of the Obligations pursuant to Section 5.02(a)(viii) and (c) in the case of any such proceeds or awards received by a Subsidiary that is not a Wholly-Owned Subsidiary, excluding the pro rata portion of the proceeds or awards thereof (calculated without regard to this clause (c)) attributable to minority interests and not available for distribution to or for the account of a Group Member that is a Wholly-Owned Subsidiary.

“Net Debt Proceeds” shall mean, with respect to the sale, incurrence or issuance by any Credit Party or any of their respective Subsidiaries of any Indebtedness, the excess of: (a) the gross cash proceeds received by such Credit Party or any of its Subsidiaries from such sale, incurrence or issuance, over (b) all underwriting commissions and legal, investment banking, underwriting, brokerage, accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such sale, incurrence or issuance which have not been paid and are not payable to Subsidiaries of such Credit Party in connection therewith (other than reimbursements of reasonable out-of-pocket expenses of such Subsidiaries).

“Net Disposition Proceeds” shall mean, with respect to any Disposition by any Credit Party or any of their respective Subsidiaries, the excess of: (a) the gross cash proceeds received by such Person from such Disposition, over (b) the sum of: (i) all legal, investment banking, underwriting, brokerage and accounting and other professional fees, sales commissions and disbursements and all other out-of-pocket fees, expenses and charges, in each case actually incurred in connection with such Disposition (including any reasonable and customary amounts paid by any third party and reimbursed by a Credit Party or any of their respective Subsidiaries) which have not been paid and are not payable to Subsidiaries of such Person (other than reimbursements of reasonable out-of-pocket expenses of such Subsidiaries), (ii) all Taxes (or, without duplication, Tax Distributions) payable by such Person on account of proceeds from such Disposition, actually paid, assessed or reasonably estimated by such Person (in good faith) to be payable in cash within the next twelve (12) months in connection with such proceeds after utilizing any available losses or deductions, (iii) the amount of such cash or Cash Equivalents required to repay any Indebtedness which is secured by the assets subject to such Disposition (other than the Obligations), so long as such Indebtedness is permitted under this Agreement and is permitted to be senior to or pari passu with the Obligations in right of payment), (iv) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by such Credit Party or any of its Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or with respect to any indemnification obligations associated with such transaction (provided however, that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Disposition Proceeds of such Disposition occurring on the date of such reduction) and (v) amounts provided as a reserve for liabilities or indemnification payments (fixed or contingent) attributable seller’s indemnities and representations and warranties to purchasers and other retained liabilities in respect of such Disposition undertaken by any Credit Party or any Subsidiary of a Credit Party in connection with such Disposition; provided, that if, after the expiration of the twelve-month period referred to in clause (b)(ii) above, the amount of estimated or assessed Taxes (or Tax Distributions), if any, pursuant to clause (b)(ii) above exceeded the Taxes (or Tax Distributions) actually paid in cash in respect of proceeds from such Disposition, the aggregate amount of such excess shall constitute Net Disposition Proceeds under Section 5.02(a)(iii) and be immediately applied to the prepayment of the Obligations pursuant to Section 5.02(a)(viii); provided, further, that to the extent any amount referred to in clause (b)(iv) above ceases to be so reserved, the amount thereof, if any, pursuant to clause (b)(iv) above shall be deemed to be Net Disposition Proceeds at such time and be immediately applied to the prepayment of the Obligations pursuant to Section 5.02(a)(viii); provided, that in the case of any such proceeds or awards received by a Subsidiary that is not a Wholly-Owned Subsidiary, Net Disposition Proceeds shall exclude the pro rata portion of the proceeds or awards thereof (calculated without regard to this proviso) attributable to minority interests and not available for distribution to or for the account of a Group Member that is a Wholly-Owned Subsidiary.

“Non-Consenting Lender” shall have the meaning set forth in Section 13.07(b).

“Non-Excluded Taxes” shall mean (a) any Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Non-U.S. Lender” shall have the meaning set forth in Section 5.04(b).

“Note” shall mean a promissory note substantially in the form of Exhibit H.

“Notice of Borrowing” shall have the meaning set forth in Section 2.03.

“Notice of Control” shall have the meaning set forth in Section 9.13(b).

“Notice of Conversion or Continuation” shall have the meaning set forth in Section 2.06.

“Obligations” shall mean (a) with respect to the Borrower, all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of the Borrower arising under or in connection with any Credit Document, including all fees and premiums (including any Applicable Prepayment Premium) payable under any Credit Document and the principal of and interest (including interest accruing during the pendency of any proceeding of the type described in Section 11.01(h), whether or not allowed in such proceeding) on the Loans and (b) with respect to each Credit Party other than the Borrower, all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of such Credit Party arising under or in connection with any Credit Document; provided, however, that for purposes of the Security Documents, the Guarantee Agreement and each other guarantee agreement or other instrument or document executed and delivered pursuant to Sections 9.09, 9.10, 9.11 or 9.12, pursuant to any of the Security Documents, or otherwise to guarantee any of the Obligations, the term “Obligations” shall not, as to any Guarantor, include any Excluded Swap Obligations of such Guarantor.

“Organization Documents” shall mean, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Currency” shall have the meaning set forth in Section 13.25(a).

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Currency” shall have the meaning set forth in Section 13.25(a).

“Other Taxes” shall mean any and all present or future stamp or documentary, intangible, recording, court, filing or similar Taxes arising from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to a request by Borrower).

“Owned IP” means all of the Intellectual Property owned, or purported to be owned, by a Credit Party or any Subsidiary of a Credit Party.

“Participant” shall have the meaning set forth in Section 13.06(c)(i).

“Participant Register” shall have the meaning set forth in Section 13.06(c)(ii).

“Patriot Act” shall have the meaning set forth in Section 13.20.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Pension Plan” shall mean any single-employer plan, as defined in Section 4001(a)(15) of ERISA, and subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, that is sponsored, maintained or contributed to by any Credit Party, Subsidiary of a Credit Party or an ERISA Affiliate or in respect of which any Credit Party, Subsidiary of a Credit Party or an ERISA Affiliate has any obligation or liability, contingent or otherwise.

“Permitted Acquisition” shall mean a Purchase which:

(a)

has been consented to in writing by the Required Lenders; or

(b)

meets the following conditions:

(i)

both before and immediately after giving effect to such Purchase, no Event of Default shall have occurred and be continuing;

(ii)

such Purchase is consensual and approved by the board of directors and/or shareholders of the target and the applicable Borrower or Subsidiary;

(iii)

the Borrower shall deliver to the Administrative Agent a third party quality of earnings report if the Consolidated EBITDA attributable to the target is more than $2,000,000; provided, that, if a quality of earnings report is otherwise received or generated internally by the Sponsor or any Credit Party, such quality of earnings report shall be delivered to the Administrative Agent regardless of the target’s EBITDA);

(iv)

the Consolidated EBITDA of the target shall be positive, other than with respect to Purchases with an aggregate Total Consideration that do not exceed $5,000,000 during the term of the Term Loan Facility;

(v)

at least five (5) days prior to the date on which any such Purchase is to be consummated, the Borrower shall deliver to the Administrative Agent, on behalf of the Lenders (i) a description of the proposed Purchase, (ii) to the extent available, a due diligence package (including other customary third party reports that are permitted to be shared), (iii) a current draft of the acquisition agreement (together with exhibits and schedules thereto and, to the extent required in the acquisition agreement, all required regulatory and third party approvals and copies of environmental assessments, if any) for such intended Purchase and (iv) such additional information regarding the target of the proposed acquisition as reasonably requested by any Agent;

(vi)

the Borrower shall deliver to the Administrative Agent at or prior to closing of such Purchase the final acquisition documents and a certificate duly completed and executed by an Authorized Officer of the Borrower certifying satisfaction of the requirements hereof for such Purchase;

(vii)

the Credit Parties shall be in compliance with the Financial Performance Covenant on a Pro Forma Basis;

(viii)

any acquired Person and its Subsidiaries shall be required to become Credit Parties hereunder and under the other applicable Credit Documents pursuant to one or more joinder agreements in form reasonably satisfactory to the Agents and otherwise comply with its obligations under Section 9.09 hereof within the timeframes set forth therein; provided, that this clause (viii) shall not apply with respect to Persons (or their assets) and their respective Subsidiaries that are not required to become Credit Parties (or assets with respect to which the Collateral Agent does not receive a security interest) pursuant to Section 9.09 hereof; and

(ix)

the acquisition of such Person and its Subsidiaries would not cause the Credit Parties to breach the covenant contained in Section 10.11.

“Permitted Liens” shall have the meaning set forth in Section 10.02.

“Permitted Refinancing” shall mean a refinancing, replacement, renewal, restatement, extension or exchange of Indebtedness that:

(a)

has an aggregate outstanding principal amount not greater than the aggregate principal amount of the Indebtedness being refinanced, replaced, renewed, restated, extended or exchanged, except by an amount equal to the unpaid accrued interest and premium thereon, defeasance costs and other reasonable amounts paid and fees and expenses incurred in connection therewith;

(b)

has a weighted average life to maturity (measured as of the date of such refinancing or extension) and maturity no shorter than that of the Indebtedness being refinanced, replaced, renewed, restated, extended or exchanged; provided that this clause (b) shall not apply to a refinancing of purchase money Indebtedness and Capitalized Lease Obligations; provided further that if such purchase money Indebtedness or Capitalized Lease Obligations has a maturity date (measured as of the date immediately before such refinancing) after the Maturity Date, the maturity date after such refinancing shall not be shortened to a date before the Maturity Date;

(c)

is not entered into as part of a Sale and Lease-Back Transaction;

(d)

is not secured by a Lien on any assets other than the collateral securing the Indebtedness being refinanced, replaced, renewed, restated, extended or exchanged;

(e)

the obligors of which are the same as the obligors of the Indebtedness being refinanced, replaced, renewed, restated, extended or exchanged, except that any Credit Party may be an obligor thereof if otherwise permitted by this Agreement;

(f)

is payment and/or lien subordinated to the Obligations at least to the same extent and in the same manner as the Indebtedness being refinanced, replaced, renewed, restated, extended or exchanged; and

(g)

is otherwise on terms no less favorable to the Credit Parties and their Subsidiaries, taken as a whole, than those of the Indebtedness being refinanced, replaced, renewed, restated, extended or exchanged.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any Governmental Authority.

“Personal Information” shall mean all data or other information (including protected health information) that, alone or in combination with other information, relates to one or more individuals that is personally identifiable (i.e., data that identifies an individual or, in combination with any other information or data available to or held by a Credit Party, is capable of identifying an individual) or that allows the contact with, relation to, description of, or is capable of being associated with, or could reasonably be linked, directly or indirectly with, an individual or is capable of identifying a specific individual.

“Plan” shall mean each employee benefit plan within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, that is sponsored, maintained or contributed to by a Credit Party, Subsidiary of a Credit Party or an ERISA Affiliate (but excluding any Multiemployer Plan).

“Platform” shall mean Intralinks, SyndTrak Online or any other similar electronic distribution system.

“Pledged Stock” shall have the meaning set forth in the Security Pledge Agreement.

“Prepayment Event” shall mean (a) any voluntary prepayment of all or any part of the initial principal balance of any Term Loan pursuant to Section 5.01(a), (b) the mandatory prepayment of all or any part of the principal balance of any Term Loan pursuant to Section 5.02(a)(ii), (c) the mandatory prepayment of all or any part of the principal balance of any Term Loan pursuant to Section 5.02(a)(iii), Section 5.02(a)(iv), Section 5.02(a)(v), Section 5.02(a)(vi) and Section 5.02(a)(vii), (d) any acceleration of the Term Loans (before or after an Event of Default, insolvency event or otherwise) and (e) any Repricing Transaction or replacement of a Lender pursuant to Section 13.07; provided, that, and for the avoidance of doubt, any mandatory prepayment of all or any part of the principal balance of any Term Loan pursuant to Section 5.02(a)(i) shall not be considered a “Prepayment Event.”

“Prime Rate” shall mean a variable per annum rate, as of any date of determination, equal to the rate as of such date published in the “Money Rates” section of The Wall Street Journal as being the “Prime Rate” (or, if more than one rate is published as the Prime Rate, then the highest of such rates). The Prime Rate will change as of the date of publication in The Wall Street Journal of a Prime Rate that is different from that published on the preceding Business Day. In the event that The Wall Street Journal shall, for any reason, fail or cease to publish the Prime Rate, the Agents shall choose a reasonably comparable index or source to use as the basis for the Prime Rate.

“Privacy and Security Laws” means all Applicable Laws relating to the processing, access, collection, use, storage, distribution, disposal, transfer, disclosure, security and sharing of Personal Information, data security, cyber security, privacy, marketing, text messaging, sales and e-commerce, including without limitation, the Regulation (EU) 2016/679 of the European Parliament and of the Council (the General Data Protection Regulation) and any laws of a member state of the European Economic Area supplementing said regulation, the EU Directive 2002/58/EC on electronic communication as amended by EU Directive 2009/136/EC and as implemented by European Union member state law, the Health Insurance Portability and Accountability Act of 1996, Title II Subtitle F, Section s 261-264, Public Law 104-191 and the Health Information Technology for Economic and Clinical Health Act, as amended, the Gramm-Leach- Bliley Act of 1999, 15 U.S.C. 6801 et seq., the Fair Credit Reporting Act, 15 U.S.C. 1681 et seq. (including the Fair and Accurate Credit Transactions Act of 2003), the U.S. CAN-SPAM Act, the U.S. Telephone Consumer Protection Act, the U.S. Telemarketing and Consumer Fraud and Abuse Prevention Act, Children’s Online Privacy Protection Act, California Consumer Privacy Act of 2018, state Social Security number protection Laws, state data breach notification Laws, and state consumer protection Laws, together with all regulations with respect thereto.

“Privacy Matters Amount” means an amount equal to the sum of (w) $10,000,000, plus (x) any cash indemnity payments received by Borrower via Group under the Acquisition Documents in respect of data privacy matters to be paid to a third party or in reimbursement of payments made to a third party plus (y) any equity contributions made by Sponsor to Borrower in the form of common equity (and which are not covered by clause (x) above) which are designated by Borrower as increasing the Privacy Matters Amount (and which amounts are segregated by the Borrower in a deposit or securities account of the Borrower subject to a Control Agreement pursuant to which Collateral Agent has a perfected Lien), which equity contribution shall not increase any other basket hereunder or be used for any other purpose other than making payments pursuant to Section 10.18.

“Pro Forma Adjustments” shall have the meaning set forth in the definition of Pro Forma Basis.

“Pro Forma Basis” shall mean, with respect to any period, the proposed incurrence of Indebtedness or making of a Restricted Payment or payment in respect of Indebtedness in respect of which compliance with any financial ratio is by the terms of this Agreement required to be calculated on a Pro Forma Basis as if such event or events had been consummated and incurred at the beginning of the applicable period for any applicable financial covenant, performance or similar test. In making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness issued, incurred or assumed as a result of, or to finance, any relevant transactions and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes and not to finance any acquisition) issued, incurred, assumed or permanently repaid during the applicable period (or, in the case of determinations made pursuant to Article II or Article IX, occurring during the applicable period or thereafter and through and including the date upon which the relevant transaction is consummated) shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such period and (y) Consolidated Interest Expense of such person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in the preceding clause (x), bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods, as reasonably and in good faith calculated by the Borrower as set forth in a certificate of a financial officer of the Borrower.

“Public Lender” shall have the meaning set forth in Section 9.01.

“Purchase” shall mean the purchase or other acquisition by Holdings or any of its Subsidiaries of (a)  all of the Capital Stock in, or all or substantially all of the property and assets of (or all or substantially all of the property and assets representing a business unit or business line of or customer base of), any Person (referenced herein as the “Acquired Entity”) that, upon the consummation thereof, will be owned (other than director’s qualifying shares) directly by the Borrower or one or more of its directly or indirectly wholly owned Subsidiaries (including, without limitation, as a result of a merger, consolidation or amalgamation or the purchase or other acquisition of all or a substantial portion of the property and assets of a Person) or (b) source code, Intellectual Property and other related intangibles.

“Purchaser” shall have the meaning set forth in the definition of the term “Acquisition Agreement”.

“Qualified Capital Stock” shall mean any Capital Stock that is not Disqualified Capital Stock.

“Qualified Cash” means, at any time of determination, the aggregate balance sheet amount of unrestricted cash and, to the extent readily monetized, Cash Equivalents included in the consolidated balance sheet of Holdings and its Subsidiaries as of such time that (i) is free and clear of all Liens other than Liens in favor of Collateral Agent for the benefit of Secured Parties and non-consensual Permitted Liens, (ii) may be applied to payment of the Obligations without violating any law, contract, or other agreement, (iii) is in deposit or securities accounts subject to Control Agreements pursuant to which Collateral Agent has a perfected Lien, and (iv) is not Net Disposition Proceeds, Net Debt Proceeds, Net Casualty Proceeds or included in the Privacy Matters Amount.

“Qualifying IPO” shall mean the issuance by Holdings of its Qualified Capital Stock in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).

“Real Property” shall mean, with respect to any Person, all right, title and interest of such Person in and to a parcel of owned real property by such Person together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof.

“Recipient” shall mean the Administrative Agent and any Lender.

“Register” shall have the meaning set forth in Section 13.06(b)(iv).

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulatory Supervising Organization” shall mean as applicable, FINRA, the SEC or any governmental or self-regulatory organization, exchange, clearing house or financial regulatory authority of which any entity is a member or to whose rules or regulations it is subject.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees, advisors of such Person, and of such Person’s Affiliates, and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, and of such Person’s Affiliates, whether through the ability to exercise voting power, by contract or otherwise.

“Relevant Governmental Body” means the Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Reportable Event” shall mean an event described in Section 4043 of ERISA and the regulations thereunder (excluding any such event for which the notice requirement has been waived).

“Repricing Transaction” shall mean any transaction in which any tranche of Term Loans is refinanced with a replacement tranche of term loans, or is modified with the effect of, bearing a lower rate of interest.

“Required Lenders” shall mean, at any date, Lenders having or holding more than fifty percent (50%) of the sum of the outstanding principal amount of the Term Loans; provided, that the Commitments and the portion of the outstanding principal amount of the Loans held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Restricted Payment” shall mean, with respect to any Person, (a) the declaration or payment of any dividend on, or the making of any payment or distribution on account of, or setting apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any class of Capital Stock of such Person or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or the making of any other distribution in respect thereof, either directly or indirectly, whether in cash or property, (b) any payment of a management fee (or other fee of a similar nature) by such Person to any holder of its Capital Stock or any Affiliate thereof and (c) the payment or prepayment of principal of, or premium or interest on, any Indebtedness subordinate in right of payment to the Obligations unless such payment is permitted under the terms of the subordination agreement applicable thereto.

“Sale and Lease-Back Transaction” shall have the meaning set forth in Section 10.14.

“S&P” shall mean Standard & Poor’s Ratings Services or any successor by merger or consolidation to its business.

“SEC” shall mean the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Secured Parties” shall mean, collectively, (a) the Lenders, (b) the Agents, (c) the beneficiaries of each indemnification obligation undertaken by any Credit Party under the Credit Documents and (d) any permitted successors, indorsees, transferees and assigns of each of the foregoing.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securitization” shall have the meaning set forth in Section 13.08.

“Security Documents” shall mean, collectively, the Security Pledge Agreement, the Control Agreements, any Mortgage, the Collateral Assignment Agreement, and each other security agreement or other instrument or document executed and delivered pursuant to Sections 9.09, 9.10 or 9.12, pursuant to any of the Security Documents, or otherwise to secure any of the Obligations.

“Security Pledge Agreement” shall mean the Security Pledge Agreement, dated as of the Closing Date, by and among each Credit Party and the Collateral Agent for the benefit of the Secured Parties, as amended, restated, supplemented or otherwise modified from time to time, and in form and substance satisfactory to Collateral Agent.

“Service Agreement” shall mean the service agreement(s) to be entered into between a Credit Party and one or more direct or indirect equity holders of Holdings (or Affiliates thereof) in the form provided to the Administrative Agent on or before the Closing Date, subject to amendments and modifications that are not adverse to the Secured Parties.

“Software” means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons and (iv) all documentation, including user manuals and other training documentation, related to any of the foregoing.

“Seller” shall have the meaning set forth in the definition of the term “Acquisition Agreement”.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Solvency Certificate” shall mean a solvency certificate, duly executed and delivered by the chief financial officer or other Authorized Officer of the Borrower to the Administrative Agent, substantially in form attached as Exhibit B and reasonably satisfactory to the Administrative Agent.

“Solvent” shall mean, with respect to any Person, at any date, that (a) the sum of such Person’s debt (including Contingent Liabilities) does not exceed the present fair saleable value, measured on a going-concern basis of such Person’s present assets, (b) such Person’s capital is not unreasonably small in relation to its business as contemplated on such date, (c) the present fair salable value of the assets (on a going concern basis) of such Person is greater than the amount that will be required to pay the probable liability of the debts (including contingent liabilities) of such Person as they become absolute and matured in the ordinary course and (d) such Person has not incurred and does not intend to incur debts including current obligations beyond its ability to pay such debts as they become due in the ordinary course of business. For purposes of this definition, the amount of any Contingent Liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Acquisition Agreement Representations” shall mean such of the representations made by or on behalf of the Seller, the Target, its Subsidiaries or their respective businesses in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that the Borrower or its applicable Affiliate have the right, pursuant to the Acquisition Agreement, to terminate its obligations under the Acquisition Agreement or to decline to consummate the Acquisition as a result of a breach of such representations and warranties in the Acquisition Agreement.

“Specified Event of Default” shall mean any Event of Default arising under Section 11.01(a), 11.01(c) (solely as a result of a branch of Section 10.12) or Section 11.01(g).

“Specified Representations” shall mean the representations and warranties of the Credit Parties set forth in Sections 8.01, 8.02, 8.03(a), 8.03(c), 8.06, 8.08, 8.09, 8.18, 8.19, 8.27, and 8.28.

“Specified Transaction” shall mean, with respect to any period, (a) any Permitted Acquisition or permitted Investment and (b) any Disposition pursuant to Section 10.04.

“Sponsor” shall mean San Vicente Parent LLC, a Delaware limited liability company, all of the voting equity of which will, on the Closing Date, be held, directly or indirectly, by Longview Capital LLC, 28th Street Holdings, LLC, Tiga Investments Pte. Ltd. (in each case, or their respective Affiliates) and other investors reasonably acceptable to Fortress.

“Subordinated Indebtedness” shall mean any Indebtedness of any Credit Party or any Subsidiary of any Credit Party which is subordinated to the Obligations as to right and time of payment and as to other rights and remedies thereunder and having such other terms as are, in each case, reasonably satisfactory to the Collateral Agent, including, without limitation, being subject to a subordination agreement on terms and conditions satisfactory to the Collateral Agent.

“Subsidiary” of any Person shall mean and include (a) any corporation, limited liability company or other business entity more than fifty percent (50%) of whose Voting Stock having by the terms thereof power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any partnership, association, joint venture or other similar entity in which such Person directly or indirectly through Subsidiaries has more than a fifty percent (50%) equity interest at the time. Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of a Credit Party.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” shall mean, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include a Lender or any Affiliate of a Lender).

“Target” shall have the meaning set forth in the definition of the term “Acquisition”.

“Target LLC Conversion” shall mean the conversion of Target from a Delaware corporation to a Delaware limited liability company.

“Tax Distribution” shall mean, for so long as the Borrower is a member (or disregarded entity of a member) of a consolidated, combined, or similar group for federal, state, or local income tax purposes of which Holdings (or any direct or indirect parent company of Holdings) is the parent, or Borrower is (or is a disregarded entity of) a partnership for federal, state or local income tax purpose, distributions to Holdings to pay (or to make distributions to any such direct or indirect parent companies or members of Holdings to pay) tax liabilities of such consolidated, combined, or similar group or members, after utilizing any available losses or deductions (in each case, to the extent such tax liabilities are attributable solely to the Borrower and its Restricted Subsidiaries and not to exceed the amount that would have been payable by Borrower and/or its applicable Restricted Subsidiaries in respect of such taxes had they been a stand-alone corporate taxpayer or a stand-alone corporate tax group).

“Taxes” shall mean all taxes, duties, levies, imposts, charges, assessments, fees, deductions or withholdings (including backup withholding), in each case, that are in the nature of a tax, now or hereafter imposed, enacted, levied, collected, withheld or assessed by any Governmental Authority, and all interest, penalties or similar liabilities with respect thereto.

“Term Loan” shall have the meaning set forth in Section 2.01(a).

“Term Loan Commitment” shall mean, (a) in the case of each Lender that is a Lender on the date hereof, the amount set forth opposite such Lender’s name on Schedule 1.01(a) as such Lender’s “Term Loan Commitment” and (b) in the case of any Lender that becomes a Lender after the date hereof, the amount specified as such Lender’s “Term Loan Commitment” in the Assignment and Acceptance pursuant to which such Lender assumed a portion of the Total Term Loan Commitment, in each case as the same may be changed from time to time pursuant to the terms hereof.

“Term Loan Commitment Expiration Date” shall mean the Closing Date.

“Term Loan Facility” shall have the meaning set forth in the recitals to this Agreement.

“Term Loan Percentage” shall mean at any time, for each Lender, the percentage obtained by dividing (a) the sum of such Lender’s (x) aggregate principal amount of Term Loans outstanding and (y) unfunded and unexpired Term Loan Commitments by (b) the sum of (x) the aggregate principal amount of Term Loans outstanding and (y) the aggregate amount of unfunded and unexpired Term Loan Commitments.

“Term Loan Repayment Amount” shall have the meaning set forth in Section 2.05(b).

“Term Loan Repayment Date” shall have the meaning set forth in Section 2.05(b).

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Test Period” shall mean, for any date of determination under this Agreement, as applicable, the four (4) consecutive fiscal quarters of Holdings most recently ended with respect to which the Administrative Agent has received (or was required to have received) certified financial statements pursuant to Section 9.01 as of such date of determination.

“Total Commitment” shall mean the sum of the Term Loan Commitment.

“Total Consideration” shall mean (without duplication), with respect to a Permitted Acquisition, the result of (which amount shall not be less than zero dollars ($0)):

(a)

the sum of:

(i)

cash paid as consideration to the seller in connection with such Permitted Acquisition,

(ii)

the amount of Indebtedness for borrowed money assumed in connection with such Permitted Acquisition,

(iii)

the present value of future payments which are required to be made over a period of time to the seller and are not contingent upon Holdings or any of its Subsidiaries meeting financial or other performance objectives (exclusive of salaries paid in the ordinary course of business) (discounted at the Index Rate), and

(iv)

Earn-Outs (to the extent such obligations cease to be contingent in respect of the amount that is payable), minus

(b)

the sum of:

(i)

the aggregate principal amount of prior equity contributions (which are not Disqualified Capital Stock) made directly or indirectly to, or prior equity issuances (which are not Disqualified Capital Stock) by Holdings or any direct or indirect parent thereof, the proceeds of which are used substantially concurrently to fund all or a portion of the cash purchase price (including deferred payments) of such Permitted Acquisition, and

(ii)

any cash and Cash Equivalents on the balance sheet of the Acquired Entity acquired as part of the applicable Permitted Acquisition (to the extent such Acquired Entity becomes a Guarantor and complies with the requirements of Section 9.09) or as part of the property and assets acquired by a Credit Party;

provided, that Total Consideration shall not be deemed to include any consideration or payment (x) paid by Holdings or its Subsidiaries directly in the form of equity interests (that are not Disqualified Capital Stock) of Holdings or any direct or indirect parent thereof or as rollover equity, or (y) funded by cash and Cash Equivalents generated by any Subsidiary that is not a Guarantor. For the avoidance of doubt, no acquisition fees, costs or expenses incurred in connection with such Permitted Acquisition shall be included in the determination of Total Consideration. If any cash on the balance sheet of a foreign Acquired Entity is paid or distributed to its direct or indirect shareholders, in part, as acquisition consideration in connection with a Permitted Acquisition, then the amount that is included in the Total Consideration calculation shall be reduced by such cash amount distributed or paid.

“Total Credit Exposure” shall mean, as of any date of determination (a) with respect to each Lender, (i) prior to the termination of the Commitments, the sum of such Lender’s Total Commitment plus such Lender’s Term Loans or (ii) upon the termination of the Commitments, the sum of such Lender’s Term Loans and (b) with respect to all Lenders, (i) prior to the termination of the Commitments, the sum of all of the Lenders’ Total Commitments plus all Term Loans and (ii) upon the termination of the Commitments, the sum of all Lenders’ Term Loans.

“Total Funded Indebtedness” shall mean, as of the date of any determination, the principal amount of Indebtedness outstanding on such date, consisting only of (i) Indebtedness for borrowed money, (ii) Capitalized Lease Obligations, (iii) Indebtedness evidenced by bonds, debentures, notes or similar instruments, (iv) unreimbursed drawings under letters of credit, in each case, of Holdings, the Borrower and its Subsidiaries on a consolidated basis, (v) any Indebtedness of other Persons to the extent secured by assets owned by Holdings, the Borrower and its Subsidiaries and (vi) guarantees by Holdings, the Borrower and its Subsidiaries in respect of the foregoing obligations.

“Total Leverage Ratio” shall mean, as of the date of any determination, the ratio of (a) Total Funded Indebtedness of Holdings, the Borrower and its Subsidiaries as of such date to (b) Consolidated EBITDA for the most recently ended Test Period. For the purposes of such determination, Consolidated EBITDA shall include the Consolidated EBITDA (calculated mutatis mutandis) of the Target and its Subsidiaries for any period prior to the Closing Date that is included in a Test Period.

“Total Term Loan Commitment” shall mean the sum of the Term Loan Commitments. On the Closing Date, the Total Term Loan Commitment shall be $192,000,000 as set forth on Schedule 1.01(a).

“Transaction Documents” shall mean each of the documents executed and/or delivered in connection with the Transactions, including without limitation, the Credit Documents.

“Transactions” shall mean, collectively, the execution, delivery and performance of the Credit Documents and the initial Borrowings hereunder, the consummation of the Acquisition and the related transactions described on Annex A hereto (including the Target LLC Conversion) in accordance with the terms of the Acquisition Agreement and the payment of all fees, costs and expenses to be paid on or prior to the Closing Date and owing in connection with the foregoing and to effect the transaction set forth in Section 9.11(a) and (b).

“Type” shall mean, as to any Loan, its nature as an Index Rate Loan or LIBOR Rate Loan.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Unasserted Contingent Obligations” shall have the meaning given to such term in the Security Pledge Agreement.

“Unfunded Current Liability” of any Pension Plan shall mean the amount, if any, by which the present value of the accrued benefits under the Pension Plan as of the close of its most recent plan year, determined based upon the actuarial assumptions used by the Pension Plan’s actuary for purposes of determining the minimum required contributions to the Pension Plan as set forth in the Pension Plan’s actuarial report for such plan year, exceeded the fair market value of the assets allocable thereto as determined for purposes of the Pension Plan’s minimum funding requirements as set forth in such report.

“U.S.” and “United States” shall mean the United States of America.

“Voting Stock” shall mean, with respect to any Person, shares of such Person’s Capital Stock having the right to vote for the election of directors (or Persons acting in a comparable capacity) of such Person under ordinary circumstances (other than Capital Stock or other interests having such power only by reason of the happening of a contingency where such contingency has not yet occurred).

“Wholly-Owned Subsidiary” of a Person shall mean any Subsidiary of such Person, all of the Capital Stock of which (other than directors’ qualifying shares required by law) are owned by such Person, either directly or through one or more Wholly-Owned Subsidiaries of such Person.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail- In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02

Other Interpretive Provisions. With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a)

The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)

The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.

(c)

Article, Section, Exhibit and Schedule references are to the Credit Document in which such reference appears.

(d)

The term “including” is by way of example and not limitation.

(e)

The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f)

Any reference herein to any person shall be construed to include such person’s successors and assigns (subject to any restrictions on assignments set forth herein).

(g)

In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(h)

Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.

(i)

All references to the knowledge of any Credit Party or facts known by any Credit Party shall mean actual knowledge of any Authorized Officer of such Person.

(j)

Any Authorized Officer executing any Credit Document or any certificate or other document made or delivered pursuant hereto or thereto on behalf of a Credit Party, so executes or certifies in his/her capacity as an Authorized Officer on behalf of the applicable Credit Party and not in any individual capacity.

(k)

In determining the amount of any Obligations not originally denominated in Dollars, the Administrative Agent may make such currency conversion calculations as are necessary utilizing any exchange rate quotation employed by the Administrative Agent in the ordinary course of its business.

Section 1.03

Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, the Accounting Principles, applied in a manner consistent with that used in preparing the Historical Financial Statements, except as otherwise permitted herein. In addition, the financial ratios and all related definitions set forth in the Credit Documents shall exclude the application of ASC 815, ASC 480 or ASC 718 and ASC 505-50 (to the extent that the pronouncements in ASC 718 or ASC 505-50 result in recording an equity award as a liability on the consolidated balance sheet of Holdings and its Subsidiaries and the treatment of any dividend accruals thereon as interest expense in the circumstance where, but for the application of the pronouncements, such award would have been classified as equity and such interest expense as dividends).

Section 1.04

Rounding. Any financial ratios required to be maintained or complied with by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05

References to Agreements, Laws, etc. Unless otherwise expressly provided herein, (a)    references to Organization Documents, agreements (including the Credit Documents) and other Contractual Obligations shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, renewals, replacements, refinancings, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, renewals, replacements, refinancings, supplements and other modifications are not prohibited by any Credit Document; and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

Section 1.06

Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York time (daylight or standard, as applicable).

Section 1.07

Timing of Payment or Performance. Unless otherwise expressly provided herein, when the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of LIBOR Period) or performance shall extend to the immediately succeeding Business Day.

Section 1.08

Corporate Terminology. Any reference to officers, shareholders, stock, shares, directors, boards of directors, corporate authority, articles of incorporation, bylaws or any other such references to matters relating to a corporation made herein or in any other Credit Document with respect to a Person that is not a corporation shall mean and be references to the comparable terms used with respect to such Person.

ARTICLE II

Amount and Terms of the Credit Facility

Section 2.01

Loans.

(a)

Term Loans. Subject to and upon the terms and conditions herein set forth, each Lender severally agrees to make a loan or loans (each such Term Loan a “Term Loan” and collectively as the “Term Loans”) in the amount set forth opposite such Lender’s name on Schedule 1.01(a) to the Borrower, which Term Loans (i) shall not exceed, for any such Lender, the Term Loan Commitment of such Lender, (ii) shall not exceed, in the aggregate, the Total Term Loan Commitment, (iii) shall be made on the Closing Date, (iv) may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Index Rate Loans or LIBOR Rate Loans; provided, that all such Term Loans made by each of the Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Term Loans of the same Type, and (v) may be repaid or prepaid in accordance with the provisions hereof (subject to the Applicable Prepayment Premium), but once repaid or prepaid may not be reborrowed.

(b)

LIBOR Rate Loans. Each Lender, may at its option, make any LIBOR Rate Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such LIBOR Rate Loan; provided, that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such LIBOR Rate Loan and (ii) in exercising such option, such Lender shall use its reasonable efforts to minimize any increased costs to the Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it)

Section 2.02

Maximum Number of Borrowings. At no time shall there be outstanding more than six (6) Borrowings of LIBOR Rate Loans under this Agreement.

Section 2.03

Notice of Borrowing. The Borrower shall give the Administrative Agent prior written notice (i) prior to 1:00 p.m. (New York time) at least three (3) Business Days prior to each Borrowing of Term Loans which are to be initially LIBOR Rate Loans (or such shorter period as the Administrative Agent may agree in the case of the Borrowing of Term Loans on the Closing Date), and (ii) prior to 12:00 noon (New York time) at least three (3) Business Days prior to each Borrowing of Term Loans which are to be Index Rate Loans. Such notice in the form of Exhibit E (a “Notice of Borrowing”), except as otherwise expressly provided in Section 2.10, shall be irrevocable and shall specify (A) the aggregate principal amount of the Term Loans to be made, (B) the date of the Borrowing (which shall be, in the case of Term Loans, the Closing Date) and (C) whether the Term Loans shall consist of Index Rate Loans and/or LIBOR Rate Loans and, if the Term Loans are to include LIBOR Rate Loans, the LIBOR Period to be initially applicable thereto. The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Term Loans, of such Lender’s proportionate share thereof and of the other matters covered by the related Notice of Borrowing.

Section 2.04

Disbursement of Funds. (a) [Reserved].

(b)

Each Lender shall make available all amounts it is to fund to the Borrower under any Borrowing, in immediately available funds to the Administrative Agent, and the Administrative Agent will make available to the Borrower, by depositing in an account designated by the Borrower to the Administrative Agent in writing, the aggregate of the amounts so made available in Dollars. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available the same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower, to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the Federal Funds Rate or (ii) if paid by the Borrower, the then-applicable rate of interest, calculated in accordance with Section 2.08, applicable to Index Rate Loans. If the Borrower and such Lender shall pay interest to the Administrative Agent for the same (or a portion of the same) period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period.

(c)

Nothing in this Section 2.04 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).

Section 2.05

Payment of Loans; Evidence of Debt.

(a)

[Reserved].

(b)

Term Loans. The Borrower agrees to pay to the Administrative Agent, for the benefit of the Lenders of the Term Loans, (i) the Bridge Amortization payment (together with the Applicable Prepayment Premium), and (ii) beginning on March 31, 2021 and on the last day of each calendar quarter thereafter (each, a “Term Loan Repayment Date”), an amount equal to 0.50% of the original principal amount of the Term Loan on the Closing Date (as the same may be adjusted from time to time pursuant to Section 5.04, each a “Term Loan Repayment Amount”). The Borrower agrees to pay to the Administrative Agent, for the benefit of the applicable Lenders, on the Maturity Date, all then outstanding Term Loans. For the avoidance of doubt, no amounts repaid on the Term Loans pursuant to this Section 2.05(b) may be reborrowed.

(c)

[Reserved].

(d)

Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

(e)

The Borrower agrees that from time to time on and after the Closing Date, upon the request to any Agent by any Lender, at the Borrower’s own expense, the Borrower will execute and deliver to such Lender a Note, evidencing the Loans made by, and payable to such Lender or its registered assigns in a maximum principal amount equal to such Lender’s share of the outstanding principal amount of the Term Loans. The Borrower hereby irrevocably authorizes each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender’s Note (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and LIBOR Period applicable to, the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with notations made by the Administrative Agent in the Register, be conclusive and binding on each Credit Party absent manifest error; provided, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of any Credit Party. The Administrative Agent shall maintain the Register pursuant to Section 13.06(b)(iv), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, the Type of each Loan made and the LIBOR Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender and its registered assigns hereunder and (iii) the amount of any sum received by any Agent from the Borrower and each Lender’s and/or its registered assigns’ share thereof. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(f)

The entries made in the Register and accounts and subaccounts maintained pursuant to paragraphs (d) and (e) of this Section 2.05 shall, to the extent permitted by Applicable Law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, that the failure of any Lender or any Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

Section 2.06

Conversions and Continuations. (a) The Borrower shall have the option on any Business Day to convert all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Term Loans of one Type into a Borrowing or Borrowings of another Type and the Borrower shall have the option on any Business Day to continue the outstanding principal amount of any LIBOR Rate Loans as LIBOR Rate Loans, for an additional LIBOR Period; provided, that (i) no partial conversion of LIBOR Rate Loans shall reduce the outstanding principal amount of LIBOR Rate Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (ii) Index Rate Loans may not be converted into LIBOR Rate Loans if an Event of Default is in existence on the date of the proposed conversion and the Administrative Agent has, or the Required Lenders in respect of the Credit Facility have, determined in its or their sole discretion not to permit such conversion, (iii) LIBOR Rate Loans may not be continued as LIBOR Rate Loans if an Event of Default is in existence on the date of the proposed continuation and the Administrative Agent has, or the Required Lenders in respect of the Credit Facility have, determined in its or their sole discretion not to permit such continuation and (iv) Borrowings resulting from conversions pursuant to this Section 2.06 shall be limited in number as provided in Section 2.02. Each such conversion or continuation shall be effected by the Borrower by giving the Administrative Agent written notice prior to 1:00 p.m. (New York time) at least three (3) Business Days (or one (1) Business Day in the case of a conversion into Index Rate Loans) (and in either case on not more than ten (10) Business Days) prior to such proposed conversion or continuation, in the form of Exhibit F (each, a “Notice of Conversion or Continuation”) specifying the Loans to be so converted or continued, the Type of Loans to be converted or continued into and, if such Loans are to be converted into or continued as LIBOR Rate Loans, the LIBOR Period to be initially applicable thereto. The Administrative Agent shall give the Collateral Agent and each Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Loans.

(b)

If any Event of Default is in existence at the time of any proposed continuation of any LIBOR Rate Loans and the Administrative Agent has, or the Required Lenders have, determined in its or their sole discretion not to permit such continuation, such LIBOR Rate Loans shall be automatically converted on the last day of the current LIBOR Period into Index Rate Loans effective as of the expiration date of such current LIBOR Period. If, upon the expiration of any LIBOR Period in respect of LIBOR Rate Loans, the Borrower has failed to elect a new LIBOR Period to be applicable thereto as provided in Section 2.06(a), the Borrower shall be deemed to have elected to continue such Borrowing of LIBOR Rate Loans as of the expiration date of such current LIBOR Period with the same LIBOR Period.

Section 2.07

Pro Rata Borrowings. Each Borrowing of Term Loans under this Agreement shall be granted by the Lenders pro rata on the basis of their then-applicable Term Loan Commitments. It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

Section 2.08

Interest. (a) The unpaid principal amount of each Term Loan that is an Index Rate Loan shall bear interest from the date of the Borrowing thereof at a rate per annum that shall at all times be the Applicable Margin plus the Index Rate in effect from time to time.

(b)

The unpaid principal amount of each Term Loan that is a LIBOR Rate Loan shall bear interest from the date of the Borrowing thereof until maturity thereof at a rate per annum that shall at all times be the Applicable Margin in effect from time to time plus the relevant LIBOR Rate.

(c)

Automatically from and after the occurrence of an Event of Default , the Borrower shall pay interest (i) on the outstanding principal amount of all Loans and all other unpaid amounts of the Obligations to the extent permitted by Applicable Law, at the rate described in Section 2.08(a) or Section 2.08(b), as applicable, plus two (2) percentage points (2%) per annum, and (ii) on any fees in connection with the facilities hereunder (after giving effect to any applicable grace period) to the extent permitted by Applicable Law, plus two (2) percentage points (2%) per annum in excess of the rate otherwise applicable to Index Rate Loans. All such interest shall be payable on demand and in immediately available funds.

(d)

Interest on each Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment or prepayment thereof and shall be payable in respect of each Loan quarterly in arrears on the last day of each March, June, September and December, beginning with the quarter during which the Closing Date occurs, on the date of prepayment thereof (on the amount prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(e)

All computations of interest hereunder shall be made in accordance with Section 5.05.

(f)

The Administrative Agent, upon determining the interest rate for any Borrowing of LIBOR Rate Loans, shall promptly notify the Borrower and the relevant Lenders thereof. Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.

Section 2.09

LIBOR Periods. At the time the Borrower gives a Notice of Borrowing or a Notice of Conversion or Continuation in respect of the making of, or conversion into or continuation as, a Borrowing of LIBOR Rate Loans (in the case of the initial LIBOR Period applicable thereto) or prior to 1:00 p.m. (New York time) on the third (3rd) Business Day (and in any event, on not more than ten (10) Business Days’ notice) prior to the expiration of an LIBOR Period applicable to a Borrowing of LIBOR Rate Loans, the Borrower shall have, by giving the Administrative Agent written notice the right to elect the LIBOR Period applicable to such Borrowing, which LIBOR Period shall, at the option of the Borrower, be a one, two, three or six month period (or, if available to all relevant affected Lenders, a twelve month period or a shorter period):

(a)

the initial LIBOR Period for any Borrowing of LIBOR Rate Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Index Rate Loans) and each LIBOR Period occurring thereafter in respect of such Borrowing shall commence on the day on which the immediately preceding LIBOR Period expires;

(b)

the initial LIBOR Period for the Borrowing of LIBOR Rate Loans on the Closing Date shall be a period that ends on June 30, 2020;

(c)

if any LIBOR Period relating to a Borrowing of LIBOR Rate Loans begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period, such LIBOR Period shall end on the last Business Day of the calendar month at the end of such LIBOR Period;

(d)

if any LIBOR Period would otherwise expire on a day that is not a Business Day, such LIBOR Period shall expire on the next succeeding Business Day; provided, that if any LIBOR Period in respect of a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such LIBOR Period shall expire on the immediately preceding Business Day; and

(e)

the Borrower shall be entitled to elect a LIBOR Period (of greater than one week and less than six months) in respect of any LIBOR Rate Loan in order for such LIBOR Period to end on (i) a Term Loan Repayment Date, or (ii) an anniversary of the Closing Date (or if such anniversary is not a Business Day, the preceding Business Day); and

(f)

the Borrower shall not be entitled to elect any LIBOR Period in respect of any LIBOR Rate Loan if such LIBOR Period would extend beyond the applicable Maturity Date of such Loan.

Section 2.10

Increased Costs, Illegality, Unavailability or Inadequacy of LIBOR, etc. (a) In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Recipient, in each case, shall have reasonably determined:

(i)

on any date for determining the LIBOR Rate for any LIBOR Period that (A) deposits in the principal amounts of the Loans comprising any LIBOR Rate Loan are not generally available in the relevant market or (B) by reason of any changes arising on or after the Closing Date affecting the London interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR Rate; or

(ii)

at any time that a Change in Law causes such Recipient to incur increased costs or reductions in the amounts received or receivable hereunder with respect to any loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto (other than any such increase or reduction attributable to Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, Connection Income Taxes or Non-Excluded Taxes); or

(iii)

at any time that the making or continuance of any LIBOR Rate Loan has become (A) due to a Change in Law, unlawful under any Applicable Law (or would conflict with any such Applicable Law not having the force of law even though the failure to comply therewith would not be unlawful), or (B) impracticable as a result of a contingency occurring after the Closing Date that materially and adversely affects the London interbank market, then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice to the Borrower and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter, subject to terms and conditions of Section 2.12, (A) in the case of clause (i) above, LIBOR Rate Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower, the Collateral Agent and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion or Continuation given by the Borrower with respect to LIBOR Rate Loans that have not yet been incurred shall be ineffective and such LIBOR Rate Loans shall be converted to Index Rate Loans on the last day of the interest period applicable thereto, (B) in the case of clause (ii) above, the Borrower shall pay to such Lender, within five (5) days after receipt of written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) and (C) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by law.

(b)

At any time that any LIBOR Rate Loan is affected by the circumstances described in (i) Section 2.10(a)(ii), the Borrower may either (A) if the affected LIBOR Rate Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent written notice thereof on the same date that the Borrower was notified by a Lender pursuant to Section 2.10(a)(ii) or (B) if the affected LIBOR Rate Loan is then outstanding, upon at least three (3) Business Days’ notice to the Administrative Agent, require the affected Lender to convert each such LIBOR Rate Loan into an Index Rate Loan at the end of the applicable LIBOR Period for such LIBOR Rate Loans; provided, that if more than one (1) Lender is so affected at any time, then all affected Lenders must be treated in the same manner pursuant to this Section 2.10(b) or (ii) Section 2.10(a)(iii), (A) if the affected LIBOR Rate Loan is then being made pursuant to a Borrowing, such Borrowing shall automatically be deemed cancelled and rescinded and (B) if the affected LIBOR Rate Loan is then outstanding, each such LIBOR Rate Loan shall automatically be converted into an Index Rate Loan at the end of the applicable LIBOR Period for such LIBOR Rate Loans; provided, that if more than one (1) Lender is affected at any time, then all affected Lenders must be treated in the same manner pursuant to this Section 2.10(b).

(c)

If, after the later of the Closing Date, and the date such entity becomes a Lender hereunder, the adoption of any Applicable Law regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by a Lender or its parent with any request or directive made or adopted after such date regarding capital adequacy (whether or not having the force of law) of any such authority, association, central bank or comparable agency, has the effect of reducing the rate of return on such Lender’s or its parent’s capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender’s or its parent’s policies with respect to capital adequacy), then within five (5) days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent for such reduction, it being understood and agreed, however, that a Lender shall not be entitled to such compensation as a result of such Lender’s compliance with, or pursuant to any request or directive to comply with, any such Applicable Law as in effect on the Closing Date or the date such entity becomes a Lender hereunder, as the case may be. Each Lender (on its own behalf), upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will, as promptly as practicable upon ascertaining knowledge thereof, give written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts. The failure to give any such notice, with respect to a particular event, within the time frame specified in Section 2.13, shall not release or diminish any of the Borrower’s obligations to pay additional amounts pursuant to this Section 2.10(c) for amounts accrued or incurred after the date of such notice with respect to such event.

Section 2.11

Compensation. If (a) any payment of principal of a LIBOR Rate Loan is made by the Borrower to or for the account of a Lender other than on the last day of the LIBOR Period for such LIBOR Rate Loan as a result of a payment or conversion pursuant to Sections 2.05, 2.06, 2.10, 4.01 or 4.02, as a result of acceleration of the maturity of the Loans pursuant to Article XI or for any other reason, (b) any Borrowing of LIBOR Rate Loans is not made as a result of a withdrawn Notice of Borrowing (except with respect to a revocation as provided in Section 2.10), (c) any Index Rate Loan is not converted into a LIBOR Rate Loan as a result of a withdrawn Notice of Conversion or Continuation, (d) any LIBOR Rate Loan is not continued as a LIBOR Rate Loan as a result of a withdrawn Notice of Conversion or Continuation or (e) any prepayment of principal of a LIBOR Rate Loan is not made as a result of a withdrawn notice of prepayment pursuant to Sections 5.01 or 5.02, the Borrower shall, after receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert, failure to continue, failure to prepay, reduction or failure to reduce, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such LIBOR Rate Loan. For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 2.11, (i) in the case of any payment referred to in clause (a) above, such losses, costs and expenses shall exclude the Applicable Margin and shall take into account the amount such Lender would be able to obtain by placing an amount equal to such payment on deposit with a leading bank for a period starting on the Business Day following receipt and ending on the last day of the LIBOR Period, and (ii) each Lender shall be deemed to have funded each LIBOR Rate Loan made by it at the LIBOR Rate for such LIBOR Rate Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and for a comparable period, whether or not such LIBOR Rate Loan was in fact so funded, and if such LIBOR Rate is 1.50% due to the operation of the proviso in the definition of LIBOR Rate that the LIBOR Rate shall in no case be less than 1.50%, the rate at which repaid funds or deposits may be deployed shall be deemed to be 1.50% and there shall be deemed to be no further losses, costs or expenses by reason of redeployment or deposit of such funds.

Section 2.12

Benchmark Replacement.(a) Notwithstanding anything to the contrary herein or in any other Credit Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBOR Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of LIBOR with a Benchmark Replacement pursuant to this Section 2.12 will occur prior to the applicable Benchmark Transition Start Date.

(b)

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent shall have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c)

Notices; Standards for Decisions and Determinations. The Administrative Agent shall promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.12, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.12.

(d)

Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a LIBOR Borrowing of, conversion to or continuation of LIBOR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Index Rate Loans. During any Benchmark Unavailability Period, the component of the Index Rate based upon the LIBOR Rate will not be used in any determination of the Index Rate.

Section 2.13

Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Sections 2.10 or 2.11 is given by any Lender more than one hundred eighty (180) days after such Lender has knowledge of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, Tax or other additional amounts described in such Sections, such Lender shall not be entitled to compensation, indemnification or additional amounts under Sections 2.10 or 2.11, as the case may be, for any such amounts incurred or accruing prior to the giving of such notice to the Borrower.

Section 2.14

[Reserved].

Section 2.15

Defaulting Lenders.

(a)

Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i)

Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 13.01.

(ii)

Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 5.02(f) or Article XI or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 13.09), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy such Defaulting Lender’s potential future funding with respect to Loans under this Agreement; fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in Article VI were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a non-pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)

Certain Fees. That Defaulting Lender shall not be entitled to receive any Fees set forth in Section 4.01(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such Fees that otherwise would have been required to have been paid to that Defaulting Lender).

(iv)

[Reserved].

(v)

[Reserved].

(vi)

Responsibility. The failure of any Defaulting Lender to fund any purchase of any participation to be made or funded by it, or to make any payment required by it under any Credit Document on the date specified therefor shall not relieve any other Lender of its obligations to make such loan, fund the purchase of any such participation, or make any other such required payment on such date, and neither Agent nor, other than as expressly set forth herein, any other Lender shall be responsible for the failure of any Defaulting Lender to make a loan, fund the purchase of a participation or make any other required payment under any Credit Document.

(b)

Defaulting Lender Cure. Once the Defaulting Lender has cured such default in a manner reasonably satisfactory to the Administrative Agent and the Borrower, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Commitments, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to a Lender that is not a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

[Reserved].

ARTICLE IV

Fees and Commitment Terminations

Section 4.01

Fees. The Borrower agrees to pay to the Administrative Agent (i) all the Fees required to be paid herein, or pursuant to the Fee Letter and any other document(s) entered into in connection herewith, at the times and in the amounts specified therein and (ii) any fees arising out of services rendered by third parties in connection with the duties of the Collateral Agent hereunder.

(b)

The Borrower agrees to pay to the Collateral Agent all the Fees required to be paid herein, or pursuant to any document(s) entered into in connection herewith, at the times and in the amounts specified therein.

Section 4.02

Mandatory Termination of Commitments. (a) The Term Loan Commitment shall terminate immediately following the closing of the Transactions on the Closing Date.

ARTICLE V

Payments

Section 5.01

Voluntary Prepayments and Optional Commitment Reductions.

(a)

The Borrower shall have the right to voluntarily prepay Term Loans, subject to the payment of the Applicable Prepayment Premium, in whole or in part from time to time.

(b)

Upon the giving of a notice of prepayment (substantially in the form of Exhibit M, which may be conditioned upon the occurrence of certain events), the principal amount of Loans specified to be prepaid shall become due and payable on the date specified for such prepayment subject to the following terms and conditions: (i) the Borrower shall give the Agents written notice of (A) its intent to make such prepayment, (B) the amount of such prepayment and (C) for all Loans, the specific Borrowing(s) pursuant to which made, no later than 1:00 p.m. (New York time) three (3) Business Days prior to the date of such prepayment, and such notice shall promptly be transmitted by the Administrative Agent to each of the relevant Lenders, as the case may be; (ii) each partial prepayment of any Term Loans shall be in a multiple of $500,000 and in an aggregate principal amount of at least $500,000; and (ii) any prepayment of LIBOR Rate Loans pursuant to this Section 5.01 on any day other than the last day of a LIBOR Period applicable thereto shall be subject to compliance by the Borrower with the applicable provisions of Section 2.11. Each prepayment in respect of any tranche of Term Loans pursuant to this Section 5.01 shall be applied to the installments of the Term Loans pursuant to Section 2.05(b) as directed by the Borrower, or if not directed, in direct order of maturity of such scheduled installments.

Section 5.02

Mandatory Prepayments and Commitment Reductions.

(a)

(i) Subject to the last paragraph of this Section 5.02(a), on or prior to the tenth (10th) Business Day after the date on which the Borrower is required to deliver a Compliance Certificate pursuant to Section 9.01(e)(iii) (the “ECF Payment Date”), commencing with the fiscal year ending December 31, 2020 (with regard to the fiscal year ending December 31, 2020, solely for the period from the Closing Date until December 31, 2020), the Borrower shall prepay the Loans in an amount equal to: (A) fifty percent (50%) of Consolidated Excess Cash Flow (if any) for such fiscal year, to be applied as set forth in Section 5.02(a)(viii); provided, that if, with respect to any fiscal year in which a mandatory prepayment pursuant to this Section 5.02(a)(i) is otherwise due, the Total Leverage Ratio as of the last day of such fiscal year is less than or equal to 2.50:1.00, then the Borrower shall prepay the Loans in an amount equal to zero percent (0%) of Consolidated Excess Cash Flow (if any) for such fiscal year; minus (B) to the extent not funded with the proceeds of Indebtedness (other than revolving credit loans) (and to the extent funded with the proceeds of equity, such proceeds shall not increase any other basket hereunder), the sum of all voluntary prepayment of the Loans (to the extent permitted hereunder) made during such fiscal year and, at the Borrower’s option, during the period after the end of such fiscal year and before the applicable ECF Payment Date (provided, that any such prepayment made after the end of such fiscal year but before the applicable ECF Payment Date that Borrower elects to deduct from the payment required under this provision in respect of the prior fiscal year shall not reduce Consolidated Excess Cash Flow for the fiscal year in which such payment is made);.

(ii)

Upon the incurrence or issuance of any Indebtedness by any Credit Party or any of their respective Subsidiaries (other than Indebtedness permitted under Section 10.01 (other than any Permitted Refinancing)), the Borrower shall prepay the Loans in an amount equal to one hundred percent (100%) of such Net Debt Proceeds plus the Applicable Prepayment Premium, to be applied as set forth in Section 5.02(a)(viii). Nothing in this Section 5.02(a)(ii) shall be construed to permit or waive any Default or Event of Default arising from any incurrence or issuance of Indebtedness not permitted under the terms of this Agreement.

(iii)

Subject to the last paragraph of this Section 5.02(a), no later than five (5) Business Days after the receipt by any Credit Party or any of their respective Subsidiaries of any cash proceeds from any Disposition (other than any Disposition permitted under Section 10.04(a), Section 10.04(c), Section 10.04(d), Section 10.04(e), Section 10.04(f), Section 10.04(g), Section 10.04(h), Section 10.04(i), Section 10.04(j), Section 10.04(k), Section 10.04(l), Section 10.04(m), Section 10.04(n), Section 10.04(p), Section 10.04(q), Section 10.04(r), Section 10.04(s) (solely with respect to Permitted Liens arising in the ordinary course of business) and Section 10.04(u)), the Credit Parties or any of their respective Subsidiaries shall prepay the Loans in an amount equal to one hundred percent (100%) of the Net Disposition Proceeds from such Disposition, only to the extent the aggregate amount of such Net Disposition Proceeds in any fiscal year exceeds $1,000,000 in the aggregate and then only in the amount of such excess, plus the Applicable Prepayment Premium, to be applied as set forth in Section 5.02(a)(viii); provided, that any Credit Party or their respective Subsidiaries may, at their option by notice in writing to the Agents on or prior to the fifth (5th) Business Day after the occurrence of the Disposition giving rise to such Net Disposition Proceeds, elect to reinvest such Net Disposition Proceeds in assets that are used or useful in the business of any Credit Party or their Subsidiaries (including Permitted Acquisitions and other permitted Investments) to the extent that any Credit Party or such Subsidiary makes such reinvestment within twelve (12) months following the occurrence of the Disposition; provided, however, any Credit Party or such Subsidiary may consummate such reinvestment within sixteen (16) months after the occurrence of the Disposition, so long as any Credit Party or such Subsidiary shall have entered into a definitive agreement for the purchase of assets or property within the first twelve (12) month period. Any amounts of Net Disposition Proceeds unused after such period shall be applied as set forth in Section 5.02(a)(viii). Nothing in this Section 5.02(a)(iii) shall be construed to permit or waive any Default or Event of Default arising from any Disposition not permitted under the terms of this Agreement.

(iv)

No later than five (5) Business Days after the receipt by Holdings, the Borrower or its Subsidiaries of any Extraordinary Receipts, the Borrower shall prepay the Loans in an amount equal to one hundred percent (100%) of such Extraordinary Receipts, only to the extent the aggregate amount of such Extraordinary Receipts in any fiscal year exceeds $1,000,000 in the aggregate and then only in the amount of such excess, plus the Applicable Prepayment Premium.

(v)

No later than five (5) Business Days after the receipt of any indemnification payments received by any Indemnitees (as defined in the Acquisition Agreement) pursuant to the Acquisition Agreement (or by a Credit Party), other than indemnification payments to be made to a third party or in reimbursement of payments made to a third party, the Borrower shall prepay the Loans in an amount equal to one hundred percent (100%) of the net cash proceeds of such indemnification payments received by any Credit Party or received by any Indemnitees (net of all out-of-pocket collection expenses thereof not payable to a Credit Party or Subsidiary thereof (other than reimbursements of reasonable out-of-pocket expenses of such Credit Party or Subsidiary, including, without limitation, any legal or other professional fees)) plus the Applicable Prepayment Premium.

(vi)

Upon any reduction in the Deferred Purchase Price obligations of the Purchaser under the Acquisition Agreement as a result of claims with respect to representations, warranties, indemnities or any exercise of set off rights in respect thereof, in each case, other than in respect of payments to be made to a third party or in reimbursement of payments made to a third party, the Borrower shall prepay the Loans in an amount equal to such reduction in the Deferred Purchase Price obligation, such prepayment to be made on the date on which the amount of the reduction would otherwise have been payable under the Acquisition Agreement plus the Applicable Prepayment Premium.

(vii)

Subject to the last paragraph of this Section 5.02(a), no later than five (5) Business Days after the receipt by any Credit Party or any of their respective Subsidiaries of any cash proceeds from any Casualty Event, the Borrower shall prepay the Loans in an amount equal to one hundred percent (100%) of such Net Casualty Proceeds, only to the extent the aggregate amount of such Net Casualty Proceeds in any fiscal year exceeds $1,000,000 in the aggregate and then only in the amount of such excess, plus the Applicable Prepayment Premium, to be applied as set forth in Section 5.02(a)(viii); provided, that any Credit Party or their respective Subsidiaries may, at their option by notice in writing to the Agents no later than thirty (30) days following receipt of such Net Casualty Proceeds), use such Net Casualty Proceeds to repair or reinvest such Net Casualty Proceeds in assets that are used or useful in the business of such Credit Party or such Subsidiaries to the extent that such Credit Party or such Subsidiary makes such repair or reinvestment within twelve (12) months following the occurrence of the Casualty Event (or, so long as applicable permits and approvals are being diligently pursued by the Borrower in respect of such repair or reinvestment, sixteen (16) months); provided, however, the Credit Parties or such Subsidiary may consummate such repair or reinvestment within sixteen (16) months after the occurrence of the Casualty Event, so long as such Credit Party or such Subsidiary shall have entered into a definitive agreement for the repair or the purchase of assets or property within the first twelve (12) month period. Any amounts of Net Casualty Proceeds unused after such period shall be applied as set forth in Section 5.02(a)(viii). Nothing in this Section 5.02(a)(vii) shall be construed to permit or waive any Default or Event of Default arising from, directly or indirectly, any Casualty Event.

(viii)

Amounts to be applied in connection with prepayments made pursuant to Section 5.02(a)(i) shall be applied, to the installments of the Term Loans pursuant to Section 2.05(b) in direct order of maturity of such scheduled installments. All other amounts to be applied in connection with prepayments made pursuant to Section 5.02(a) shall be made to the installments of the Term Loans pursuant to Section 2.05(b) in inverse order of maturity of such scheduled installments. Each prepayment of the Loans under Section 5.02 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

(b)

Applicable Prepayment Premium. Without limiting the generality of Sections 5.01 and 5.02, and notwithstanding anything to the contrary in this Agreement or any other Credit Document, the Credit Parties hereby acknowledge and agree that if the Obligations are accelerated for any reason prior to the fourth anniversary of the Closing Date, including because of an Event of Default (including by operation of law or otherwise), the commencement of any insolvency proceeding or other proceeding pursuant to any applicable debtor relief laws, sale, disposition or encumbrance (including that by operation of law or otherwise) or a satisfaction or release by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other means, the Applicable Prepayment Premium, determined as of the date of acceleration will also be due and payable as though said Obligations were voluntarily prepaid as of such date and shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result thereof. The Applicable Prepayment Premium payable in accordance with the immediately preceding sentence shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination and the Credit Parties agree that it is reasonable under the circumstances. The Credit Parties expressly agree that: (i) the Applicable Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (ii) the Applicable Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made, (iii) there has been a course of conduct between Lenders and the Credit Parties giving specific consideration in this transaction for such agreement to pay the Applicable Prepayment Premium, and (iv) the Applicable Prepayment Premium represents a good faith, reasonable estimate and calculation of the lost profits or damages of the Lenders and that it would be impractical and extremely difficult to ascertain the actual amount of damages to the Lenders or profits lost by the Lenders as a result of any prepayment, including as a result of any Prepayment Event. THE CREDIT PARTIES EXPRESSLY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE APPLICABLE PREPAYMENT PREMIUM IN CONNECTION WITH ANY ACCELERATION OF THE OBLIGATIONS. The Credit Parties expressly acknowledge that their respective agreement to pay the Applicable Prepayment Premium as herein described is a material inducement to the Lenders to provide the Commitments hereunder and to make the Loans. Furthermore, the Credit Parties acknowledge and agree that the Credit Parties and their respective affiliates shall be estopped hereafter from claiming differently than as agreed to with respect to the Applicable Prepayment Premium and the Credit Parties acknowledge and agree that the Applicable Prepayment Premium is not intended to act as a penalty or to punish the Credit Parties for any action.

(c)

[reserved].

(d)

Application to Term Loans. With respect to each prepayment of Term Loans elected by the Borrower pursuant to Section 5.01(b), the Borrower may designate the Types of Loans that are to be prepaid and the specific Borrowing(s) pursuant to which made; provided, that the Borrower pays any amounts, if any, required to be paid pursuant to Section 2.11 with respect to prepayments of LIBOR Rate Loans made on any date other than the last day of the applicable LIBOR Period. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.11. Each such prepayment shall be accompanied by all accrued interest on the Loans so prepaid, through the date of such prepayment.

(e)

[reserved].

(f)

Application of Collateral Proceeds. Notwithstanding anything to the contrary in Section 5.01 or this Section 5.02, all proceeds of Collateral received by any Collateral Agent pursuant to the exercise of remedies against the Collateral, and all payments received upon and after the acceleration of any of the Obligations shall be applied as set forth in this clause (f), as follows (subject to adjustments pursuant to any agreements entered into among the Lenders):

(i)

first, to pay any costs and expenses of the Collateral Agent and fees then due to the Collateral Agent under the Credit Documents, and any indemnities then due to any Agent under the Credit Documents, until paid in full,

(ii)

second, to pay any fees or premiums then due to the Administrative Agent or any of the Lenders under the Credit Documents until paid in full,

(iii)

third, ratably to pay any costs or expense reimbursements of Lenders and indemnities then due to any of the Lenders under the Credit Documents until paid in full,

(iv)

fourth, ratably to pay interest due in respect of the outstanding Term Loans until paid in full,

(v)

fifth, ratably to pay the outstanding principal balance of the Term Loans until the Term Loans are paid in full,

(vi)

sixth, to pay any other Obligations, and

(vii)

seventh, to the Borrower or such other Person entitled thereto under Applicable Law.

Section 5.03

Payment of Obligations; Method and Place of Payment. (a) The obligations of the Borrower hereunder and under each other Credit Document are not subject to counterclaim, set-off, rights of rescission, or any other defense. Subject to Section 5.04, and except as otherwise specifically provided herein, all payments under this Agreement shall be made by the Borrower, without set-off, rights of rescission, counterclaim or deduction of any kind, to the Administrative Agent for the ratable account of the Secured Parties entitled thereto not later than 2:00 p.m. (New York time) on the date when due and shall be made in immediately available funds in Dollars to the Administrative Agent, and any amounts received after such time on such date shall be deemed received on such date for purposes of determining whether an Event of Default has occurred (provided, that such amounts shall be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon). The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:00 p.m. (New York time), on such day) like funds relating to the payment of principal or interest or Fees ratably to the Secured Parties entitled thereto.

(b)

For purposes of computing interest or fees, any payments under this Agreement that are made later than 2:00 p.m. (New York time), shall be deemed to have been made on the next succeeding Business Day. Unless otherwise expressly provided herein, whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall continue to accrue during such extension at the applicable rate in effect immediately prior to such extension.

(c)

The Borrower hereby authorizes Administrative Agent to, at its option (or upon the direction of the Collateral Agent or the Required Lenders), from time to time, without prior notice to the Borrower, charge the Borrower’s loan account for any and all Obligations that remain unpaid after the due date therefor (after giving effect to any grace periods provided for in Section 11.01(a)) and, with respect to Obligations that are not fees, interest or principal payments, are not the subject of a bona fide dispute. All amounts so charged to the Borrower’s loan account thereafter shall, subject to Section 2.08(c), accrue interest at the rate then applicable to Index Rate Loans.

Section 5.04

Net Payments. (a) All payments made by or on behalf of any Credit Party under this Agreement or any other Credit Document shall be made without deduction or withholding for or on account of any Taxes, except as required by Applicable Law. If any Taxes are required to be withheld from any amounts payable by or on behalf of any Credit Party under this Agreement or any other Credit Document (as determined in the good faith discretion of the applicable withholding agent), then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law, and if such Tax is a Non-Excluded Tax, then the Borrower shall increase the amounts payable to the applicable Recipient to the extent necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. Whenever any Taxes are paid by a Credit Party pursuant to this Section 5.04(a), as soon as practicable thereafter, the Borrower shall send to the Administrative Agent the original or a certified copy of a receipt issued by the relevant Governmental Authority, a copy of the return reporting such payment, or other evidence of such payment reasonably satisfactory to the Administrative Agent. The Borrower shall indemnify the Agents and the Lenders for any Non-Excluded Taxes (including Non- Excluded Taxes imposed or asserted on or attributable to amounts payable under this Section 5.04(a)) that are paid by any Agent or Lender or that are required to be withheld or deducted from a payment to any Agent or Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, within ten (10) days after demand therefor. A certificate as to the amount of such payment or liability delivered to the Borrower by an Agent or Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent, shall timely reimburse it for the payment of any Other Taxes. The agreements in this Section 5.04(a) shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(b)

(i) Each Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by Applicable Law or reasonably requested by the Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate; provided, that such Lender is legally entitled to complete, execute and deliver such documentation. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Each Person that shall become a Participant pursuant to Section 13.06 or a Lender pursuant to Section 13.06 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 5.04(b); provided, that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased. Notwithstanding any other provision of this paragraph, no Lender shall be required to deliver any form (other than such documentation required by Sections 5.04(b)(ii)(A)-(C) and (iii)) that in such Lender’s reasonable judgment would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)

Without limiting the generality of the foregoing,

(A)

any Lender that is a “United States Person” as defined in Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)

any Lender that is not a “United States Person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall reasonably be requested) on or about the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)

in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)

executed copies of IRS Form W-8ECI;

(3)

in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit L-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” within the meaning of Section 957 of the Code related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4)

to the extent a Non-U.S. Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W- 8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct and indirect partner;

(C)

Any Non-U.S. Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made;

(iii)

Without limiting the generality of the foregoing, if a payment made to a Recipient under any Credit Document would be subject to United States federal withholding tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i), of the Code and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment under FATCA, if any. Solely for the purposes of this clause (iii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iv)

Each Recipient agrees that if any form or certification it previously delivered pursuant to this Section 5.04(b) expires or becomes obsolete or inaccurate in any material respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(c)

If any Lender or any Agent determines, in its sole discretion exercised in good faith, that it has received a refund of a Tax for which it has been indemnified by the Borrower pursuant to this Section 5.04 (including by the payment of additional amounts by the Borrower pursuant to this Section 5.04), then such Lender or such Agent, as the case may be, shall reimburse the Borrower for such amount (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 5.04 with respect to the Tax giving rise to such refund), net of all out-of-pocket expenses of such Agent or such Lender (including any Taxes imposed on the receipt of such refund) and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrower, upon the request of such Agent or such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent or such Lender in the event such Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (c), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (c) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any Agent or any Lender to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.

(d)

Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Non-Excluded Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Non- Excluded Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.06 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e)

Each party’s obligations under this Section 5.04 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

Section 5.05

Computations of Interest and Fees. (a) All interest and fees shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of (a) 365 (or 366 as appropriate) days in the case of Index Rate Loans and (b) 360 days in all other cases. Unless otherwise expressly provided herein, payments due on a day that is not a Business Day shall (except as otherwise required by Section 2.09(c)) be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees in connection with that payment.

(b)

Fees shall be calculated on the basis of a 360-day year for the actual days elapsed.

ARTICLE VI

Conditions Precedent to Initial Credit Extension

The occurrence of the initial Credit Extension is subject to the satisfaction (or waiver) of the following conditions precedent on or before the Closing Date (except that in the case of the condition set forth in Section 6.04, such condition shall be satisfied immediately following the occurrence of the initial Credit Extension but on the Closing Date); provided that if such conditions are not satisfied (or waived) on or prior to the Closing Date (in each case, as agreed by the Agents), it is understood that the Administrative Agent shall promptly return any funds previously sent to the Administrative Agent by the Lenders:

Section 6.01

Credit Documents. The Administrative Agent shall have received the following documents, duly executed by an Authorized Officer of each Credit Party and each other relevant party:

(a)

this Agreement;

(b)

the Notes, if any;

(c)

the Guarantee Agreement;

(d)

the Notice of Borrowing;

(e)

the Security Pledge Agreement;

(f)

a Perfection Certificate; and

(g)

the Intercompany Subordination Agreement.

Section 6.02

Collateral.

(a)

Subject to the Limited Conditionality Provision with respect to this Section 6.02(a), all Capital Stock of each directly owned Subsidiary of each Credit Party shall have been pledged (other than Capital Stock of any Excluded Subsidiary, in which case, the maximum amount of Capital Stock of such Excluded Subsidiary permitted to be pledged pursuant to this Agreement shall be pledged) pursuant to, and subject to the limitations set forth in the Security Pledge Agreement, and the Collateral Agent shall have received all certificates representing such securities pledged under the Security Pledge Agreement, accompanied by instruments of transfer and undated stock powers endorsed in blank; and

(b)

the Borrower shall have executed and delivered to the Collateral Agent a collateral assignment, in form and substance satisfactory to the Collateral Agent, of the Acquisition Documents;

provided that, to the extent any security interest in any Collateral is not or cannot be provided and/or perfected on the Closing Date (other than the pledge (and delivery in the case of the immediately following clause (1)) and perfection of the security interests (1) in the certificated equity securities of the Target, any Domestic Subsidiaries of Holdings (other than the Target and its Subsidiaries) and (2) in other assets of any Domestic Subsidiaries of Holdings (other than the Target and its Subsidiaries) with respect to which a Lien may be perfected solely by the filing of a financing statement under the UCC) after the Borrower’s use of commercially reasonable efforts to do so, then the provision and/or perfection of a security interest in such Collateral shall not constitute a condition precedent to the availability of the Credit Facility on the Closing Date, but instead shall be required to be delivered, or a security interest therein perfected, not more than 90 days after the Closing Date (as such period may be extended by the Administrative Agent in its sole discretion) (collectively, the “Limited Conditionality Provision”).

Section 6.03

Legal Opinion. The Administrative Agent and the Collateral Agent shall have received an executed legal opinion of Dechert LLP, counsel to the Credit Parties addressed to the Administrative Agent, the Collateral Agent and the Lenders and in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent (including an opinion regarding the execution, delivery and performance by each Credit Party of this Agreement and of each Credit Document to which it is a party, and the borrowings by the Borrower hereunder, do not and will not conflict with the Acquisition Documents).

Section 6.04

Filings. Subject to the Limited Conditionality Provision, each Agent shall have received each (i) Uniform Commercial Code financing statement and filing with the United States Patent and Trademark Office and the United States Copyright Office required by this Agreement, any other Credit Document, or under applicable law to be filed, registered or recorded in order to create, in favor of each Agent, a perfected security interest in or lien upon the Collateral subject thereto shall have been delivered to the Collateral Agent in proper form for filing, registration or recordation in each jurisdiction in which the filing, registration or recordation thereof is so required or requested by each Agent together with payment of any necessary fee, tax or expense relating thereto and (ii) copies of stock certificates evidencing Collateral, together with copies of transfer powers executed in blank, and copies of each promissory note constituting Collateral, together with copies of executed allonges, shall have been received by the Collateral Agent or its counsel.

Section 6.05

Secretary’s Certificates. The Administrative Agent shall have received a certificate for each Credit Party, dated the Closing Date, duly executed and delivered by such Credit Party’s secretary or assistant secretary, managing member or general partner, as applicable, as to:

(a)

resolutions of each such Person’s board of managers/directors (or other managing body, in the case of a Person that is not a corporation) then in full force and effect expressly and specifically authorizing, to the extent relevant, all aspects of the Credit Documents applicable to such Person and the execution, delivery and performance of each such Credit Document, in each case, to be executed by such Person;

(b)

the incumbency and signatures of its Authorized Officers and any other of its officers, managing member or general partner, as applicable, authorized to act with respect to each Credit Document to be executed by such Person; and

(c)

each such Person’s Organization Documents, as amended, modified or supplemented as of Closing Date, and good standing certificates, each certified by the appropriate officer or official body of the jurisdiction of organization of such Person.

Section 6.06

Other Documents and Certificates. The Administrative Agent shall have received the following documents and certificates, each of which shall be dated the Closing Date and properly executed by an Authorized Officer of each applicable Credit Party or the Purchaser, in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:

(a)

a certificate of an Authorized Officer of the Borrower, certifying as to:

               (i)

the satisfaction of the conditions set forth in Section 6.08, Section 6.09, Section 6.10, Section 6.14 and Section 6.19 hereof;

               (ii)

the truth and correctness of Specified Acquisition Agreement Representations and the truth and correctness of the Specified Representations in all material respects as of the Closing Date (except that in the case of any Specified Acquisition Agreement Representation or Specified Representation which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be); provided that to the extent that any of the Specified Representations are qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, such representations and warranties shall be true and correct in all respects; and

               (iii)

the receipt of all required approvals and consents of all Governmental Authorities and other third parties with respect to the consummation of the Transactions (if any) and the transactions contemplated by the Transaction Documents;

(b)

an assignment and assumption agreement, by and between Purchaser and Group, with respect to the Acquisition Agreement;

(c)

a notice of assignment by the Purchaser with respect to the Acquisition Agreement; and

(d)

a copy of the stock certificate of Grindr Inc. with certificate number CS-8.

Section 6.07

Solvency Certificate. The Administrative Agent shall have received a Solvency Certificate confirming that as of the Closing Date the Borrower and its Subsidiaries, taken as a whole and on a consolidated basis, immediately after giving effect to the Transactions are Solvent.

Section 6.08

Sponsor Investment. The Sponsor shall have, directly or indirectly, invested a minimum of $350,000,000 (inclusive of the Deferred Purchase Price) in the Transactions of which no less than $78,000,000 shall be applied to the Transactions (including by way of payment of expenses related thereto) or contributed in cash as common equity on or before the Closing Date.

Section 6.09

Consummation of Acquisition. Substantially concurrently with the funding of the initial borrowings under the Credit Facility, the Acquisition shall be consummated in accordance with the terms of the Acquisition Agreement, but without giving effect to any amendments, waivers or consents that are materially adverse to the interests of the Lenders or the Arranger in their respective capacities as such without the consent of the Arranger (it being understood that any modification, amendment, consent or waiver to or under the definition of “Material Adverse Effect” in the Acquisition Agreement, shall be deemed to be materially adverse to the interests of the Lenders and the Arranger).

Section 6.10

CFIUS Clearance. The Acquisition shall have received CFIUS Clearance (as defined in the Acquisition Agreement), if CFIUS Clearance is required, on terms and conditions reasonably satisfactory to the Administrative Agent; provided, that if no term or condition of CFIUS Clearance constitutes a Purchaser’s Restricted Item (as defined in the Acquisition Agreement) or is otherwise materially adverse to the interests of the Administrative Agent, CFIUS Clearance shall be deemed to be reasonably satisfactory to the Administrative Agent.

Section 6.11

Indemnification Payments. Group shall have entered into a customary agreement to turn over to the Administrative Agent any indemnification payments received under the Acquisition Agreement and related documents that are required to be applied to prepay the Loans pursuant to Section 5.02(a)(v).

Section 6.12

Financial Information. The Administrative Agent shall have received the Historical Financial Statements.

Section 6.13

Insurance. Subject to the Limited Conditionality Provision, the Administrative Agent shall have received in form and substance reasonably satisfactory to it, evidence that adequate insurance, including without limitation, casualty and liability insurance, required to be maintained under the Agreement is in full force and effect.

Section 6.14

Material Adverse Effect. Since March 6, 2020, there shall not have occurred any Material Adverse Effect (as defined in the Acquisition Agreement).

Section 6.15

Representations and Warranties. As of the Closing Date, the Specified Acquisition Agreement Representations shall be true and correct and the Specified Representations shall be true and correct in all material respects (except that in the case of any Specified Acquisition Agreement Representation or Specified Representation which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be); provided that to the extent that any of the Specified Representations are qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, such representations and warranties shall be true and correct in all respects; provided, further, that, the terms of the Credit Documents shall not impair the availability of the Credit Facility on the Closing Date if the conditions set forth in Article VI hereto are satisfied.

Section 6.16

Fees and Expenses. Substantially concurrently with the initial funding under this Agreement, each of the Agents and each Lender shall have received, for its own respective account, (a) all fees and out-of-pocket expenses due and payable to such Person herein, or any documents entered into in connection herewith, and (b) the reasonable fees, costs and out-of-pocket expenses due and payable to such Person pursuant Sections 4.01 and 13.05 (including the reasonable fees, disbursements and other charges of counsel) for which invoices have been presented at least three (3) Business Days prior to the Closing Date, in reasonable detail with supporting documentation.

Section 6.17

Patriot Act Compliance. So long as requested by the Administrative Agent and the Lenders at least ten (10) days prior to the Closing Date, the Administrative Agent and the Lenders shall have received at least one (1) Business Day prior to the Closing Date (or such shorter periods as the Administrative Agent may agree), all documentation and information required by regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act. Any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulations shall deliver a Beneficial Ownership Certification in relation to such Borrower.

Section 6.18

Additional Documents. The Administrative Agent shall have received the results of judgment searches, tax lien searches and Uniform Commercial Code lien searches in an entity’s jurisdiction of organization for each Credit Party organized in the United States.

Section 6.19

No Other Indebtedness. None of Holdings, the Borrower nor any Subsidiary shall have any outstanding third party indebtedness for borrowed money.

For purposes of determining whether the conditions precedent specified in this Article VI have been satisfied on the Closing Date, by funding the Loans hereunder, each Agent and each Lender that has executed this Agreement (or an Assignment and Acceptance on the Closing Date) shall be deemed to have consented to, approved, accepted or waived, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to such Agent or such Lender, as the case may be.

ARTICLE VII

Conditions Subsequent

Section 7.01

Post-Closing Covenant.

(a)

Within thirty (30) days of the Closing Date (or such later date that the Collateral Agent may agree in writing in its sole discretion), the Credit Parties shall have used commercially reasonable efforts to cause the landlord with respect to the Borrower’s chief executive office, located at 428 East Street Suite E, Grinnell, IA 50112, to execute a landlord waiver and collateral access agreement, in form and substance reasonably satisfactory to the Collateral Agent.

(b)

To the extent required, pursuant to Section 9.13(a) hereof, promptly following the Closing Date, and not later than within ninety (90) days of the Closing Date (or such later date that the Collateral Agent may agree in writing in its sole discretion), the Credit Parties shall have established and delivered to the Collateral Agent a Control Agreement with respect to each of their respective securities accounts, deposit accounts and investment property set forth on Schedule 9.13 (other than Excluded Accounts).

(c)

Notwithstanding anything contained in Article VI herein to the contrary, within thirty (30) days of the Closing Date (or such later date that the Administrative Agent may agree in writing), the Credit Parties shall have delivered to the Administrative Agent loss payable endorsements issued by the Credit Parties’ insurer naming the Administrative Agent as lenders’ loss payee and mortgagee, as applicable.

(d)

Within seven (7) days of the Closing Date, the Sponsor shall, directly or indirectly, invest in the Transactions (including by way of payment of expenses related thereto) such that the aggregate amount of cash applied to the Transactions (including by way of payment of expenses related thereto) or contributed to the Borrower as common equity (taking into account the cash contributed pursuant to Section 6.08) shall be no less than $85,000,000. Without limiting the foregoing, Borrower shall pay all amounts invoiced by Kirkland & Ellis LLP, as counsel to Fortress, within 7 days of the Closing Date.

(e)

Within five (5) Business Days after the Closing Date, the Administrative Agent shall have received in form and substance reasonably satisfactory to it, insurance certificates issued by the Credit Parties’ insurance broker containing such information regarding the Credit Parties’ casualty and liability insurance policies as the Administrative Agent shall request and naming such Agent as an additional insured, lenders loss payee and/or mortgagee, as applicable.

(f)

Within five (5) Business Days after the Closing Date, the Credit Parties shall deliver to the Administrative Agent a copy of the stock certificate of Grindr Inc. with certificate number CS-8 executed with wet ink signatures and marked as cancelled.

(g)

Within ten (10) Business Days of the Closing Date, the Borrower shall deliver to the Administrative Agent copies of an amended and restated limited liability company agreement for Grindr LLC and related corporate authorizations, in each case, in form and substance satisfactory to the Administrative Agent.

(h)

Within ten (10) Business Days of the Closing Date, the Borrower shall deliver evidence reasonably satisfactory to the Administrative Agent that Grindr Inc. has converted from a corporation to a limited liability company under the laws of Delaware, including the limited liability company agreement and related corporate authorizations.

(i)

The Borrower shall deliver to the Administrative Agent, in respect of the removal of the existing mechanic’s lien of Wolcott Architecture Interiors by Grindr LLC with UCC filing number 20170111557 (i) within three (3) Business Days of the Closing Date, a copy of the executed and mailed UCC termination notice letter, and (ii) within 30 days thereafter, a copy of the filed UCC-3 termination statement.

(j)

Within thirty (30) days of the Closing Date, the Borrower shall deliver to the Administrative Agent copies of (i) a long-form good standing certificate for each Credit Party organized in California, and (ii) the certified charter of Blendr LLC.

(k)

The Borrower shall deliver a copy of each Service Agreement to the Administrative Agent at least three (3) Business Days prior to the making of any Restricted Payment thereunder.

ARTICLE VIII

Representations, Warranties and Agreements

In order to induce the Lenders to enter into this Agreement, make the Loans as provided for herein, the Credit Parties make each of the following representations and warranties, and agreements with, the Lenders:

Section 8.01

Corporate Status.  Each Credit Party (a) is a duly organized or formed and validly existing corporation or other registered entity in good standing (to the extent such concept is applicable) under the laws of the jurisdiction of its organization and has the requisite corporate or other organizational power and authority to own its property and assets and to transact the business in which it is engaged and (b) has duly qualified and is authorized to do business and is in good standing (to the extent such concept is applicable) in all jurisdictions where it does business or owns assets, except where the failure to do so under this clause (b), individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 8.02

Corporate Power and Authority.  Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered the Credit Documents to which it is a party and all such documents constitute the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

Section 8.03

No Violation.  The execution, delivery and performance by any Credit Party of the Credit Documents to which it is a party and compliance with the terms and provisions thereof will not (a)  contravene any applicable provision of any Applicable Law of any Governmental Authority in any material respect, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party (other than Liens created under the Credit Documents) pursuant to, (i) the terms of any indenture, loan agreement, lease agreement, mortgage or deed of trust, or (ii) any other Contractual Obligation, in the case of either clause (i) and (ii) to which any Credit Party is a party or by which it or any of its property or assets is bound or (c) violate any provision of the Organization Documents of any Credit Party, except with respect to any conflict, breach, contravention or default referred to in clauses (b)(i) or (b)(ii), to the extent such conflict, breach, contravention or default would, individually or in the aggregate, not reasonably be expected to have a Material Adverse Effect.

Section 8.04

Labor Controversies. (a) There is no pending or, to the knowledge of any Credit Party, threatened, litigation, action, proceeding or unfair labor practice complaint before the National Labor Relations Board, grievance or arbitration proceeding arising out of or under any collective bargaining agreement, strike, lockout or slowdown against any Credit Party or any Subsidiary of a Credit Party that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and (b)  all payments due from a Credit Party or any Subsidiary of a Credit Party, or for which any material claim may be made against a Credit Party or any Subsidiary of a Credit Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Credit Party or Subsidiary in accordance with the Accounting Principles, except to the extent that could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 8.05

Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against any Credit Party or any Subsidiary of a Credit Party or against any of their respective properties or revenues (in each case, other than in respect of data privacy matters subject to the terms and conditions of Section 8.14(d)) that have a reasonable likelihood of adverse determination either individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect.

Section 8.06

Use of Proceeds; Regulations U and X. The proceeds of the Loans are intended to be and shall be used solely for the purposes set forth in and permitted by Section 9.11. No Credit Party is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U), and no proceeds of any Credit Extension will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with Regulation U or Regulation X.

Section 8.07

Approvals, Consents, etc. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person, and no consent or approval under any material contract or instrument (other than (a) those that have been duly obtained or made and which are in full force and effect, or (other than in the case of government approvals) if not obtained or made, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, (b) the filing of UCC financing statements and other equivalent filings for foreign jurisdictions and (c) for Intellectual Property registered or issued in the United States that is Collateral, filings in the United States Patent and Trademark Office and United States Copyright Office, as applicable) is required for the due execution, delivery or performance by any Credit Party of any Credit Document to which it is a party; provided, however, the foregoing does not apply to Intellectual Property that is Collateral arising under the laws of any jurisdiction outside of the United States. There does not exist any judgment, order, injunction or other restraint issued or, to the knowledge of the Borrower, filed with respect to the transactions contemplated by the Credit Documents, the making of any Credit Extension or the performance by the Credit Parties or any of their respective Subsidiaries of their Obligations under the Credit Documents.

Section 8.08

Investment Company Act. No Credit Party nor any Subsidiary of a Credit Party is, or will be after giving effect to the transactions contemplated under the Credit Documents, an “investment company”, within the meaning of the Investment Company Act of 1940.

Section 8.09

Accuracy of Information. None of the factual written information and data (taken as a whole and excluding any projections, estimates and other forward-looking statements and general economic and industry information) at any time furnished by any Credit Party, any of their respective Subsidiaries or any of their respective authorized representatives in writing to any Agent or any Lender (including all factual information contained in the Credit Documents) for purposes of or in connection with this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make such information and data (taken as a whole) not materially misleading, in each case, at the time such information was provided in light of the circumstances under which such information or data was furnished; provided, that to the extent such information, report, financial statement, or other factual information or data was based upon or constitutes a forecast or projection or other forward looking information, each of the Credit Parties represents only that it acted in good faith and utilized assumptions believed by it to be reasonable at the time such forecasts, projections or information were made available to any Agent or any Lender. Agents and Lenders acknowledge that such forecasts, projections and other forward looking information are not to be viewed as facts and are not a guarantee of financial performance, are subject to significant uncertainties and contingencies, which may be beyond the control of the Credit Parties, that no assurance is given by any Credit Party that the results forecasted in any such projections will be realized, and that actual results covered by such forecasts, projections and other forward looking information may differ from the projected results and that such differences may be material.

Section 8.10

Financial Condition; Financial Statements. The Historical Financial Statements present fairly in all material respects the financial position and results of operations of the Target and its Subsidiaries at the respective dates of such information and for the respective periods covered thereby, subject in the case of unaudited financial information, to changes resulting from normal year end audit adjustments, the absence of footnotes and compliance with purchase accounting rules and requirements. The Historical Financial Statements which are audited have been prepared in accordance with the Accounting Principles consistently applied throughout the period covered thereby except as specifically described therein.

Section 8.11

Tax Returns and Payments. Except as disclosed in Schedule 8.11, each Credit Party and its Subsidiaries has filed or has caused to be filed all material Tax returns, domestic and foreign, required to be filed by it and has paid or has caused to be paid all material amounts of Taxes and assessments payable by it that have become due and payable or contested in good faith by appropriate proceedings diligently conducted with respect to which such Credit Party or such Subsidiary thereof has maintained adequate reserves in accordance with GAAP. No material Tax Lien has been filed, and, to the knowledge of any Credit Party and its Subsidiaries, no claim is being asserted, with respect to any Taxes. No Credit Party or any of its Subsidiaries has ever “participated” in a “listed transaction” within the meaning of United States Treasury Regulations Section 1.6011-4.

Section 8.12

Compliance with ERISA. Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (i) each Plan is in compliance with ERISA, the Code and any Applicable Law; (ii) no Reportable Event has occurred (or is reasonably likely to occur) with respect to any Pension Plan; (iii) each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination, opinion or advisory letter from the Internal Revenue Service; (iv) no Multiemployer Plan is insolvent or in endangered or critical status within the meaning of Section 432 of the Code (or is reasonably likely to be insolvent), and no written notice of any such insolvency has been given to any of the Credit Parties, any of their respective Subsidiaries or any ERISA Affiliate; (v) no Pension Plan is, or is reasonably expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (vi) no Pension Plan has failed to satisfy the minimum funding standard of Section 412 of the Code or Section 302 of ERISA (whether or not waived in accordance with Section 412(c) of the Code or Section 302(c) of ERISA) (or is reasonably likely to do so); (vii) no failure to make any required installment under Section 430(j) of the Code with respect to any Pension Plan or any failure of a Credit Party, any of their respective Subsidiaries or any ERISA Affiliate to make any required contribution to a Multiemployer Plan when due has occurred; (viii) none of the Credit Parties, any of their respective Subsidiaries or any ERISA Affiliate has incurred (or is reasonably expected to incur) any liability to or on account of a Pension Plan or a Multiemployer Plan pursuant to Section 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or has been notified in writing that it will incur any liability under any of the foregoing Sections with respect to any Pension Plan or Multiemployer Plan; and (ix) no proceedings have been instituted (or are reasonably likely to be instituted) to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan, and no written notice of any such proceedings has been given to any of the Credit Parties, any of their respective Subsidiaries or any ERISA Affiliate. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, no Lien imposed under the Code or ERISA on the assets of any of the Credit Parties, any of their respective Subsidiaries or any ERISA Affiliate on account of a Pension Plan or Multiemployer Plan exists (or is reasonably likely to exist) nor have the Credit Parties, any of their respective Subsidiaries or any ERISA Affiliate been notified in writing that such a Lien will be imposed on the assets of any of the Credit Parties, any of their respective Subsidiaries or any ERISA Affiliate on account of any Pension Plan or Multiemployer Plan. No Pension Plan has an Unfunded Current Liability that would reasonably be expected to result in a Material Adverse Effect. No material liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA has been, or is reasonably expected to be, incurred by any Credit Party, any of their respective Subsidiaries.

Section 8.13

Subsidiaries. (a) As of the Closing Date, none of the Credit Parties has any Subsidiaries or joint ventures other than the Subsidiaries and joint ventures listed on Schedule 8.13, (b) on any applicable date thereafter, none of the Credit Parties has any Subsidiaries or joint ventures other than the Subsidiaries and joint ventures listed on Schedule 8.13, including any updates made thereto pursuant to and in accordance with Section 9.01(e), and (c) as of the Closing Date, none of the Credit Parties has any Subsidiary that would constitute an Excluded Subsidiary restricted by any contractual obligation from guaranteeing the obligations of the Borrower hereunder other than those Excluded Subsidiaries existing on the Closing Date and listed on Schedule 8.13. Schedule 8.13 describes the ownership interest of each of the Credit Parties in each Subsidiary, including the number of each class of Capital Stock authorized and the number outstanding, the number of Capital Stock covered by all outstanding options, warrants, rights of conversion or similar rights.

Section 8.14

Intellectual Property.

(a)

Each Credit Party exclusively owns and possesses all right, title and interest in and to the Owned IP, and (ii) each Credit Party has sufficient rights pursuant to a license or other valid and enforceable rights to all other material Intellectual Property used in, or held for use in, the operation of each Credit Party’s business as currently conducted, in each case of clauses (i) and (ii), free and clear of all Liens, other than Permitted Liens. Each Credit Party that is party to an Intellectual Property license is in compliance in all material respects with all terms and requirements of such Intellectual Property license. To the knowledge of any Credit Party, all Owned IP is subsisting, valid, and enforceable.

(b)

To the knowledge of any Credit Party, no Credit Party, the conduct of the business of any Credit Party or any products or services of any Credit Party infringes upon, misappropriates, dilutes, or otherwise violates, or has in the past three (3) years infringed, misappropriated, diluted or otherwise violated, the Intellectual Property rights or other proprietary rights of any Person, except to the extent that such infringement, misappropriation, dilution, or other violation, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. There have not been any proceedings pending or threatened in writing, or other written claims sent or received in the past three (3) years, by or against a Credit Party regarding Intellectual Property (including that allege that any Credit Party is infringing, misappropriating or otherwise violating the rights of any Person with regard to any Intellectual Property), except to the extent that such proceedings or other written claims, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the knowledge of any Credit Party, no Person is misappropriating, infringing, diluting or otherwise violating Owned IP.

(c)

Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each employee, independent contractor, and consultant (each a “Representative”) of Borrower or any Subsidiary has executed an agreement with Borrower or such Subsidiary with respect to Intellectual Property (each such agreement, an “IP Assignment”) pursuant to which the Representative (i) agrees to protect the confidential information of Borrower or such Subsidiary from unauthorized disclosure, and (ii) makes an assignment to Borrower or any Subsidiary of all right, title and interest in and to all material Intellectual Property authored, conceived, developed, reduced to practice, modified, or improved, by such Representative in the course of the Representative’s employment or engagement by the Borrower or such Subsidiary, as applicable. To the knowledge of Borrower, no Representative is in breach of any IP Assignment.

(d)

Except such data privacy matters as have been identified to the Administrative Agent prior to Closing, subject to Section 9.18, and except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each Credit Party is diligently pursuing compliance with all Privacy and Security Laws.

(e)

Each Credit Party uses commercially reasonable efforts to protect the confidentiality, integrity and security of the Computer Systems used in the operation of the business of the Credit Parties and to prevent any unauthorized use, access, or material interruption of the Computer Systems. To the knowledge of any Credit Party, such Computer Systems (i) are sufficient, in all material respects, for the immediate needs of the Credit Parties, and (ii) are in sufficiently good working condition to perform all information technology operations of the Credit Parties as currently conducted. In the last three (3) years, there have been no unauthorized intrusions, prolonged failures or breakdowns, or continued substandard performance affecting any such Computer Systems that have caused any material disruption of or material interruption in or to the use of such Computer Systems. The Credit Parties maintain commercially reasonable disaster recovery and business continuity plans and procedures in connection with the operation of the business of the Credit Parties.

(f)

Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of the Software of the Credit Parties is subject to any “open source,” “copyleft” or analogous license (including any license approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, GPL, AGPL or other open source software license) in a manner that has or would require any public distribution of any such Software.

(g)

No material source code owned by any Credit Party has been disclosed, released, made available, or delivered (and no Person has agreed to disclose, release, or deliver such source code under any circumstance) to any third party (except for authorized employees, consultants, or independent contractors who are subject to non-disclosure agreements). To each Credit Party’s knowledge, no event has occurred, and no circumstance or condition exists as of the Closing Date, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, result in a requirement that any material source code owned by any Credit Party be disclosed, licensed, released, made available, or delivered to any third party.

Section 8.15

Environmental Warranties.   (a) Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) the Credit Parties and each of their respective Subsidiaries are, and have been, in compliance with all Environmental Laws, including in all jurisdictions in which the Credit Parties or such Subsidiary, as the case may be, are currently doing business (ii) the Credit Parties and each of their respective Subsidiaries have obtained and are, and have been, in compliance with all permits, registrations, approvals, certificates, licenses and other authorizations required under Environmental Laws, (iii) none of the Credit Parties or any of their respective Subsidiaries has received, or become subject to, any pending Environmental Claim or other liability under any Environmental Law or, to the knowledge of such Credit Party, threatened Environmental Claim or other liability under any Environmental Law, and (iv) none of the Credit Parties or their respective Subsidiaries has assumed, undertaken, provided any indemnity with respect to, or otherwise become subject to, any liability of any other Person relating to Environmental Laws or Hazardous Materials.

(b)

None of the Credit Parties or any of their respective Subsidiaries has treated, stored, transported, released, manufactured, disposed of, arranged for or permitted the disposal of, handled, or exposed any Person to, or owned or operated any property or facility contaminated by, any Hazardous Materials, including at or from any currently or formerly owned or operated Real Property or facility relating to its business in a manner that could reasonably be expected to have a Material Adverse Effect.

Section 8.16

Ownership of Properties. As of the Closing Date, each Credit Party and each of its Subsidiaries has good and marketable fee simple title to, or valid leasehold interests in, or easements or other limited property interests in, all its Real Property, as disclosed on Schedule 8.16, and has good and marketable title to, or valid leasehold interests in, or licenses of its material personal property and material assets, in each case, except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such properties and assets are free and clear of Liens, other than Liens permitted by Section 10.02.

Section 8.17

No Default. No Default or Event of Default has occurred or is continuing that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 8.18

Solvency. On the Closing Date after giving effect to the Transactions and the other transactions related thereto, Holdings and its Subsidiaries, on a consolidated basis, are Solvent.

Section 8.19

Security Documents. The Security Pledge Agreement, upon execution and delivery thereof by the parties thereto, will be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable first priority (subject only to Permitted Liens) security interest in the Collateral described therein and proceeds thereof, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law). In the case of the Pledged Stock described in the Security Pledge Agreement, when stock certificates representing such Pledged Stock are delivered to the Collateral Agent (together with a properly completed and signed undated endorsement), and in the case of the other Collateral described in the Security Pledge Agreement, when financing statements and other filings specified on Schedule 8.19 in appropriate form are filed in the offices specified on Schedule 8.19, the Security Pledge Agreement shall constitute a fully perfected Lien on, and first priority (subject only to Permitted Liens) security interest in, all right, title and interest of the Credit Parties in such Collateral and the proceeds thereof (other than Intellectual Property registered or issued in the United States that is Collateral for which additional filings in the United States Patent and Trademark Office and United States Copyright Office, as applicable, are required to be made under Applicable Laws, in each case, if and to the extent perfection may be achieved by such filings and with respect to Pledged Stock of any Foreign Subsidiary which may require additional documents under Applicable Laws, if and to the extent perfection may be achieved by such delivery and/or such filings) to the extent such proceeds can be protected by such filings, as security for the Obligations.

Section 8.20

Compliance with Laws; Authorizations. Each Credit Party and each Subsidiary of a Credit Party: (i) is in compliance with all Applicable Laws and (ii) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted, except, in the case of each of clauses (i) and (ii), to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 8.21

No Material Adverse Effect. (a) As of the Closing Date, no event or events shall have occurred which individually or in the aggregate has had, or would reasonably be expected to have, a Material Adverse Effect and (b) after the Closing Date, since December 31, 2019, there has been no Material Adverse Effect.

Section 8.22

Status of Holdings. Holdings does not and shall not engage in any business activities other than those (a) incidental to (i) ownership of Capital Stock in its Subsidiaries or making capital contributions to its Subsidiaries, (ii) the maintenance of its corporate existence or under any employment agreements and any documents related thereto, (iii) any public offering of its Capital Stock or any other issuance of its Capital Stock not prohibited by Article X, (v) the appointment of directors and officers and the compensation thereof in accordance with the terms of this Agreement, (vi) using the proceeds of Restricted Payments permitted by Section 10.06 as contemplated by Section 10.06 (including, without limitation, making Restricted Payments to the extent permitted by Section 10.06), (vii) purchasing Obligations in accordance with this Agreement, or (b) transactions expressly described herein as involving Holdings and permitted under this Agreement or permitted by the immediately following proviso; provided that Holdings shall not incur any Indebtedness (other than guarantees of Indebtedness permitted hereunder and for the avoidance of doubt, notwithstanding anything contained herein to the contrary, Holdings shall be permitted to enter into guarantees to guaranty the obligations of Borrower and any of its Subsidiaries under real estate leases or with respect to any other obligations of its Subsidiaries not prohibited hereunder), make any Investment or own any Capital Stock in any Person (other than Capital Stock in its Subsidiaries and Investments permitted to be made by Holdings hereunder), or grant any Lien (other than Liens securing the Obligations pursuant to the Credit Documents to the extent permitted hereunder).

Section 8.23

Insurance. The properties of each Credit Party are insured by financially sound and reputable insurance companies not Affiliates of any Credit Party against loss and damage in such amounts, with such deductibles and covering such risks as are customarily carried by Persons of comparable size and engaged in the same or similar businesses and owning similar properties in the general locations where such Credit Party operates, in each case, on the Closing Date, as described on Schedule 8.23, and on any applicable date thereafter, any updates made thereto pursuant to and in accordance with Section 9.01(e). No Credit Party has received or is aware of any notice of violation or cancellation of any such insurance policy.

Section 8.24

Evidence of Other Indebtedness. As of the Closing Date, other than as listed on Schedule 8.24, the Credit Parties and each of their respective Subsidiaries have no outstanding Funded Debt other than the Loans hereunder and other Funded Debt permitted under Section 10.01.

Section 8.25

Senior Indebtedness. The obligations of the Credit Parties under the Credit Documents for principal, interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the applicable agreement), premium (if any), fees, indemnifications, reimbursements, expenses, damages and other liabilities payable under the Credit Documents constitute “Senior Indebtedness” (or any comparable term).

Section 8.26

[Reserved].

Section 8.27

Patriot Act. The Credit Parties and each of their Subsidiaries are in compliance in all material respects with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department and any other enabling legislation or executive order relating thereto, (b) the Patriot Act and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations. No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977.

Section 8.28

Foreign Assets Control Regulations and Anti-Money Laundering. (a) Each Credit Party and each Subsidiary of each Credit Party and each of their and their respective officers and directors and to the knowledge of the Borrower, its employees and agents, are in compliance with and will remain in compliance in all material respects with all United States economic sanctions laws, executive orders and implementing regulations (collectively, “Sanctions”) as promulgated by the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) and the U.S. Department of State, and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. No Credit Party and no Subsidiary of a Credit Party, or to the knowledge of such Credit Party or Subsidiary any of their respective directors, officers or employees, or any agent of any Credit Party or any Subsidiary that will act in any capacity in connection with or benefit from the Credit Facility established hereby (i) is a Person designated by the United States government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a United States Person cannot deal with or otherwise engage in business transactions, (ii) is a Person who is otherwise the target of United States economic sanctions laws such that a United States Person cannot deal or otherwise engage in business transactions with such Person or (iii) is controlled by (including without limitation by virtue of such person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any person or entity on the SDN List or a foreign government that is the target of United States economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Credit Document would be prohibited under United States law (persons described in (i)-(iii) foregoing being “Sanctioned Persons”).

(b)

Each Credit Party and each Subsidiary of each Credit Party and each of their and their respective officers and directors, and to the knowledge of the Credit Parties, their respective employees and agents, are in compliance with the Anti-Corruption Laws in all material respects and will remain in compliance in all material respects with such laws. The Credit Parties will maintain in effect and enforce policies and procedures designed to promote compliance in all material respects by the Credit Parties, their Subsidiaries and their respective directors, officers, employees and agents with Anti- Corruption Laws and applicable sanctions. The Borrower will not request any Borrowing, and the Credit Parties shall not use, and shall procure their Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria), to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 8.29

Broker’s Fees. No broker’s or finder’s fee or commission will be payable with respect to the Credit Facility except as payable to the Agents and the Lenders.

ARTICLE IX

Affirmative Covenants

The Credit Parties hereby covenant and agree that on the Closing Date and thereafter, until the Total Commitments have terminated and the Loans, together with interest, Fees and all other Obligations incurred hereunder (other than Unasserted Contingent Obligations) are paid in full in accordance with the terms of this Agreement:

Section 9.01

Financial Information, Reports, Notices and Information. The Credit Parties will furnish the Administrative Agent (for itself, the Collateral Agent and each Lender) copies of the following financial statements, reports, notices and information:

(a)

Unaudited Monthly Financial Statements. Commencing with the first full fiscal month of Holdings occurring after the Closing Date, within forty-five (45) days after the end of each fiscal month (other than any quarter-end) of Holdings, unaudited financial statements consistent with the information delivered pursuant to Section 9.01(c).

(b)

Unaudited Quarterly Financial Statements. Within forty-five (45) days after the end of the last fiscal quarter of each fiscal year of Holdings, preliminary unaudited financial statements consistent with the information delivered pursuant to Section 9.01(c) for the fourth quarter of each fiscal year of Holdings, provided that such unaudited financial information shall be accompanied by calculations of all items otherwise required to be delivered pursuant to a Compliance Certificate.

(c)

Quarterly Financial Statements. Commencing with the first full fiscal quarter of Holdings occurring after the Closing Date, within forty-five (45) days after the end of the first three (3) fiscal quarters of each fiscal year of Holdings, (x) unaudited consolidated balance sheets of Holdings and its Subsidiaries as of the end of such fiscal quarter and (y) unaudited consolidated statements of income and cash flow of Holdings and its Subsidiaries for such fiscal quarter, and for the portion of the fiscal year then ended, and setting forth in comparative form the figures for the comparable fiscal quarter, portion of the fiscal year for the previous fiscal year and the budget for such fiscal year, all certified by an Authorized Officer of Borrower as being complete and correct in all material respects fairly presenting, in all material respects, in accordance with the Accounting Principles, the financial position and the results of operations of Holdings and its Subsidiaries, subject to normal year-end adjustments and absence of footnote disclosures, together with a management discussion and analysis report pursuant to Section 9.01(k).

(d)

Annual Financial Statements. Within one hundred and twenty (120) days after the end of each fiscal year of Holdings beginning with the fiscal year of Holdings ending December 31, 2020, copies of the consolidated balance sheets of Holdings and its Subsidiaries, and the related consolidated statements of income and cash flows of Holdings and its Subsidiaries for such fiscal year setting forth in comparative form the figures for the immediately preceding fiscal year and the budget for such year, such consolidated statements audited and certified without any “going concern” or like qualification or exception or any qualification, limitation or exception as to the scope of such audit, by a nationally recognized independent accounting firm stating that such consolidated financial statements present fairly in all material respects the financial position for the periods indicated in conformity with the Accounting Principles applied on a basis consistent with prior years or identifying any modification on such application of the Accounting Principles, together with a management discussion and analysis report pursuant to Section 9.01(k).

(e)

Compliance Certificates. Concurrently with the delivery of the financial information pursuant to clauses (c) or (d) above, as applicable, a Compliance Certificate, executed by an Authorized Officer of Holdings, (i) showing in reasonable detail the calculation of the Total Leverage Ratio and compliance with the Financial Performance Covenant and stating that no Default or Event of Default has occurred and is continuing (or, if a Default or an Event of Default has occurred and is continuing, specifying the details of such Default or Event of Default and the actions taken or to be taken with respect thereto) and containing the applicable certifications set forth in Section 8.09 with respect thereto, (ii) including a written supplement substantially in the form of Schedules 3, 4 and 5, as applicable, to the Security Pledge Agreement with respect to any additional assets and property acquired by any Credit Party after the Closing Date, all in reasonable detail; provided, that a written supplement to Schedule 3 to the Security Pledge Agreement shall only be required with respect to Patents and Trademarks (each as defined in the Security Pledge Agreement) in Compliance Certificates delivered concurrently with the delivery of financial information pursuant to clause (d) above, and (iii) solely with the delivery of the financial information pursuant to clause (d) above, showing a calculation of Consolidated Excess Cash Flow and the required prepayment due pursuant to Section 5.02(a)(i).

(f)

Budget. Within sixty (60) days after the commencement of each fiscal year of Holdings, commencing with the fiscal year beginning January 1, 2021, the forecasted financial projections for the then current fiscal year on a quarter-by-quarter basis, as customarily prepared by management of the Credit Parties for their internal use consistent in scope with the projections provided to the Administrative Agent prior to the Closing Date (including high-level assumptions made in the build-up of such budget).

(g)

Defaults; Litigation. Promptly, and not later than five (5) Business Days after an Authorized Officer of any Credit Party or any of their respective Subsidiaries obtains knowledge thereof, notice from an Authorized Officer of the Borrower of (i) the occurrence of any event that constitutes a Default or an Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the applicable Credit Parties propose to take with respect thereto, and (ii) (A) the occurrence of any material litigation, action, proceeding, labor controversy, or investigation with regards to Privacy and Security Laws or (B) the commencement of any litigation, action, proceeding, labor controversy, or investigation with regards to Privacy and Security Laws, and to the extent the Administrative Agent reasonably requests, copies of all material documentation related thereto (other than documentation the disclosure of which would breach a confidentiality agreement or result in the Credit Parties of their respective Subsidiaries waiving the attorney client privilege).

(h)

Other Litigation. Promptly, and not later than five (5) Business Days after becoming aware of any material pending or threatened (in writing) litigation, action, proceeding or other controversy which purports to affect the legality, validity or enforceability of any Credit Document, a statement of an Authorized Officer of the Borrower, which notice shall specify the nature thereof, and what actions the applicable Credit Parties propose to take with respect thereto, together with copies of all relevant material documentation.

(i)

Transaction Documents. Promptly, and not later than five (5) Business Days after any Credit Party obtains knowledge of the occurrence of (i) a material breach or material default or notice of termination by any party under, or material amendment to, any Transaction Document or any other document or instrument referred to in Section 10.07(a), or (ii) any material breach, default or notice of termination by any party under, or amendment to, any document or instrument referred to in Section 10.07(b), in the case of each of clauses (i) and (ii), a statement of an Authorized Officer of the Borrower setting forth details of such breach or default or notice of termination and the actions taken or to be taken with respect thereto and, if applicable, a copy of such amendment.

(j)

[Reserved].

(k)

Management Discussion and Analysis. Together with each delivery of financial statements pursuant to (i) Sections 9.01(c) and 9.01(d), a management discussion and analysis report, in reasonable detail, signed by an Authorized Officer of the Borrower, describing the operations and financial condition of the Credit Parties and their Subsidiaries for the fiscal quarter and the portion of the fiscal year then ended, as applicable, and (ii) Sections 9.01(c) and 9.01(d), a report setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and, with respect to the annual financial statements delivered pursuant to Section 9.01(d), the corresponding figures from the most recent projections for the current fiscal year delivered pursuant to Section 9.01(f) and discussing the reasons for any material variations.

(l)

Key Performance Indicators. Together with each delivery of financial statements pursuant to Sections 9.01(a), 9.01(b) and 9.01(c), monthly and quarterly key performance indicators, as applicable, that provide detail on the monthly and quarterly operating trends for the Credit Parties, including but not limited to monthly average users, daily average users, subscribers, and average revenue per user, beginning with the first full fiscal month or quarter after the Closing Date.

(m)

Equity Holder Reports. A copy of any report sent to the direct or indirect equity holders of the Borrower promptly following delivery to such holders.

(n)

Governmental or Regulatory Communications. A copy of any non-routine material communications sent to or received from any Governmental Authority or other regulatory body to the extent practicable and not prohibited by Applicable Law, rule or regulation promptly after delivery thereof.

(o)

[Reserved].

(p)

[Reserved].

(q)

[Reserved].

(r)

Other Information. With reasonable promptness, such other information regarding the business, financial, legal or corporate affairs of the Credit Parties and their Subsidiaries as any Agent on its own behalf or on behalf of any Lender may reasonably request in writing from time to time (other than information the disclosure of which would breach a confidentiality agreement or result in the Credit Parties or their respective Subsidiaries waiving the attorney client privilege), including without limitation any information required by any Lender for compliance with the Beneficial Ownership Regulation.

The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of Holdings or the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information and who may be engaged in investment and other market-related activities with respect to the Borrower’s or its Affiliates’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) (provided, however, that to the extent such Borrower Materials constitute Confidential Information, they shall be treated as set forth in Section 13.17); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”. Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials as “PUBLIC”. Each Credit Party hereby acknowledges and agrees that, unless the Borrower notifies the Administrative Agent in advance, all financial statements and certificates furnished pursuant to Sections 9.1(a), (b), (c) and (d) above are hereby deemed to be suitable for distribution, and to be made available, to all Lenders and may be treated by the Administrative Agent and the Lenders as not containing any material non-public information.

Section 9.02

Books, Records and Inspections. The Credit Parties will, and will cause each of their respective Subsidiaries to, maintain books of record and account, in which entries that are in conformity with the Accounting Principles consistently applied shall be made of all material financial transactions and matters involving the assets and business of the Credit Parties or such Subsidiary, as the case may be so as to present fairly in all material respects the financial position and results of operations of Holdings and its Subsidiaries, subject to any adjustments or estimations in connection with a Specified Transaction permitted under the defined terms “Pro Forma Basis”. The Credit Parties will, and will cause each of their respective Subsidiaries to, permit representatives and independent contractors of the Agents to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants (at which an authorized representative of Holdings and the Borrower shall be entitled and have the opportunity to be present), all at the expense of the Credit Parties and (unless a Specified Event of Default or a Financial Covenant or Financial Reporting Event of Default has occurred and is continuing) at reasonable times during normal business hours, upon reasonable advance notice to the Credit Parties; provided, that, unless a Specified Event of Default or a Financial Covenant or Financial Reporting Event of Default has occurred and is continuing (a) there shall not be more than one such visit and inspection per year and (b) such visits and inspections shall be made upon at least five (5) Business Days’ notice at reasonable times during normal business hours. Any information obtained by the Agents pursuant to this Section 9.02 may be shared with other Secured Parties upon the request of such Secured Party.

Section 9.03

Maintenance of Insurance. The Credit Parties will and will cause each of their respective Subsidiaries to at all times maintain in full force and effect, with insurance companies that the Credit Parties believe (in their reasonable business judgment) are financially sound and reputable at the time the relevant coverage is placed or renewed, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; and will furnish to the Administrative Agent for further delivery to the Lenders, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried, including (i) endorsements to (A) all “All Risk” policies (other than business interruption policies) naming the Administrative Agent, on behalf of the Secured Parties, as loss payee and (B) all general liability policies naming the Administrative Agent, on behalf of the Secured Parties, as additional insured and (ii) to the extent available from the relevant insurance carrier, legends providing that no cancellation, material reduction in the amount of insurance coverage thereof shall be effective until at least thirty (30) days (or ten (10) days in the case of cancellation for non-payment) after receipt by the Administrative Agent of written notice thereof. The Credit Parties will, and will cause each of their respective Subsidiaries to, pay when due all premiums with respect to such insurance policies and comply in all material respects with the requirements of such policies.

Section 9.04

Payment of Taxes. The Credit Parties will pay and discharge, and will cause each of their respective Subsidiaries to pay and discharge, all material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, as the same become due and payable and all lawful material claims that, if unpaid, could reasonably be expected to become a Lien having priority over the Collateral Agent’s Liens or an otherwise material Lien upon any properties of the Credit Parties or any of their respective Subsidiaries; provided, that none of the Credit Parties or any of their respective Subsidiaries shall be required to pay or discharge any such Tax, assessment, charge, levy, Lien or claim that is being contested in good faith and by proper proceedings diligently conducted as to which such Credit Party or its respective Subsidiary has maintained adequate reserves with respect thereto in accordance with GAAP.

Section 9.05

Maintenance of Existence; Compliance with Laws, etc. Except to the extent permitted under Section 10.03 or Section 10.04, each Credit Party will, and will cause its Subsidiaries to, (a)  preserve and maintain in full force and effect its organizational existence, (b) preserve and maintain its good standing (to the extent such concept is applicable) under the laws of its state or jurisdiction of incorporation, organization or formation, and, to the extent that failure to do so would reasonably be expected to have a Material Adverse Effect, each state or other jurisdiction where such Person is qualified, or is required to be so qualified, to do business as a foreign entity, (c) except as provided in Section 9.18, comply in all material respects with all Applicable Laws, rules, regulations and orders except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with the Accounting Principles have been established on the books of such Person or where the failure to comply could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (d) preserve and maintain in full force and effect all rights, privileges, qualifications, permits and licenses necessary in the normal conduct of its business except in connection with transactions permitted by Section 10.03 and sales of assets permitted by Section 10.04 and except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (e) preserve or renew all of its material registered trademarks, trade names and service marks, and (f) conduct its business without infringement of any Intellectual Property of any other Person in any respect and shall comply in all respects with the terms of its licenses, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 9.06

Environmental Compliance.

(a)

Each Credit Party will, and will cause its Subsidiaries to, (i) use and operate all of its and their facilities and properties in material compliance with all Environmental Laws, (ii) obtain and maintain all necessary permits, registrations, approvals, certificate, licenses and other authorizations required under Environmental Laws in effect and remain in material compliance therewith, (iii) handle, store, transport and dispose of all Hazardous Materials in material compliance with all Environmental Laws, and (iv) keep its and their property free of any Lien imposed by any Environmental Law, in each case of clauses (i) to (iv) above, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b)

The Borrower will promptly give notice to the Administrative Agent upon any Credit Party or Subsidiary thereof becoming aware (i) of any material violation by any Credit Party or any of their respective Subsidiaries of, or liability under, any Environmental Law, (ii) of any written inquiry with respect to, proceeding against, written notice of investigation of or other action (including without limitation a written request for information or a written notice of violation or potential environmental liability from any foreign, federal, state or local environmental agency or board or any other Person) with respect to any Credit Party or any Subsidiary under any Environmental Law which would reasonably be expected to result in a Material Adverse Effect, or (iii) of the discovery of a release or threat of a release at, on, under or from any of the Real Property of any Credit Party or any Subsidiary or any facility or assets therein, which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(c)

In the event of the presence of any Hazardous Material on any Real Property of any Credit Party, which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, each Credit Party and its respective Subsidiaries, upon discovery thereof, shall take all necessary steps in accordance with Environmental Laws to initiate and reasonably expeditiously complete all response, corrective and other action to mitigate and eliminate any such violation or potential liability, and shall keep the Administrative Agent reasonably informed on a regular basis of their material actions and the results of such actions; provided that no Credit Party shall be required to undertake any such responsive action to the extent that its obligations to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with the Accounting Principles.

(d)

With respect to any event described in this Section 9.06 which would reasonably be expected to result in a Material Adverse Effect, the Credit Parties shall provide the Administrative Agent with copies of any material notice, submittal or documentation provided by any Credit Party or any of their respective Subsidiaries to any Governmental Authority or other Person under any Environmental Law relating to such event. Such notice, submittal or documentation shall be provided to the Administrative Agent within thirty (30) Business Days after such material is provided to any Governmental Authority or third party.

(e)

With respect to any event described in this Section 9.06 which would reasonably be expected to result in a Material Adverse Effect, at the written request of the Administrative Agent, the Borrower shall provide, at its sole expense, an environmental site assessment (including, without limitation, the results of any groundwater or other testing, conducted at the Administrative Agent’s reasonable request) concerning any Real Property now or hereafter owned by any Credit Party or any of their respective Subsidiaries that is the subject of such event, conducted by an environmental consulting firm reasonably acceptable to the Administrative Agent indicating the likely presence or absence of Hazardous Materials that would reasonably be expected to require further action under Environmental Laws and the potential cost of any required action in connection with any Hazardous Materials on, at, under or emanating from such Real Property; provided, if the Borrower fails to provide the same within sixty (60) days (or such longer period as the Administrative Agent may agree to in writing) after such request was made, the Administrative Agent may, but is under no obligation to, conduct the same, and the Credit Parties shall grant and hereby do grant to the Administrative Agent and its agents reasonable access to such Real Property.

Section 9.07

ERISA. (a) Promptly after any Credit Party or any of their respective Subsidiaries knows of the occurrence (or expected occurrence) of any of the following events that individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect, the Borrower will deliver to the Agents and each Lender a certificate of an Authorized Officer of the Borrower setting forth details as to such occurrence and the action, if any, that such Credit Party, such Subsidiary or an ERISA Affiliate is required or proposes to take, together with any notices (required, proposed or otherwise) given to or filed with or by such Credit Party, such Subsidiary or ERISA Affiliate (to the extent reasonably obtainable by a Credit Party) with respect thereto: that a Reportable Event with respect to a Pension Plan has occurred; that a failure to satisfy the minimum funding standard of Section 412 of the Code or Section 302 of ERISA (whether or not waived in accordance with Section 412(c) of the Code or Section 302(c) of ERISA) has occurred (or is reasonably likely to occur) with respect to a Pension Plan or an application is to be made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 or 430 of the Code with respect to a Pension Plan; that a Multiemployer Plan has been or is to be terminated, partitioned or declared insolvent under Title IV of ERISA; that steps will be or have been instituted to terminate any Pension Plan (including the giving of written notice thereof); that any Credit Party, Subsidiary or ERISA Affiliate has failed to make any required contribution to a Multiemployer Plan, or that a proceeding has been instituted against a Credit Party, a Subsidiary thereof or an ERISA Affiliate pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; that the PBGC has notified any Credit Party, any Subsidiary thereof or any ERISA Affiliate of its intention to appoint a trustee to administer any Pension Plan; that any Credit Party, any Subsidiary thereof or any ERISA Affiliate has failed to make a required installment or other payment pursuant to Section 412 of the Code with respect to a Pension Plan; that any action has occurred with respect to a Plan which would reasonably be expected to result in the requirement that any Credit Party furnish a bond or other security to the PBGC or such Plan; that any Credit Party, any Subsidiary thereof or any ERISA Affiliate has incurred or will incur (or has been notified in writing that it will incur) any liability to or on account of a Pension Plan or Multiemployer Plan pursuant to Section 4062, 4063, 4064, 4069 or 4201 of ERISA; or that there has been a failure to comply with ERISA, the Code or other Applicable Law with respect to a Plan.

(b)

Promptly following any reasonable request by any Agent therefor, copies of any documents described in Section 101(k) of ERISA that any Credit Party or any of their respective Subsidiaries has received with respect to any Multiemployer Plan or any notices described in Section 101(l) of ERISA that any Credit Party or any of their respective Subsidiaries has received with respect to any Multiemployer Plan; provided, that if any Credit Party or any of their respective Subsidiaries has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the applicable Credit Party or the applicable Subsidiary(ies), upon the request therefor by any Agent, shall promptly make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof; provided, further, that this paragraph (b) shall also apply to all documents and notices described in Section 101(k) or 101(l) of ERISA with respect to a Multiemployer Plan to which an ERISA Affiliate contributes or has any obligation, actual or contingent, to make any contribution or payment, if any Credit Party or any of their respective Subsidiaries would reasonably be expected to result in a Material Adverse Effect under such Multiemployer Plan.

Section 9.08

Maintenance of Properties. Each Credit Party will, and will cause its Subsidiaries to, (i) maintain, preserve, protect and keep its tangible properties and assets in good repair, working order and condition (ordinary wear and tear excepted and subject to transactions permitted pursuant to Section 10.03  or Section 10.04), and make necessary repairs, renewals and replacements thereof (ii) protect, preserve, maintain and renew all Company Owned IP (unless, in the applicable Credit Party’s reasonable business judgment, such Company Owned IP is not material to the business and no longer economically practicable or commercially desirable to maintain, or used or useful in its business, in each case, in the ordinary course of business) and (iii) maintain and renew as necessary all licenses, permits and other clearances necessary to use and occupy such properties and assets, in each case of subsections (i) through (iii), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 9.09

Additional Guarantors and Grantors.

(a)

Subject to any applicable limitations set forth herein or in the Guarantee Agreement and the Security Pledge Agreement, as applicable, the Credit Parties will within thirty (30) days after the formation or acquisition thereof (or such longer period as may be agreed to in writing by the Collateral Agent and the Administrative Agent) cause any Subsidiary (other than (x) an Excluded Subsidiary or (y) a merger subsidiary formed in connection with a merger or acquisition, including a Permitted Acquisition, so long as such merger subsidiary is merged out of existence pursuant to and upon the consummation of such transaction) formed or otherwise purchased or acquired after the Closing Date, or which becomes a Subsidiary (other than (x) an Excluded Subsidiary or (y) a merger subsidiary formed in connection with a merger or acquisition, including a Permitted Acquisition, so long as such merger subsidiary is merged out of existence pursuant to and upon the consummation of such transaction) after the Closing Date to execute a (x) supplement to the Guarantee Agreement in the form of Annex I to the Guarantee Agreement or a guarantee in form and substance reasonably satisfactory to the Collateral Agent and the Administrative Agent, and (y) supplement to the Security Pledge Agreement in the form of Annex I to the Security Pledge Agreement, or a security agreement in form and substance reasonably satisfactory to the Collateral Agent.

(b)

The Borrower may from time to time (subject, in the case of any Foreign Subsidiary to the consent of the Collateral Agent and the Administrative Agent), add any Subsidiary as a Guarantor by (i) causing such Subsidiary to enter into the Guarantee Agreement and applicable Security Documents and taking such other actions and delivering such other documentation and instruments as is reasonably satisfactory to the Collateral Agent and the Administrative Agent and (ii) delivering such proof of corporate, partnership or limited liability company action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered pursuant to Section 6.01 or as the Administrative Agent or the Collateral Agent shall have reasonably requested.

(c)

Subject to any applicable limitations set forth herein or in the Guarantee Agreement and the Security Pledge Agreement, as applicable, if any Subsidiary ceases to be an Excluded Subsidiary after the Closing Date, the Credit Parties will, within thirty (30) days after the next following date on which the Borrower is required to deliver a Compliance Certificate pursuant to Section 9.01(e) (or such longer period as may be agreed to in writing by the Collateral Agent and the Administrative Agent), cause such Subsidiary to execute a (x) supplement to the Guarantee Agreement in the form of Annex I to the Guarantee Agreement or a guarantee in form and substance reasonably satisfactory to the Collateral Agent and the Administrative Agent, and (y) supplement to the Security Pledge Agreement in the form of Annex I to the Security Pledge Agreement, or a security agreement in form and substance reasonably satisfactory to Collateral Agent.

Section 9.10

Pledges of Additional Stock. Subject to any applicable limitations set forth herein or in the Security Pledge Agreement, the Credit Parties will pledge to the Collateral Agent for the benefit of the Secured Parties within the time periods set forth in Section 9.09, (i) all the Capital Stock of each Subsidiary (other than a merger subsidiary formed in connection with a merger or acquisition, including a Permitted Acquisition, so long as such merger subsidiary is merged out of existence pursuant to and upon the consummation of such transaction) after the Closing Date, (ii) any promissory notes executed after the Closing Date evidencing Indebtedness of any Credit Party or Subsidiary of any Credit Party that is owing to any other Credit Party and (iii) all other written evidences of Indebtedness in excess of $1,000,000 in the aggregate received by the Credit Parties.

Section 9.11

Use of Proceeds. The proceeds of the Term Loan Facility will be used by the Borrower (a) solely to lend such proceeds to Holdings, which will lend such proceeds to Group to pay up to $192,000,000 of the acquisition consideration for the Acquisition on the Closing Date (with the Target to be contributed to Borrower concurrently therewith), all in accordance with Annex A hereto and (b) to pay fees, expenses, premiums, original issue discounts and other transaction costs incurred in connection with the entry into the Credit Facility and the foregoing transactions.

Section 9.12

Further Assurances. (a) Subject to any applicable limitations set forth herein, the Guarantee Agreement, the Security Pledge Agreement or any other Credit Document, the Credit Parties will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any Applicable Law, or which the Collateral Agent or the Administrative Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Pledge Agreement, any Mortgage or any other Security Document, all at the sole cost and expense of the Borrower; provided, further, that the Credit Parties and the Collateral Agent will execute any and all foreign law governed security documents, agreements and instruments, and take all such further actions, which may be required under any Applicable Law or which the Collateral Agent or the Administrative Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created with respect to any assets owned by a Foreign Credit Party or governed by the laws of a non-U.S. jurisdiction.

(b)

Subject to any applicable limitations set forth in any applicable Security Document, if any fee simple interest in Real Property with a fair market value in excess of $1,000,000 is acquired by any Credit Party after the Closing Date, or held by any Person which becomes a Credit Party after the Closing Date, the Borrower will notify the Collateral Agent and the Lenders thereof and will cause such assets to be subjected to a Lien securing the applicable Obligations and will take, and cause the other Credit Parties to take, such actions as shall be necessary or reasonably requested by the Collateral Agent to grant and/or perfect such Liens consistent with the applicable requirements of the Security Documents, including actions described in Section 9.12(a), all at the sole cost and expense of the Borrower, it being agreed and understood that the Credit Parties shall have until the date that is ninety (90) days following the acquisition of such Real Property (or such longer period as the Collateral Agent may agree in its sole discretion) to grant and/or perfect such Liens. Any Mortgage delivered to the Collateral Agent in accordance with the preceding sentence shall be accompanied by (i) a policy or policies (or unconditional binding commitment thereof) of title insurance issued by a nationally recognized title insurance company insuring the Lien of each Mortgage as a valid Lien (with the priority described therein) on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 10.02, together with, to the extent available in the applicable jurisdictions, such endorsements and reinsurance as the Collateral Agent may reasonably request; (ii) if requested by the Collateral Agent or the Administrative Agent, an opinion of local counsel to the applicable Credit Party(ies) in form and substance reasonably satisfactory to the Collateral Agent and the Administrative Agent; (iii) if requested by the Administrative Agent or the Collateral Agent and if any such parcel of Real Property is in a “Special Flood Hazard Area” as designated on maps prepared by the Federal Emergency Management Agency, a flood notification form signed by the mortgage grantor and evidence that flood insurance is in place for the building and contents, all in form, substance and amount satisfactory to the Administrative Agent and Collateral Agent; (iv) if requested by the Administrative Agent or the Collateral Agent, current appraisal of the Real Property prepared by an appraiser reasonably acceptable to the Administrative Agent and Collateral Agent, and in form and substance satisfactory to the Required Lenders; (v) if requested by the Administrative Agent or the Collateral Agent, an environmental assessment of the Real Property prepared by an environmental engineer reasonably acceptable to the Administrative Agent and Collateral Agent, and accompanied by such reports, certificates, studies or data as the Administrative Agent or the Collateral Agent may reasonably require, which shall all be in form and substance satisfactory to the Required Lenders; and (vi) such other information, documentation, and certifications as may be reasonably required by the Administrative Agent and Collateral Agent.

(c)

Notwithstanding anything herein or in any other Credit Document to the contrary, if the Collateral Agent and the Administrative Agent determine that the cost of creating or perfecting any Lien on any property is excessive in relation to the practical benefits afforded to the Lenders thereby, then such property may be excluded from the Collateral for all purposes of the Credit Documents.

Section 9.13

Bank Accounts.

(a)

Promptly after the Closing Date and not later than within ninety (90) days after the Closing Date (or such longer period as the Collateral Agent may agree to in its sole discretion) to the extent not already established, the Credit Parties shall establish and deliver to Collateral Agent a Control Agreement with respect to each of their respective securities accounts, deposit accounts and investment property set forth on Schedule 9.13 other than those (i) accounts maintained in the United States which (A) are used solely to fund payroll, payroll taxes, or employee wage and benefits payments, (B) are trust accounts maintained exclusively for the purpose of holding funds in trust for third parties, (C) are at all times maintained on a “zero balance” basis and in the ordinary course of business, (D) are cash collateral accounts securing credit card facilities or merchant accounts, (E) are cash collateral accounts securing letters of credit not to exceed $1,400,000 in the aggregate in such accounts, (F) to the extent not otherwise described in clauses (A) through (E) or clause (G) of this clause (i), contain at all times less than $500,000 for any such account, individually, or less than $1,000,000 in the aggregate for all such accounts or (G) are used as escrow accounts or otherwise with third parties to the extent such deposits or securities therein constitute Liens permitted hereunder and (ii) accounts maintained outside of the United States (each such account described in the foregoing clauses (i) and (ii), an “Excluded Account”). The Credit Parties may establish new deposit accounts or securities accounts so long as (i) within five (5) Business Days that such account is established, the Credit Parties have delivered to the Agents an amended Schedule 9.13 including such account and (ii) the Credit Parties have delivered to Collateral Agent a Control Agreement with respect to such account within ninety (90) days (or such longer period as the Collateral Agent may agree in its sole discretion) after the creation of such account, except to the extent such account is an Excluded Account. With respect to any accounts set forth on Schedule 9.13 (other than Excluded Accounts) acquired by the Credit Parties in connection with a Permitted Acquisition or permitted Investment, it is agreed and understood that the Credit Parties shall have until the date that is ninety (90) days following the closing of such Permitted Acquisition or permitted Investment (or such longer period as the Collateral Agent may agree in its sole discretion) to deliver a Control Agreement with respect to each such account in accordance with the provisions of this Section 9.13.

(b)

Each Control Agreement shall provide, among other things, unless otherwise agreed to by the Collateral Agent, that (i) upon notice from the Collateral Agent (a “Notice of Control”), the bank, securities intermediary or other financial institution party thereto will comply with instructions of the Collateral Agent directing the disposition of funds without further consent by the applicable Credit Party; provided, that, Collateral Agent agrees not to issue a Notice of Control unless an Event of Default has occurred and is then continuing, and (ii) the bank, securities intermediary or other financial institution party thereto has no rights of setoff or recoupment or any other claim against the account subject thereto, other than for payment of its service fees and other charges directly related to the administration of such account and for returned checks or other items of payment; provided, further, that if a Notice of Control is issued, then, upon written waiver of the underlying Event of Default or if such Event of Default has been cured in accordance with the terms of this Agreement, then, so long as no other Events of Default shall then exist, the Collateral Agent shall rescind such Notice of Control. In the event Collateral Agent issues a Notice of Control under any Control Agreement, all Collections or other amounts subject to such Control Agreement shall be transferred as directed by the Collateral Agent and used to pay the Obligations in the manner set forth in Section 5.02(f).

(c)

If, notwithstanding the provisions of this Section 9.13, after the occurrence and during the continuance of an Event of Default, the Credit Parties receive or otherwise have dominion over or control of any amounts, the Credit Parties shall hold such amounts in trust for the Collateral Agent and shall not commingle such amounts with any other funds of any Credit Party or other Person or deposit such amounts in any account other than those accounts set forth on Schedule 9.13 (as such schedule may be amended or modified from time to time) (unless otherwise instructed by the Collateral Agent).

Section 9.14

Senior Obligations.

Borrower and each Credit Party shall take all such actions that are necessary or that otherwise are reasonably requested by the Administrative Agent, Collateral Agent or Required Lenders to ensure that the Obligations are and remain “Designated Senior Debt,” “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any indenture or document governing any applicable Junior Indebtedness and any other Indebtedness that is subordinated in right of payment to the Obligations.

Section 9.15

Lender Meetings.

Borrower and each Credit Party shall, (a) upon request by any Agent, within thirty (30) days after the end of each fiscal quarter of Holdings, at a time to be reasonably agreed by Borrowers and the Agents, hold a meeting at a mutually agreeable location and time or, at the sole option of the Borrower, by conference call, with all Lenders who choose to attend such meeting (or conference call, as applicable) at which meeting (or conference call, as applicable) shall be reviewed the financial results of the previous fiscal quarter or year of Holdings, as applicable, and the financial condition of each Credit Party and its Subsidiaries and the projections presented for the current fiscal year of each Credit Party.

Section 9.16

OFAC; Patriot Act.

Each Credit Party shall, and each Subsidiary of each Credit Party shall comply with the laws, regulations and executive orders referred to in Section 8.27 and Section 8.28 hereof in all material respects.

Section 9.17

Compliance with Laws; Authorizations.

Except that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, each Credit Party and each Subsidiary of a Credit Party: (a) shall comply with all Applicable Laws and (b) obtain all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted.

Section 9.18

Data Privacy. Each Credit Party shall, and each Subsidiary of each Credit Party shall, (i) diligently pursue compliance with all Privacy and Security Laws on and after the Closing Date, and (ii) achieve actual compliance with all Privacy and Security Laws within twelve (12) months of the Closing Date in all material respects.

Section 9.19

CFIUS. If the Collateral Agent makes a determination that in accordance with the terms of the Credit Documents it is entitled to exercise remedies under the Credit Documents, in connection with (a) any Lender obtaining “control” of the Borrower (as defined in 31 CFR part 800) or (b) the consummation of a transaction requiring the filing of a declaration pursuant to 31 CFR 800.401 et seq., the Borrower shall, if requested by the Collateral Agent, cooperate with the Collateral Agent to (i) prepare and submit a draft joint voluntary notice (“JVN”) or declaration, as reasonably determined by the Collateral Agent, with CFIUS as promptly as practicable (and in any event within ten (10) Business Days of the Collateral Agent making such determination), (ii) as promptly as practicable after receiving any feedback from CFIUS regarding the draft JVN, file, or cause to be filed, the JVN with CFIUS and (iii) do, or cause to be done, all things necessary, proper or advisable to obtain CFIUS Clearance (as defined in the Acquisition Agreement) on terms reasonably acceptable to the Collateral Agent as promptly as practicable. Such cooperation shall include (x) giving each other a reasonable opportunity to review in advance and comment on drafts of filings and submissions to CFIUS; (y) promptly informing each other of any communication received by, or given to, CFIUS, except for personal identifier information or information reasonably determined by either party to be confidential business information; and (z) permitting each other to review in advance any written or oral communication with CFIUS, consulting with each other in advance of any meeting, telephone call or conference with CFIUS, and giving each other the opportunity to attend and participate in any telephonic conferences or in-person meetings with CFIUS, to the extent not prohibited by CFIUS.

ARTICLE X

Negative Covenants

The Credit Parties hereby covenant and agree that on the Closing Date and thereafter, until the Total Commitments and the Loans, together with interest, Fees and all other Obligations incurred hereunder (other than Unasserted Contingent Obligations) are paid in full in accordance with the terms of this Agreement:

Section 10.01

Limitation on Indebtedness. Each Credit Party will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee, suffer to exist or otherwise become directly or indirectly liable, contingently or otherwise with respect to any Indebtedness, except for:

(a)

Indebtedness in respect of the Obligations;

(b)

Indebtedness representing deferred compensation to directors, officers and employees of Holdings or any Subsidiary thereof incurred in the ordinary course of business;

(c)

unsecured Indebtedness incurred in the ordinary course of business of such Credit Party and its Subsidiaries and consistent with past practice in respect of open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services which are not overdue for a period of more than ninety (90) days or, if overdue for more than ninety (90) days, as to which a dispute exists and adequate reserves in conformity with the Accounting Principles have been established on the books of such Credit Party, but excluding Indebtedness incurred through the borrowing of money or Contingent Liabilities in respect thereof;

(d)

Indebtedness (i) evidencing the deferred purchase price of newly acquired property or incurred to finance the acquisition of equipment of such Credit Party and its Subsidiaries (pursuant to purchase money mortgages, indebtedness or otherwise, whether owed to the seller or a third party) or to construct or improve any fixed or capital assets of any Credit Party and its Subsidiaries (provided, that such Indebtedness is incurred within ninety (90) days of the acquisition or completion of construction or improvement of such property) and (ii) Capitalized Lease liabilities and Permitted Refinancings of such Indebtedness under this clause (d); provided, that the aggregate amount of all Indebtedness outstanding pursuant to this clause (d) shall not at any time exceed $5,000,000;

(e)

Indebtedness: (i) of a Credit Party owing to any other Credit Party or of a Credit Party to a Subsidiary that is not a Credit Party, which Indebtedness, if owed by a Credit Party to a Subsidiary that is not a Credit Party, shall be subordinated to the Obligations pursuant to the Intercompany Subordination Agreement; (ii) [reserved]; (iii) of a Subsidiary that is not a Credit Party owing to any Credit Party; provided that the amount of Indebtedness outstanding under this clause (iii) does not exceed $1,000,000 at any time outstanding (net of the repayment of any such Indebtedness) and (iv) of a Subsidiary that is not a Credit Party owing to any other Subsidiary that is not a Credit Party;

(f)

Indebtedness under bids performance or surety bonds, completion guarantees, appeals bonds or with respect to workers’ compensation claims, in each case, incurred in the ordinary course of business;

(g)

Guarantee Obligations in respect of Indebtedness otherwise permitted hereunder, other than Guarantee Obligations provided by a Credit Party for Indebtedness of the type described in clause (r) below;

(h)

Unsecured Indebtedness consisting of loans or promissory notes issued by any Credit Party to current or former officers, directors and employees (or their estates, spouses or former spouses) of any Credit Party or any Subsidiary thereof issued to purchase or redeem Capital Stock of Holdings (or any direct or indirect parent thereof) permitted under Section 10.06; provided, that the aggregate amount of all Indebtedness outstanding pursuant to this clause (h) shall not at any time exceed $1,000,000;

(i)

Indebtedness arising as a result of the endorsement of instruments for deposit in the ordinary course of business;

(j)

Junior Indebtedness; provided that the amount of Junior Indebtedness outstanding under this clause (j) does not exceed $1,000,000 at any time;

(k)

Indebtedness consisting of the financing of insurance premiums or take or pay obligations, in each case, in the ordinary course of business;

(l)

[reserved];

(m)

Indebtedness with respect to a letter of credit, in an aggregate face amount not in excess of $500,000 at any time; provided that such letter of credit may not be subject to any Lien (other than a Lien on cash not in excess of one hundred three percent (103%) of the face amount of such letter of credit);

(n)

Indebtedness representing any taxes, assessments or governmental charges to the extent (i) such taxes are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves have been provided therefor in accordance with GAAP or (ii) the payment thereof shall not at any time be required to be made in accordance with Section 9.04;

(o)

Indebtedness of a Subsidiary that is not a Credit Party so long as no Credit Party has guaranteed or is otherwise liable for the payment of such Indebtedness (except to the extent such Credit Party is permitted to guarantee or is otherwise liable for the payment of such Indebtedness pursuant to clause (u) below) provided that the aggregate principal amount of all Indebtedness outstanding under this clause (o) shall not at any time exceed $1,000,000;

(p)

Indebtedness of any Person that becomes a Subsidiary after the Closing Date in connection with any Permitted Acquisition; provided, that (i) such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary, (ii) any refinancing, extensions, renewals or replacements of such Indebtedness shall be permitted to the extent such principal amount of such Indebtedness is not increased (except by accreted value plus an amount equal to accrued but unpaid interest, premiums and fees payable by the terms of such Indebtedness and reasonable fees, expenses, original issue discount and upfront fees incurred in connection with such amendment, restatement, replacement, renewal, extension or refinancing), neither the final maturity nor the weighted average life to maturity of such Indebtedness is decreased, such Indebtedness, if subordinated to the Obligations, remains so subordinated on terms no less favorable to the Lenders, and the original obligors in respect of such Indebtedness remain the only obligors thereon, (iii) if such Indebtedness is secured, is only secured by the assets being acquired and not any of the other Collateral and (iv) the aggregate principal amount of any such Indebtedness assumed or incurred pursuant to this clause (p) shall not exceed $1,500,000;

(q)

Indebtedness incurred in the ordinary course of business and consistent with past practice in connection with cash pooling arrangements, cash management, deposit accounts, automated clearing house (ACH) origination and other funds transfer, depository (including cash vault and check deposit, zero balance accounts and sweeps, return items processing, controlled disbursement accounts, positive pay, lockboxes and lockbox accounts, account reconciliation and information reporting), payables outsourcing, payroll processing, trade finance services, investment accounts, securities accounts, and other similar arrangements consisting of netting agreements and overdraft protections

(r)

Indebtedness in respect of obligations owed to any Person in connection with workers’ compensation, health, disability or other employee benefits or unemployment insurance and other social security laws or regulations and premiums related thereto, in each case, in the ordinary course of business;

(s)

Indebtedness referred to in Section 9.11(a);

(t)

[reserved]; and

(u)

additional Indebtedness; provided, that (i) all such Indebtedness may be secured pursuant to the Liens set forth in Section 10.02(x) and (ii) the aggregate principal amount of all Indebtedness outstanding under this Section 10.01(u) shall not at any time exceed $2,000,000.

Section 10.02

Limitation on Liens. Each Credit Party will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of any such Person (including its Capital Stock), whether now owned or hereafter acquired, except for the following (collectively, the “Permitted Liens”):

(a)

Liens securing payment of the Obligations;

(b)

Liens identified in Schedule 10.02, including replacements, extensions, modifications or renewals of such Liens on the property subject to such Liens on the Closing Date; provided, that such replaced, extended or modified Lien does not extend to any additional property other than (i) after acquired property that is affixed or incorporated into the property covered by such Lien and (ii) proceeds and products thereof;

(c)

Liens securing Indebtedness of the type permitted under Section 10.01(d); provided, that (i) such Lien is granted within ninety (90) days after such Indebtedness is incurred, (ii) the Indebtedness secured thereby does not exceed the lesser of the cost and the fair market value of the applicable property, improvements or equipment at the time of such acquisition (or construction) and (iii) such Lien secures only the assets that are the subject of the Indebtedness referred to in such clause;

(d)

Liens arising by operation of law in favor of carriers, warehousemen, mechanics, materialmen, repairmen, contractors, subcontractors, suppliers and landlords, Liens in respect of taxes, and other similar Liens, in each case, incurred in the ordinary course of business for amounts (i) not yet overdue or, for Liens that are not with respect to taxes, who have been bonded or filed or signed lien waivers for all payments due, (ii) which remain payable without penalty for a period not greater than 90 days for Liens that are not with respect to taxes, or (iii) which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with the Accounting Principles shall have been established on its books;

(e)

Liens incurred or pledges or deposits made in the ordinary course of business in connection with worker’s compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety, stay, customs, appeal or performance bonds;

(f)

judgment Liens, judicial attachments or similar Liens which do not otherwise result in an Event of Default under Section 11.01(f) that (i) are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with the Accounting Principles shall have been established on its books to the extent that such Liens are being diligently protested by appropriate means or (ii) have not been discharged within thirty (30) days after the filing thereof;

(g)

easements, encroachments, protrusions, covenants, equitable servitudes, rights-of-way, land use, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value or use of the property to which such Lien is attached, and in the case of any Real Property subject to a Mortgage, encumbrances disclosed in the title insurance policy issued to the Collateral Agent;

(h)

Liens for Taxes, assessments or other governmental charges or levies not yet delinquent, or that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves in accordance with GAAP shall have been established on its books;

(i)

Liens arising in the ordinary course of business and consistent with past practice by virtue of any contractual, statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies covering deposit or securities accounts (including funds or other assets credited thereto) or other funds maintained with a depository institution or securities intermediary and Liens deemed to exist in connection with investments in repurchase agreements constituting Cash Equivalents;

(j)

any interest or title of a lessor, licensor or sublessor under any lease (including any ground lease), license or sublease entered into by any such Credit Party or Subsidiary in the ordinary course of its business and covering only the assets so leased, licensed or subleased; and

(k)

licenses, sublicenses, leases or subleases with respect to any asset granted to any Persons in the ordinary course of business; provided, that the same do not materially and adversely affect the business of the Borrower or its Subsidiaries or materially detract from the value of the assets of the Credit Parties or its Subsidiaries, taken as a whole, or secure any Indebtedness for borrowed money;

(l)

deposits (including letters of credit) to secure the performance of bids, government contracts, trade contracts and leases (other than Indebtedness), statutory obligations, utilities, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(m)

Liens on equity interests in joint ventures securing the obligations thereof;

(n)

[reserved];

(o)

(i) Liens solely on assets of any Subsidiary that is not a Credit Party to secure Indebtedness permitted under Section 10.01(o) and (ii) customary Liens granted on the Capital Stock of any Subsidiary that is not a Credit Party to the stockholders of such Subsidiary pursuant to the organizational documents of such Subsidiary;

(p)

Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

(q)

Liens in connection with the purchase or shipping of goods or assets on the related goods or assets and proceeds thereof in favor of the seller or shipper of such goods or assets or pursuant to customary reservations or retentions of title arising in the ordinary course of business and consistent with past practice and in any case not securing Indebtedness;

(r)

Liens attaching to cash earnest money deposits in connection with any letter of intent or purchase agreement in respect of a Purchase that would reasonably be expected to result in a Permitted Acquisition or permitted Investment hereunder;

(s)

Liens arising by virtue of deposits made in the ordinary course of business or on insurance policies and the proceeds thereof to secure liability for premiums to insurance carriers, including liens on unearned insurance premiums securing the financing thereof;

(t)

Liens consisting of Contractual Obligations of any Credit Party to consummate a Disposition that is permitted under Section 10.04 to the extent such Liens do not secure monetary obligations of the Credit Parties to applicable purchaser and escrow arrangements with respect to such Dispositions, and liens arising out of consignment, conditional sale, title retention or similar arrangements for the sale of goods in the ordinary course of business and consistent with past practice to the extent such liens attach solely to the goods subject to such consignment, conditional sale, title retention or similar arrangement;

(u)

restrictions in joint venture agreements on the applicable joint venture granting Liens on its assets or the equity interests of such joint venture;

(v)

Liens on property or assets of a Person valued in an aggregate amount not to exceed $1,500,000 at any time (other than any Capital Stock of any Person) existing at the time such assets of such Person are acquired or such Person is merged into or consolidated with the Borrower or any of its Subsidiaries or becomes a Subsidiary of the Borrower or any Guarantor; provided, that such Lien is not in the nature of a “blanket” or “all assets” Lien and was not created in contemplation of such acquisition, merger, consolidation or investment, and does not extend to any assets other than those acquired, merged or consolidated by the Credit Parties; provided further that any Indebtedness or other obligations secured by such Liens shall otherwise be permitted under Section 10.01(p);

(w)

Liens on escrow accounts securing amounts owed by Credit Parties and their Subsidiaries with respect to Permitted Acquisitions or Dispositions otherwise permitted hereunder to the extent such escrow arrangement is also permitted hereunder;

(x)

other Liens securing liabilities or Indebtedness permitted under this Agreement in an aggregate principal amount not to exceed $1,000,000 at any time outstanding; provided that such liens shall not be secured by cash and Cash Equivalents, shall not be secured by property other than Collateral and shall rank junior to the Liens securing the Obligations, pursuant to an intercreditor agreement acceptable to the Collateral Agent and the Administrative Agent;

(y)

Liens on cash collateral used to secure any judgment appeal in an amount and pursuant to procedures, in each case customary for such judgment appeal Liens; and

(z)

Liens consisting of customary assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease and Liens and rights reserved in any lease for rent or for compliance with the terms of such lease.

Section 10.03

Consolidation, Merger, etc. Each Credit Party will not, and will not permit any of its Subsidiaries, to liquidate or dissolve, consolidate with, or merge into or with, any other Person, or purchase or otherwise acquire all or substantially all of the assets of any Person (or any division thereof), provided, that (a) any Credit Party (other than Holdings or Borrower) or a Subsidiary of any Credit Party may liquidate or dissolve voluntarily into, and may merge with and into, any Credit Party (other than Holdings), so long as, to the extent the Borrower is a party to such merger, the Borrower is the surviving entity, (b) any Subsidiary of a Credit Party (other than the Borrower) may liquidate or dissolve voluntarily into, and may merge with and into, Holdings, so long as, after giving effect to such liquidation, dissolution or merger, Holdings is in compliance with the last sentence of Section 10.11, (c) any Guarantor, other than Holdings, may liquidate or dissolve voluntarily into, and may merge with and into any Credit Party, (d) any Subsidiary of a Credit Party that is not itself a Credit Party may liquidate or dissolve voluntarily into, and may merge with and into any Subsidiary of a Credit Party that is not itself a Credit Party, (e) the assets or Capital Stock of any Credit Party, other than Holdings, or Subsidiary of any Credit Party may be purchased or otherwise acquired by any Credit Party, (f) the assets or Capital Stock of any Guarantor, other than Holdings, may be purchased or otherwise acquired by any Credit Party, (g) the assets or Capital Stock of any Subsidiary that is not itself a Credit Party may be purchased or otherwise acquired by any Credit Party or Subsidiary of a Credit Party, (h) the Transactions, including the LLC Conversion shall be permitted, and (i)  any Credit Party and its Subsidiaries may create Wholly-Owned Subsidiaries to the extent the Investment therein or thereto is permitted under Section 10.05 (including any Permitted Acquisitions) and any Credit Party and its Subsidiaries may consummate any Investments permitted by Section 10.05. In addition, no Credit Party shall, and no Credit Party shall cause or permit any of its Subsidiaries to file a certificate of division, adopt a plan of division or otherwise take any action to effectuate a division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any analogous action taken pursuant to Applicable Law with respect to any corporation, limited liability company, partnership or other entity), unless (i) to the extent any Credit Party is consummating the division, each such corporation, limited liability company, partnership or other entity, as applicable, existing following the division of any Credit Party, shall individually be added as a Credit Party by (A) causing such Subsidiary to enter into the Guarantee Agreement and applicable Security Documents and taking such other actions and delivering such other documentation and instruments as is reasonably satisfactory to the Collateral Agent and the Administrative Agent and (B) delivering such proof of corporate, partnership or limited liability company action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered pursuant to Section 6.01 or as the Administrative Agent or the Collateral Agent shall have reasonably requested or (ii) to the extent any Subsidiary of a Credit Party that is not itself a Credit Party is consummating the division, its assets and liabilities, immediately upon the consummation of the division are held by a Credit Party (other than Holdings) or a Subsidiary of a Credit Party.

Section 10.04

Permitted Dispositions. Each Credit Party will not, and will not permit any of its Subsidiaries, to make a Disposition, or enter into any agreement to make a Disposition not permitted under this Section 10.04 (unless such agreement is conditioned on the repayment in full of the Obligations and termination of this Agreement or receipt of consent by the applicable Lenders), of such Credit Party’s or such other Person’s assets (including Accounts Receivable and Capital Stock of Subsidiaries) to any Person in one transaction or a series of transactions unless such Disposition:

(a)

is of obsolete or worn out property or property no longer used or useful in its business; or

(b)

is for fair market value and the following conditions are met:

(i)

to the extent required by Section 5.02(a)(iii), the Borrower has applied any Net Disposition Proceeds arising therefrom pursuant to Section 5.02(a)(iii);

(ii)

no less than seventy-five percent (75%) of the consideration received for such Disposition is received in cash or Cash Equivalents;

(iii)

such Dispositions shall not exceed $5,000,000 in the aggregate since the Closing Date; and

(iv)

no Default or Event of Default shall have occurred and be continuing or would result from the Disposition thereof,

(c)

is a sale of inventory in the ordinary course of business;

(d)

is the leasing, as lessor, subleasing or licensing of real or personal property (including the provision of software under an open source license) or in each case termination thereof which (A)  do not materially interfere with the business of the Borrower and its Subsidiaries or (B) relate to closed facilities;

(e)

(i) is a sale or disposition of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property, or the proceeds of such Dispositions are reasonably promptly applied to the purchase price of similar replacement property, all in the ordinary course of business in accordance with Section 5.02(a)(iii) or (ii) is the contemporaneous exchange, in the ordinary course of business, of property for property of a like kind, to the extent that property received in such exchange is of a fair market value equal to or greater than the fair market value of the property exchanged;

(f)

is expressly otherwise permitted by Section 10.05 or 10.06;

(g)

is by (i) any Credit Party (other than Holdings) or Subsidiary thereof to any other Credit Party or Subsidiary, other than Holdings; provided that the aggregate amount of assets that may be sold or otherwise disposed of by any Credit Party to any Subsidiary that is not a Credit Party (x) shall be for fair market value and (y) shall not exceed $1,000,000 in any fiscal year or otherwise with the prior written consent of the Administrative Agent, which shall not be unreasonably withheld, conditioned or delayed, (ii) any Subsidiary of a Credit Party (other than the Borrower) to any Credit Party, other than Holdings, or (iii) any Subsidiary that itself is not a Credit Party to any other Subsidiary that itself is not a Credit Party;

(h)

cancellations of any intercompany Indebtedness among the Credit Parties;

(i)

is (i) the non-exclusive licensing of non-material Intellectual Property to third Persons in the ordinary course of business, (ii) the transfer, abandonment, lapse or other disposition of Intellectual Property that is, in the applicable Credit Party’s reasonable business judgment, not material to the business and no longer economically practicable or commercially desirable to maintain, or used or useful in its business, in each case, in the ordinary course of business, or (iii) the expiration of Intellectual Property in accordance with its maximum statutory term;

(j)

the sale, lease, sub-lease, license, sub-license or consignment of personal property of the Credit Parties or their Subsidiaries in the ordinary course of business consistent with past practice and leases or subleases of real property permitted by clause (a) for which rentals are paid on a periodic basis over the term thereof;

(k)

the settlement or write-off of Accounts Receivable or sale, discount or compromise of overdue Accounts Receivable for collection (i) in the ordinary course of business consistent with past practice and (ii) with respect to Accounts Receivable acquired with a Permitted Acquisition, consistent with prudent business practice;

(l)

use or exchange of cash and Cash Equivalents in the ordinary course of business;

(m)

to the extent required by Applicable Law, the sale or other disposition of a nominal amount of Capital Stock in any Subsidiary in order to qualify members of the board of directors or equivalent governing body of such Subsidiary;

(n)

Dispositions constituting a taking by condemnation or eminent domain or transfer in lieu thereof, or a Disposition consisting of or subsequent to a total loss or constructive total loss or property, in each case, provided that to the extent required by Section 5.02(a)(vii), the Borrower has applied any Net Casualty Proceeds arising therefrom pursuant to Section 5.02(a)(vii);

(o)

sales of non-core assets (“non-core assets” to be determined by the Borrower in the exercise of its reasonable good faith business judgment) acquired with a Permitted Acquisition or other Investment permitted hereunder and sales of real property acquired in connection with a Permitted Acquisition, in each case, shall be (i) sold entirely for cash consideration and for fair market value, (ii) sold to a non-Affiliate of the Sponsor or the Borrower and (iii) designated in writing to the Administrative Agent within ninety (90) days of the acquisition thereof as being held for sale and not for the continued operation of the Borrower or any of its Subsidiaries or any of their respective businesses;

(p)

unwinding of Hedging Agreements or cash management agreements in the ordinary course of business;

(q)

any grant of an option to purchase, lease or acquire property in the ordinary course of business, so long as such Disposition resulting from the exercise of such option would otherwise be permitted under this Section 10.04;

(r)

the surrender or waiver of contractual rights or the settlement, release or surrender of contract, tort or other litigation claims in the ordinary course of business;

(s)

the granting, creation or existence of a Permitted Lien, and any dispositions of assets pursuant to an exercise of remedies, including by way of foreclosure, against the underlying assets subject to such Permitted Liens;

(t)

dispositions of Investments in joint ventures to the extent required by, or made pursuant to, buy/sell arrangements between joint venturers or similar parties set forth in the relevant joint venture arrangements and/or similar binding arrangements;

(u)

the sale or issuance of any Subsidiary’s Capital Stock to Borrower or a Credit Party or any Subsidiary that is the direct parent of such Subsidiary;

(v)

[reserved];

(w)

(i) termination of leases or subleases in the ordinary course of business; (ii) the expiration of any option agreement in respect of real or personal property, or (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business; and

(x)

other Dispositions by any Credit Party in an amount not to exceed $1,000,000 during each fiscal year;

provided, that, notwithstanding the foregoing, in no event shall any Credit Party, or shall any Credit Party permit any of its Subsidiaries to, directly or indirectly, (i) file a certificate of division, adopt a plan of division or otherwise take any action to effectuate a division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any analogous action taken pursuant to Applicable Law with respect to any corporation, limited liability company, partnership or other entity) unless such transaction is otherwise permitted hereunder or the divided entity becomes a Credit Party substantially concurrently with such division or (ii) make any Dispositions of any material Intellectual Property of any Credit Party to any Person that is not a Credit Party.

Section 10.05

Investments. Each Credit Party will not, and will not permit any of its Subsidiaries to, purchase, make, incur, assume or permit to exist any Investment in any other Person, except:

(a)

Investments in Subsidiaries existing on the Closing Date;

(b)

Investments in cash and Cash Equivalents;

(c)

Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(d)

Investments (x) by any Domestic Credit Party in any of its Domestic Subsidiaries that are Credit Parties, (y) by any Subsidiary that is not a Credit Party in any other Subsidiaries that are not Credit Parties, or (z) by any Credit Party in any of its Subsidiaries that is not a Credit Party in an aggregate amount at any time outstanding together with the outstanding amount of Indebtedness under Section 10.01(e)(iii), not to exceed $1,000,000 at any time outstanding;

(e)

Investments constituting (i) Accounts Receivable arising, (ii) trade debt granted, or (iii) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business;

(f)

Investments consisting of any non-cash consideration or deferred portion of the sales price received by any Credit Party, in each case, in connection with any Disposition permitted under Section 10.04;

(g)

intercompany loans permitted pursuant to Section 10.01(e);

(h)

Hedging Agreements permitted under Section 10.10;

(i)

the maintenance of deposit accounts in the ordinary course of business so long as the applicable provisions of Section 9.13 have been complied with in respect of such deposit accounts;

(j)

[Reserved];

(k)

Permitted Acquisitions (including any earnest money deposits required in connection therewith);

(l)

loans and advances to officers, directors and employees of any Credit Party for reasonable and customary business purposes or made in the ordinary course of business, including for travel expenses, entertainment expenses, moving expenses and similar expenses, in an aggregate principal amount not to exceed $1,000,000 outstanding at any time;

(m)

Guarantee Obligations permitted under Section 10.01;

(n)

loans and advances by a Credit Party or a Subsidiary to Holdings (on terms reasonably acceptable to the Collateral Agent and the Administrative Agent), in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings in accordance with Section 10.06; provided that such loans and advances shall count against any caps or limitations set forth in the applicable clause of Section 10.06 as if Restricted Payments in an equivalent amount had been made to Holdings under Section 10.06

(o)

prepaid expenses or lease, utility, deposits with respect to operating leases and other similar deposits, in each case made in the ordinary course of business;

(p)

promissory notes or other obligations of officers or other employees or consultants of such Credit Party or Subsidiary acquired in connection with such officer’s or employee’s or consultant’s acquisition of Capital Stock in Holdings (or a direct or indirect parent entity thereof) pursuant to any management equity plan, deferred compensation plan, long-term incentive plan or stock option plan or any other management or employee benefit plan or agreement (to the extent such acquisition is not prohibited by this Agreement), so long as no cash is advanced by the Credit Parties or Subsidiaries in connection with such Investment;

(q)

pledges and deposits permitted under Section 10.02 and endorsements for collection or deposit in the ordinary course of business to the extent permitted under Section 10.01;

(r)

Investments in joint ventures in an amount not to exceed $1,000,000;

(s)

mergers, consolidations and other transactions of any Credit Party or any Subsidiary of any Credit Party permitted under Section 10.03(a) (b), (c), (d), (e), (f), or (g) (it being understood that any consideration transferred from a Credit Party in connection with any such transactions must be separately permitted under this Section 10.05);

(t)

loans referred to in Section 9.11(a);

(u)

Investments of any Person that becomes a Subsidiary after the Closing Date at the time such Person becomes a Subsidiary; provided, that (i) such Investments are not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, (ii) such Investment exists at the time such Person is acquired, (iii) such Investments are not directly or indirectly recourse to any Credit Party or their assets, other than the person that becomes a Subsidiary and (iv) such Investments do not require any further transfers of cash or assets by such Person;

(v)

additional Investments by the Credit Parties and their Subsidiaries so long as the aggregate amount of such Investments (net of any returns on such Investment) does not exceed at any time outstanding $5,000,000;

(w)

(i) the organization or establishment or (ii) the initial capitalization for the purposes of a Permitted Acquisition or other permitted Investment hereunder, of one or more Subsidiaries;

(x)

Investments identified in Schedule 10.05;

(y)

[reserved];

(z)

Investments acquired in connection with the settlement of delinquent accounts, disputes in the ordinary course of business or in connection with the bankruptcy, insolvency proceedings or reorganization of, or settlement of disputes with, as the case may be, suppliers, trade creditors, account debtors or customers, or upon the foreclosure, deed in lieu of foreclosure, or enforcement of any Lien in favor of a Credit Party or its Subsidiaries (including any Capital Stock or other securities held by the Credit Parties or their Subsidiaries which are acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to a Credit Party or its Subsidiaries or as security for such Indebtedness or claims, in each case, in the ordinary course of business);

(aa)

[reserved]; and

(bb)

Investments utilizing equity consideration or net cash proceeds received by Borrower or Holdings after the Closing Date (and on or prior to date of such determination) pursuant to equity issuances or equity contributions (other than proceeds used to repay any Indebtedness) to the extent (i)  such proceeds have not been previously utilized in accordance with the terms of this Agreement (ii) no Event of Default shall have occurred and be continuing, (iii) such proceeds do not increase the Privacy Matters Amount and (iv) such Investment is made substantially simultaneously with Borrower or Holdings’ receipt thereof;

provided, that no Investment otherwise permitted under clauses (r) or (bb) shall be permitted to be then made if any Event of Default has occurred and is continuing before or after giving effect to such Investment; provided further that for purposes of covenant compliance, the amount of any investment at any time shall be the amount actually invested (measured at the time made), without adjustment for subsequent changes in the value of such Investment, net of all dividends, interest, distributions, return of capital and other amounts received or realized in respect of such Investment, if any, up to the original amount of such Investment.

Section 10.06

Restricted Payments, etc. Each Credit Party will not, and will not permit any of its Subsidiaries, to make any Restricted Payment, or make any deposit for any Restricted Payment, other than:

(a)

cash payments to the Borrower and/or to Holdings to be used (i) for Tax Distributions, (ii) to pay (or to make Restricted Payments to any direct or indirect parent of Holdings to pay) franchise and similar taxes of Holdings, San Vicente Holdings, LLC or any entity affiliated with San Vicente Holdings, LLC, in each case, formed solely for the purpose of directly or indirectly holding the equity of Holdings, provided that such entities may engage in the activities contemplated by Section 8.22, and (iii) to pay (or to make Restricted Payments to any direct or indirect parent of Holdings to pay) taxes imposed on any distributions permitted by this clause (a);

(b)

payments by any Subsidiary of any Credit Party to its direct parent (other than Holdings) so long as such parent is (i) a direct or indirect Wholly-Owned Subsidiary of any Credit Party, (ii) the Borrower or (iii) a direct parent (other than Holdings or a direct or indirect parent of Holdings) of a non-Wholly-Owned Subsidiary, in which case such payment shall be made pro rata to such parent based on its relative ownership interests in the class of equity receiving such Restricted Payment;

(c)

Restricted Payments by any Credit Party or any of its Subsidiaries to pay dividends with respect to its Capital Stock payable solely in additional shares of its Capital Stock (other than Disqualified Capital Stock);

(d)

Restricted Payments to repurchase, redeem or otherwise acquire or retire for value any Capital Stock of Holdings, any direct or indirect parent of Holdings or its Subsidiaries held by any current or former employee, director, consultant or officer (or their transferees, spouses, ex-spouses, estates or beneficiaries under their estates) of any Credit Party or Subsidiary of any Credit Party pursuant to any employee equity subscription agreement, equity option agreement or equity ownership arrangement, including upon the death, disability, retirement, severance or termination of employment or service of such Persons to the extent (i) not exceeding $1,000,000 in the aggregate during any fiscal year and (ii) both before and after giving effect to any such payment, no Specified Event of Default or Financial Covenant or Financial Reporting Event of Default exists or would immediately thereafter occur as a result thereof; provided that to the extent any amounts remain unused under subclause (i) of this clause (d) in a given fiscal year of Holdings may be carried forward and made in the immediately succeeding fiscal year of Holdings without regard to any caps set forth herein;

(e)

no earlier than 91 days after the date the Bridge Amortization payment has been made (together with the Applicable Prepayment Premium), Restricted Payments in an aggregate amount not to exceed 125% of the Deferred Purchase Price so long as (w) the amount of such Restricted Payments shall not exceed the amount necessary (after taking into account minority interests) to pay the Deferred Purchase Price, (x) the Total Leverage Ratio (calculated on a Pro Forma Basis) does not exceed 2.50:1.00, (y) pro forma Consolidated Liquidity is no less than $10,000,000 and (z) no Event of Default shall have occurred and be continuing or would result therefrom;

(f)

Restricted Payments to Holdings to pay (or to make Restricted Payments to any direct or indirect parent of Holdings to pay) administrative, regulatory, accounting, auditing, directors, insurance and other ordinary course of business fees and expenses of Holdings or any direct or indirect parent of Holdings (to the extent solely attributable to ownership of Holdings), not to exceed $1,000,000 per fiscal year or otherwise with the prior written consent of the Administrative Agent, which shall not be unreasonably withheld, conditioned or delayed;

(g)

Restricted Payments on or within one hundred and eighty (180) days after the Closing Date for the payment of out-of-pocket legal and accounting fees, costs and expenses in connection with the Transactions subject to delivery of invoices to the Administrative Agent promptly following the Closing Date;

(h)

Restricted Payments to Holdings to pay (or to make Restricted Payments to any direct or indirect parent of Holdings to pay) the Aggregate Estimated Adjustment Amount and the difference (if positive) between the Aggregate Final Adjustment Amount and the Aggregate Estimated Adjustment Amount (each as defined in the Acquisition Agreement);

(i)

Restricted Payments to pay monitoring, consulting, management, transaction, advisory, termination or similar fees (including termination fees, related indemnities and expense and any other fees and expenses paid or payable to or for the benefit of the Sponsor, any direct or indirect equity holder of Holdings or any Affiliate of the Sponsor or such equity holder) (which fees and expenses may be paid in the form of dividends) payable to the Sponsor, any direct or indirect equity holder of Holdings or any Affiliate of the Sponsor or such equity holder, in each case, subject to the Service Agreement in an amount not to exceed $2,000,000 in aggregate per fiscal year; provided, that, no Event of Default shall have occurred and be continuing or would result from such Restricted Payment;

(j)

to the extent constituting Restricted Payments, payments of Indebtedness permitted pursuant to Section 10.13; and

(k)

Restricted Payments to Holdings (or a direct or indirect parent of Holdings) to pay taxes imposed on Holdings (or a direct or indirect parent of Holdings) relating to the vesting of stock-based awards consistent with past practice.

Notwithstanding the foregoing, no COVID-19 Proceeds received by any Credit Party or any of their respective Subsidiaries shall be used directly or indirectly to make any Restricted Payments.

Section 10.07

Modification of Certain Agreements. Each Credit Party will not, and will not permit any of its Subsidiaries or Affiliates to, consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to the terms or provisions contained in (a) any Organization Documents of a Credit Party, in each case, other than any amendment, supplement, waiver or modification or forbearance that could not reasonably be expected to be materially adverse to the interests of the Secured Parties (except with the consent of the Required Lenders) or if required by law, (b) any document, agreement or instrument evidencing or governing any Indebtedness that has been subordinated to the Obligations in right of payment or secured by any Liens that have been subordinated in priority to the Liens of Agent unless such amendment, supplement, waiver or other modification is permitted under the terms of the subordination or intercreditor agreement applicable thereto or could not reasonably be expected to be materially adverse to the interests of the Secured Parties (it being understood that the foregoing shall not prohibit the refinancing, replacement or exchange of such Indebtedness), or (c) the Acquisition Agreement and the Ancillary Agreements (as defined in the Acquisition Agreement) (collectively, the “Acquisition Documents”), in each case, other than any amendment, supplement, waiver or modification or forbearance that could not reasonably be expected to be adverse to the interests of the Secured Parties (except with the consent of the Required Lenders); provided, that, any amendment, supplement, waiver or modification or forbearance of the Acquisition Documents such that any Credit Party or any of their Subsidiaries become directly or indirectly liable with respect to the Deferred Purchase Price shall be deemed adverse to the interests of the Secured Parties.

Section 10.08

Transactions with Affiliates. Each Credit Party will not, and will not permit any of its Subsidiaries, to enter into or cause or permit to exist any arrangement, transaction or contract (including for the purchase, lease or exchange of property or the rendering of services) with any Affiliate except (a) on fair and reasonable terms no less favorable to such Credit Party or such Subsidiary than it could obtain in an arm’s-length transaction with a Person that is not an Affiliate provided, that such Credit Party or Subsidiary shall provide notice of any such arrangement, transaction or contract which contemplates payments in excess of $750,000 in the aggregate to the Administrative Agent and is not otherwise permitted by clauses (b) through (j) of this Section 10.08 within five (5) Business Days prior to entering into such arrangement, transaction or contract (including for the purchase, lease or exchange of property or the rendering of services) with any Affiliate (other than the Credit Parties and their Subsidiaries), (b) customary fees to, and indemnifications of, non-officer directors (or equivalent persons) of the Credit Parties and their respective Subsidiaries, (c)(i) the payment of compensation and indemnification arrangements and benefit plans for officers and employees of the Credit Parties and their respective Subsidiaries in the ordinary course of business and (ii) reasonable severance agreements or payment of severance to applicable employees, directors (or equivalent persons) and officers either approved by the Credit Parties’ governing bodies or otherwise entered into or made in the ordinary course of business, (d) the Service Agreement, (e) transactions solely among Credit Parties, (f) [reserved], (g) transactions solely among Subsidiaries that are not Credit Parties, (h) the Transactions, (i) Restricted Payments permitted under Section 10.06, and (j) transactions identified on Schedule 8.26, in each case, without the prior written consent of the Administrative Agent (which shall not be unreasonably withheld, conditioned or delayed and which shall be granted in respect of any restructuring that could not reasonably be expected to be adverse to the interests of the Secured Parties).

Section 10.09

Restrictive Agreements, etc. Each Credit Party will not, and will not permit any of its Subsidiaries, to enter into any agreement (other than a Credit Document) prohibiting:

(a)

the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, in favor of the Collateral Agent;

(b)

the ability of such Person to amend or otherwise modify any Credit Document; or

(c)

the ability of such Person to make any payments, directly or indirectly, to the Borrower, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments.

The foregoing prohibitions shall not apply to customary restrictions of the type described in clause (a) above (which do not prohibit the Credit Parties from complying with or performing the terms of this Agreement and the other Credit Documents) which are contained in any agreement, (i) (A) governing any Indebtedness permitted by Section 10.01(d) as to the transfer of assets financed with the proceeds of such Indebtedness or (B) governing any Indebtedness permitted by Section 10.01(a) to the extent such prohibition or limitation is customary in agreements governing Indebtedness of such type and in any event so long as such agreement is not more restrictive, taken as a whole, than the Credit Documents, (ii) for the creation or assumption of any Lien on the sublet or assignment of any leasehold interest of any Credit Party or any of their respective Subsidiaries entered into in the ordinary course of business, (iii) for the assignment of any contract entered into by any Credit Party or any of their respective Subsidiaries in the ordinary course of business, (iv) for the transfer of any asset pending the close of the sale of such asset pursuant to a Disposition permitted under this Agreement, (v) customary restrictions in leases, subleases, licenses and sublicenses, (vi) [reserved], (vii)   with respect to Investments in joint ventures not constituting Subsidiaries, customary provisions restricting the pledge or transfer of Capital Stock issued by such joint ventures set forth in the applicable joint venture agreements and other similar agreements applicable to joint ventures permitted hereunder and applicable solely to such joint venture, (viii) applicable requirements of law, (ix) any agreement in effect at the time such Subsidiary becomes a Subsidiary, so long as such agreement was not entered into in connection with or in contemplation of such person become a Subsidiary and which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person or the properties or assets of such Subsidiary, (x) customary provisions in partnership agreements, limited liability company organizational governance documents, asset sale and stock sale agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, or similar person, and (xi) restrictions on cash or other deposits or net worth imposed by suppliers or landlords under contracts entered into in the ordinary course of business.

Section 10.10

Hedging Agreement, etc. Each Credit Party will not, and will not permit any of its Subsidiaries to, enter into any Hedging Agreement, except Hedging Agreements entered into in the ordinary course of business and not for speculative purposes.

Section 10.11

Changes in Business. Each Credit Party will not, and will not permit any of its Subsidiaries to engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the Closing Date or any business reasonably related, ancillary, complementary, or incidental thereto and reasonable extensions thereof. Without limiting the foregoing, Holdings shall not engage in any business activity other than performing their respective obligations under the Credit Documents, owning the Capital Stock of its Subsidiaries, maintaining its corporate existence, participating in tax, accounting and other administrative activities as a member of the consolidated group of companies including the Credit Parties, making of Restricted Payments permitted hereunder, making capital contributions, taking actions in furtherance of and consummating a Qualifying IPO and fulfilling all initial and ongoing obligations related thereto or as otherwise permitted or contemplated by Section 8.22, in each case together with activities incidental to the businesses and activities described above and otherwise directly related thereto.

Section 10.12

Financial Covenants.

Maximum Total Leverage Ratio. The Credit Parties will not permit the Total Leverage Ratio, as of the last day of each Test Period (beginning with fiscal quarter of Holdings ending on September 30, 2020) to be greater than 4.75:1.00 prior to and through March 31, 2022, and thereafter, to be greater than 3.25:1.00.

Section 10.13

Voluntary Prepayments of Junior Indebtedness. Each Credit Party will not, and will not permit any of its Subsidiaries to make any scheduled payments or voluntary prepayments of all or any portion of any Junior Indebtedness other than (a) in accordance with the applicable subordination or intercreditor agreement governing such Junior Indebtedness, in each case, with terms that are reasonably acceptable to the Collateral Agent, (b) refinancings, replacements, substitutions, exchanges and renewals of any such Indebtedness to the extent such refinancing, replacement, exchange or renewed Indebtedness is permitted by Section 10.01 and the applicable subordination or intercreditor agreement governing such Junior Indebtedness with terms that are reasonably acceptable to the Collateral Agent and any fees and expenses in connection therewith; (c) by making payments of intercompany Indebtedness permitted under Section 10.01, subject to the Intercompany Subordination Agreement; (d) Holdings may make payments for or exchanges of Indebtedness in the form of Capital Stock of Holdings (or its direct or indirect parent company) (other than Disqualified Capital Stock); and (e) if no Financial Covenant or Financial Reporting Event of Default has occurred and is continuing, payments constituting an “AHYDO catch-up payment”.

Section 10.14

Sale and Lease-Back Transactions. No Credit Party will, nor will it permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred (a “Sale and Lease-Back Transaction”).

Section 10.15

OFAC; Patriot Act. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to, fail to comply with the laws, regulations and executive orders referred to in Section 8.27 and Section 8.28 hereof.

Section 10.16

Use of Proceeds. No Credit Party shall, and no Credit Party shall suffer or permit any of its Subsidiaries to, use any portion of the Loan proceeds, directly or indirectly, to purchase or carry Margin Stock or repay or otherwise refinance Indebtedness of any Credit Party or others incurred to purchase or carry margin stock, or otherwise in any manner which is in contravention of Regulations U or X of the Board or in violation of this Agreement.

Section 10.17

Change of Jurisdiction or Corporate Name; Change of Fiscal Year or Fiscal Quarters.

(a)

No Credit Party shall (i) except in the case of the non-surviving entity in a merger or other transaction permitted under Section 10.03, change its jurisdiction of organization and/or organizational identification number (if any) or (ii) change its legal name unless, in each case, the Collateral Agent and the Administrative Agent have been provided no less than ten (10) days’ prior written notice (or such shorter time period acceptable to Collateral Agent and the Administrative Agent in their discretion) of same with all details related thereto as the Collateral Agent or the Administrative Agent may reasonably request.

(b)

Without the prior written consent of the Administrative Agent (which shall not be unreasonably withheld, conditioned or delayed), no Credit Party shall, nor shall it permit any of its Subsidiaries to, for financial reporting purposes, (i) change its fiscal year from December 31 of each year or (ii) change its fiscal quarters to end on dates other than consistent with such fiscal year-end and Holdings’ or Borrower’s past practice.

Section 10.18

Data Privacy. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to make payments in respect of any amounts described in the definition of Damages (as defined in the Acquisition Agreement on the date hereof) (including, for the avoidance of doubt, any third party fees, costs and expenses including attorneys’ fees and disbursements) arising out of (i) data privacy matters identified to Fortress prior to the Closing Date referred to in Schedule 10.18, (ii) other data privacy matters arising out of the same events, facts or circumstances, or directly related events, facts or circumstances occurring within six months after the Closing Date, as those data privacy matters identified in the foregoing clause (i), or (iii) data privacy matters arising after the date falling twelve (12) months after the Closing Date, in each case, other than any such payments made using the Privacy Matters Amount; provided, that Damages shall not include expenditures made for the purpose of ensuring future compliance with Privacy and Security Laws.

ARTICLE XI

Events of Default

Section 11.01

Listing of Events of Default. The occurrence and continuance of each of the following events or occurrences described in this Section 11.01 shall constitute an “Event of Default”:

(a)

Non-Payment of Obligations. The Borrower shall default in the payment of:

(i)

any principal of any Loan when such amount is due; or

(ii)

any interest on any Loan and such default shall continue unremedied for a period of three (3) Business Days after such amount is due; or

(iii)

any fee described in Article III or any other monetary Obligation, and such default shall continue unremedied for a period of three (3) Business Days after such amount is due.

(b)

Breach of Warranty. Any representation or warranty of any Credit Party made or deemed to be made in any Credit Document (including any certificates delivered pursuant to Article VI) which, by its terms, is subject to a materiality qualifier, is or shall be incorrect in any respect when made or deemed to have been made or any other representation or warranty of any Credit Party made or deemed to be made in any Credit Document (including any certificates delivered pursuant to Article VI) is or shall be incorrect in any material respect when made or deemed to have been made.

(c)

Non-Performance of Certain Covenants and Obligations. Any Credit Party shall default in the due performance or observance of any of its obligations under Section 9.01(g)(i), Section 9.05(a), Section 9.05(b) (solely with respect to such Credit Party’s maintenance of good standing in its jurisdiction of organization), Section 9.11, Section 9.13(a) or Article X.

(d)

Non-Performance of Other Covenants and Obligations. (i) Any Credit Party shall default in the due performance or observance of its obligations under any covenant applicable to it under the Security Pledge Agreement and such default shall continue unremedied for a period of two (2) Business Days after any Credit Party shall have firsthand knowledge thereof or (ii) any Credit Party shall default in the due performance and observance of any obligation contained in any Credit Document executed by it (other than as specified in Sections 11.01(a), 11.01(b) or 11.01(c)), and such default shall continue unremedied for a period of ten (10) days (or in the case of Section 9.01 (other than Section 9.01(g)(i)), two (2) Business Days) after, in each case, the earliest to occur of (i) written notice thereof is given to any Credit Party by the Administrative Agent or (ii) actual knowledge of such occurrence by an Authorized Officer of the Borrower.

(e)

Default on Other Indebtedness. (i) a default shall occur in the payment of any amount when due (subject to any applicable grace or cure period), whether by acceleration or otherwise, of any principal or stated amount of, or interest or fees on, any Indebtedness (other than the Obligations and Hedging Agreements) of any Credit Party or Subsidiary of any Credit Party having a principal or stated amount, individually or in the aggregate, in excess of $3,000,000, or a default shall occur in the performance or observation of any obligation or condition with respect to any such Indebtedness if the effect of such default is to accelerate the maturity of such Indebtedness or to permit the holders of such Indebtedness, or any trustee or agent for such holders, to cause or declare such Indebtedness to become immediately due and payable, (ii) a default shall occur (after expiration of any available grace or cure periods) in the performance or observance of any obligation or condition with respect to any Indebtedness of a Credit Party or a Subsidiary which has been subordinated (whether as to payment or Lien priority) to the Obligations or Agent’s Liens having a principal or stated amount, individually or in the aggregate, in excess of $3,000,000 or any such Indebtedness shall be required to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity, (iii) any Indebtedness of any Credit Party or Subsidiary of any Credit Party having a principal or stated amount, individually or in the aggregate, in excess of $3,000,000 (other than the Obligations and Hedging Agreements or in connection with a Disposition permitted hereunder) shall otherwise be required to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity, or (iv) there occurs under any Hedging Agreement an “early termination date” or similarly defined event (as defined in such Hedging Agreement) resulting from (A) any event of default under such Hedging Agreement as to which the Borrower or any of its Subsidiaries is the “defaulting party” or similarly defined person (as defined in the Hedging Agreement) or (B) any “termination event” or similarly defined event (as defined in the Hedging Agreement) under such Hedging Agreement as to which the Borrower or any of its Subsidiaries is an “affected party” or similarly defined person (as defined in the Hedging Agreement) and, in either event, the Swap Termination Value owed by the Credit Parties or such Subsidiary as a result thereof is greater than $3,000,000; provided that this clause (e)   shall not apply to secured Indebtedness that becomes due directly as a result of (x) a casualty or condemnation event or (y) the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness to the extent that such Credit Party’s obligations with respect to such Indebtedness are extinguished in full upon such sale or transfer.

(f)

Judgments. Any judgment or order for the payment of money individually or in the aggregate in excess of $3,000,000 (exclusive of any amounts fully covered by insurance (less any applicable deductible) and indemnities and as to which the insurer or indemnitor has been notified of the potential claim) shall be rendered against any Credit Party or any of their respective Subsidiaries and such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within sixty (60) days after the entry thereof or enforcement proceedings shall have been commenced by any creditor upon such judgment or order.

(g)

Bankruptcy, Insolvency, etc. Any Credit Party or any of their respective Subsidiaries shall:

(i)

generally fail to pay, or admit in writing its inability or unwillingness generally to pay, its debts as they become due;

(ii)

apply for, consent to, or acquiesce in the appointment of a trustee, receiver, sequestrator or other custodian for any substantial part of the assets or other property of any such Person, or make a general assignment for the benefit of creditors;

(iii)

in the absence of such application, consent or acquiesce to or permit or suffer to exist, the appointment of a trustee, receiver, sequestrator or other custodian for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within sixty (60) days; provided, that each Credit Party hereby expressly authorizes each Secured Party to appear in any court conducting any relevant proceeding during such 45-day period to preserve, protect and defend their rights under the Credit Documents;

(iv)

permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law or any dissolution, winding up or liquidation proceeding, in respect thereof, and, if any such case or proceeding is not commenced by such Person, such case or proceeding shall be consented to or acquiesced in by such Person, or shall result in the entry of an order for relief that is not stayed or shall remain for sixty (60) days undismissed; provided, that each Credit Party hereby expressly authorizes each Secured Party to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Credit Documents; or

(v)

take any action authorizing any of the foregoing.

(h)

Impairment of Security, etc. Any Credit Document or any Lien granted thereunder shall (except in accordance with its terms or as a result of acts or a failure to act by any Agent or Lender where the Credit Parties are, if requested by an Agent, cooperating with the Agents in remediating such event), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Credit Party thereto, or any Credit Party or any other Affiliate of a Credit Party shall, directly or indirectly, contest or limit in any manner such effectiveness, validity, binding nature or enforceability (other than as a result of the discharge of such Credit Party in accordance with the terms of the Credit Documents); or, except as permitted under any Credit Document or as a result of acts or a failure to act by any Agent where the Credit Parties are, if requested by an Agent or a Lender, cooperating with the Agents in remediating such event, any Lien securing any Obligation shall, in whole or in part, cease to be a perfected Lien.

(i)

Change of Control. Any Change of Control shall occur.

(j)

ERISA Events. Any of the events described in Section 9.07(a) shall occur that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(k)

Non-Payment of the Deferred Purchase Price. Any failure by the Purchaser to pay any part of the Deferred Purchase Price in accordance with the Acquisition Agreement within ten (10) Business Days of the Seller providing notice to the Purchaser of such failure.

Section 11.02

Remedies Upon Event of Default. If any Event of Default shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent may, and upon the direction of the Collateral Agent or Required Lenders shall, by notice to the Borrower declare all or any portion of the outstanding principal amount of the Loans and other Obligations to be due and payable, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment. The Lenders, the Collateral Agent and the Administrative Agent shall have all other rights and remedies available at law or in equity or pursuant to any Credit Documents.

ARTICLE XII

The Agents

Section 12.01

Appointment. Each Lender (and, if applicable, each other Secured Party) hereby appoints Fortress Credit Corp. as its Administrative Agent and as its Collateral Agent under and for purposes of each Credit Document, and hereby authorizes the Administrative Agent and Collateral Agent to act on behalf of such Lender (and, if applicable, each other Secured Party) under each Credit Document and, in the absence of other written instructions from the Lenders pursuant to the terms of the Credit Documents received from time to time by the Administrative Agent and Collateral Agent, to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent and Collateral Agent by the terms hereof and thereof, together with such powers as may be incidental thereto. Each Lender (and, if applicable, each other Secured Party) hereby irrevocably designates and appoints each Agent as the agent of such Lender (and, if applicable, each other Secured Party). Notwithstanding any provision to the contrary elsewhere in this Agreement, no Agent shall have any duties or responsibilities, except those expressly set forth herein (or in the other Credit Documents), or any fiduciary relationship with any Lender or other Secured Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against any Agent.

Section 12.02

Delegation of Duties. Each Agent may execute any of its duties under this Agreement and the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 12.03

Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys in fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Credit Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Lenders or any other Secured Party for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure of any Credit Party or other Person to perform its obligations hereunder or thereunder. None of the Agents shall be required to take any action that, in its reasonable opinion or the reasonable opinion of its counsel, may expose such Agent to liability or that is contrary to any Credit Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any bankruptcy or insolvency law or other similar law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any bankruptcy or insolvency law or other similar law. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party. Notwithstanding anything herein to the contrary, the Administrative Agent shall have no responsibility for, or liability in connection with, monitoring or enforcing the prohibition on assignments or participations to Excluded Transferees. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is an Excluded Transferee or (y) have any liability with respect to or arising out of any assignment or participation of loans, or disclosure of confidential information, to, or the restrictions on any exercise of rights or remedies of, any Excluded Transferee.

Section 12.04

Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Credit Parties), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee of any note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Agents. As to any matters not clearly and expressly provided for by the Credit Documents, each Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all or other requisite Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the other Agent and/or the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans and all other Secured Parties.

Section 12.05

Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder, except with respect to any Default or Event of Default in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that an Agent receives such a notice, such Agent shall give notice thereof to the other Agent and the Lenders. Each Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement); provided, that unless and until each Agent shall have received such directions, the Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as such Agent shall deem advisable in the best interests of the Secured Parties.

Section 12.06

Non Reliance on Agents and Other Lenders. Each Lender (and, if applicable, each other Secured Party) expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys in fact or Affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Credit Party or any Affiliate of a Credit Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender or any other Secured Party. Each Lender (and, if applicable, each other Secured Party) represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and their Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender (and, if applicable, each other Secured Party) also represents that it will, independently and without reliance upon any Agent or any other Lender or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent hereunder, the Agents shall not have any duty or responsibility to provide any Lender or any other Secured Party with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Credit Party or any Affiliate of a Credit Party that may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

Section 12.07

Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to their respective Total Credit Exposure in effect on the date on which indemnification is sought under this Section 12.07 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Total Credit Exposure immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The agreements in this Section 12.07 shall survive the payment of the Loans and all other amounts payable hereunder.

Section 12.08

Agent in Its Individual Capacity. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Credit Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender”, “Lenders”, “Secured Party” and “Secured Parties” shall include each Agent in its individual capacity.

Section 12.09

Successor Agents. The Administrative Agent or Collateral Agent may resign as Administrative Agent or Collateral Agent, respectively, upon thirty (30) days’ notice to the Lenders, such other Agent and the Borrower. If the Administrative Agent or Collateral Agent shall resign as such Agent in its applicable capacity under this Agreement and the other Credit Documents, then the Required Lenders shall appoint from among the Lenders a successor agent, which successor agent shall (unless an Event of Default shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld, conditioned or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of such Agent in its applicable capacity, and the term “Administrative Agent” or “Collateral Agent”, as the case may be, shall mean such successor agent effective upon such appointment and approval, and the former Agent’s rights, powers and duties as the Administrative Agent or the Collateral Agent, in its applicable capacity, shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. If no applicable successor agent has accepted appointment as such Agent in its applicable capacity by the date that is thirty (30) days following such retiring Agent’s notice of resignation, such retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of such Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Agent’s resignation as the Administrative Agent or the Collateral Agent, as applicable, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Credit Documents.

Section 12.10

Agents Generally. Except as expressly set forth herein, no Agent shall have any duties or responsibilities hereunder in its capacity as such.

Section 12.11

Restrictions on Actions by Lenders; Sharing of Payments.

(a)

Each of the Lenders agrees that it shall not, without the express written consent of the Collateral Agent, and that it shall, to the extent it is lawfully entitled to do so, upon the written request of the Collateral Agent, set off against the Obligations, any amounts owing by such Lender to any Credit Party or any of their respective Subsidiaries or any deposit accounts of any Credit Party or any of their respective Subsidiaries now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so in writing by the Collateral Agent, take or cause to be taken any action, including, the commencement of any legal or equitable proceedings to enforce any Credit Document against any Credit Party or to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

(b)

Subject to Section 13.09 if, at any time or times any Lender shall receive (i) by payment, foreclosure, setoff, or otherwise, any proceeds of Collateral or any payments with respect to the Obligations, except for any such proceeds or payments received by such Lender from the Agents pursuant to the terms of this Agreement, or (ii) payments from the Agents in excess of such Lender’s pro rata share of all such distributions by Agents, such Lender promptly shall (A) turn the same over to the Administrative Agent, in kind, and with such endorsements as may be required to negotiate the same to the Administrative Agent, or in immediately available funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (B)  purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their pro rata shares; provided, that to the extent that such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

Section 12.12

Agency for Perfection. Collateral Agent hereby appoints each other Secured Party as its agent (and each Secured Party hereby accepts such appointment) for the purpose of perfecting the Collateral Agent’s Liens in assets which, in accordance with Article VII or Article VIII, as applicable, of the Uniform Commercial Code of any applicable state can be perfected only by possession or control. Should any Secured Party obtain possession or control of any such Collateral, such Secured Party shall notify Collateral Agent thereof, and, promptly upon Collateral Agent’s request therefor shall deliver possession or control of such Collateral to Collateral Agent or in accordance with Collateral Agent’s instructions.

Section 12.13

Lead Arranger and Bookrunner. Anything herein to the contrary notwithstanding, the lead arranger and the bookrunner shall not have any right, power, obligation, liability, responsibility or duty under this Agreement, except in their respective capacities, if applicable, as an Agent or a Lender hereunder.

ARTICLE XIII

Miscellaneous

Section 13.01

Amendments and Waivers. Neither this Agreement nor any other Credit Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 13.01. The Required Lenders may, or, with the consent of the Required Lenders, the Collateral Agent or Administrative Agent, as applicable, may, from time to time, (a)    enter into with the relevant Credit Party or Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or the Credit Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders, the Collateral Agent or Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, that, in addition to the foregoing requirement, no such waiver, amendment, supplement or modification shall directly, except as contemplated by Section 2.01(e), Section 2.12, or the definition of LIBOR Rate:

(i)

(A) reduce or forgive any portion of any Loan or extend the final expiration date of any Lender’s Commitment or extend the final scheduled maturity date of any Loan or reduce the stated interest rate or forgive any mandatory prepayment required to be made pursuant to Section 5.02 (it being understood that any change to the definitions of Total Leverage Ratio, or in the component definitions thereof shall not constitute a reduction in the stated interest rate and only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the “default rate” or amend Section 2.08(c)), or (B) reduce or forgive any portion or extend the date for the payment, of any interest or fee, including any prepayment premium, payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates and other than as a result of a waiver or amendment of any mandatory prepayment of Term Loans), or (C) decrease or forgive any Term Loan Repayment Amount or Bridge Amortization, or (D) extend any scheduled Term Loan Repayment Date or any scheduled date of repayment of the Loans (other than as a result of a waiver or amendment of any mandatory prepayment of Term Loans required by Section 5.02 (which shall not constitute an extension of any scheduled Term Loan Repayment Date)), or (E) amend or modify any provisions of Section 13.09(b) or any other provision that provides for the pro rata nature of disbursements by or payments to Lenders (including any amendment that would permit open market buybacks), in each case, without the written consent of each Lender directly and adversely affected thereby;

(ii)

amend, modify or waive any provision of this Section 13.01 or reduce the percentages specified in the definition of the term “Required Lenders” or consent to the assignment or transfer by any Credit Party of its rights and obligations under any Credit Document to which it is a party (except as permitted pursuant to Section 10.03), in each case, without the written consent of each Lender;

(iii)

increase the aggregate amount of any Commitment of any Lender without the consent of such Lender;

(iv)

amend, modify or waive any provision of Article XII without the written consent of the then-current Collateral Agent and Administrative Agent;

(v)

[reserved];

(vi)

[reserved];

(vii)

release all or substantially all of the Guarantors under the Guarantee Agreement (except as expressly permitted by the Guarantee Agreement), or release (or subordinate the Liens securing the Obligations with respect to) all or substantially all of the Collateral under the Security Documents (except as expressly permitted thereby and in Section 13.19), in each case, without the prior written consent of each Lender;

(viii)

[reserved];

(ix)

amend, modify or waive any provision of any Credit Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding, or Collateral securing, Loans or other Obligations of any Class differently than those holding Loans or other Obligations of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments under each affected Class;

(x)

[reserved];

(xi)

[reserved]; or

(xii)

amend, modify or waive any provision of Section 5.02(f) where the effect of such amendment, modification or waiver is for the purpose of reducing or forgiving any portion, extending the date or affecting the priority of the payment of any principal, interest or other amount payable pursuant to Section 5.02(f), without the written consent of each Lender.

Notwithstanding the foregoing or anything to the contrary herein:

(i)

this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Agents and the Borrower (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Credit Documents with the Term Loans and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and other definitions related to such new Class;;

(ii)

[reserved];

(iii)

[reserved];

(iv)

no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (x) the Commitments of such Lender may not be increased or extended without the consent of such Defaulting Lender, (y) the principal of, rate of interest on or any fees owing to such Defaulting Lender may not be reduced or such principal, interest or fees may not be forgiven, or (z) the date fixed for any payment of principal, interest or fees owing to such Defaulting Lender may not be postponed or waived or the date of termination of the commitment of any such Defaulting Lender hereunder may not be postponed, in each case, without the prior written consent of such Defaulting Lender;

(v)

schedules to this Agreement and the Security Pledge Agreement may be amended or supplemented by the delivery of a Compliance Certificate in accordance with, and solely to the extent set forth in, Section 9.01(e); and

(vi)

this Agreement and any other Credit Document may be amended solely with the consent of the Administrative Agent, the Collateral Agent and the Borrower without the need to obtain the consent of any other Lender if such amendment is delivered in order to (x) correct or cure ambiguities, errors, omissions, defects, (y) effect administrative changes of a technical or immaterial nature or (z) correct or cure incorrect cross references or similar inaccuracies in this Agreement or the applicable Credit Document. Guarantees, collateral documents, security documents, intercreditor agreements, and related documents executed in connection with this Agreement may be in a form reasonably determined by the Administrative Agent or the Collateral Agent, as applicable, and may be amended, modified, terminated or waived, and consent to any departure therefrom may be given, without the consent of any Lender if such amendment, modification, waiver or consent is given in order to (x) comply with local law or advice of counsel, (y) cause such guarantee, collateral document, security document or related document to be consistent with this Agreement and the other Credit Documents or (z) effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties. Any such amendment shall become effective without any further consent of any other party to such Credit Document.

Section 13.02

Notices and Other Communications; Facsimile Copies.

(a)

General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Credit Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)

if to the Credit Parties or the Agents, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 13.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(ii)

if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower and the Agents.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (C) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 13.02(c)), when delivered; provided, that notices and other communications to the Agents pursuant to Article II shall not be effective until actually received by such Person.

(b)

Effectiveness of Facsimile Documents and Signatures. Credit Documents may be transmitted and/or signed by facsimile or other electronic communication. The effectiveness of any such documents and signatures shall have the same force and effect as manually signed originals and shall be binding on all Credit Parties, the Agents and the Lenders.

(c)

Reliance by Agents and Lenders. The Agents and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices) purportedly given by or on behalf of any Credit Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. All telephonic notices to either Agent may be recorded by such Agent, and each of the parties hereto hereby consents to such recording.

Section 13.03

No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 13.04

Survival of Representations and Warranties. All representations and warranties made hereunder and in the other Credit Documents shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

Section 13.05

Payment of Expenses; Indemnification. The Borrower agrees, on the Closing Date to the extent invoiced subject to the terms and conditions of Section 6.16, or at any time following the Closing Date, within thirty (30) days after initial presentment or demand therefor (or immediately upon demand during the continuance of a Specified Event of Default), (a) to pay or reimburse each Agent for all their respective, reasonable and documented (to the extent available) out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of their respective counsel (limited to one lead counsel for the Agents and one regulatory counsel for the Agents to the extent reasonably necessary, and, if necessary, one local counsel in the relevant material jurisdiction) to each Agent, (b) to pay or reimburse each Lender and each Agent for all their respective, reasonable and documented (to the extent available) out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement (including retention of financial advisors), the other Credit Documents and any such other documents, including the reasonable fees, disbursements and other charges of counsel to the Lenders and of counsel to the Agents (which shall be limited to one lead counsel, one regulatory counsel to the extent reasonably necessary, for the Agents, and, if necessary, one local counsel in the relevant material jurisdiction to the Lenders, as a group, and to the Agents, as another group, and, solely in the event of a conflict of interest, one additional lead counsel and one additional regulatory counsel per Agent to the extent reasonably necessary (and, if necessary, one local counsel in each relevant material jurisdiction per Agent) to each group of similarly situated affected Persons), (c) [reserved], (d) to pay or reimburse each of the Administrative Agent and the Collateral Agent for all reasonable fees and expenses incurred in exercising its rights under Section 9.12 and (e) to pay, indemnify and hold harmless each Lender and the Agents, their transferees, and their respective Related Parties (the “Indemnified Parties”) from and against any and all other liabilities, obligations, losses (other than lost profits), damages, penalties, actions, judgments, suits, and reasonable and documented (to the extent available) out-of-pocket costs, expenses or disbursements of any kind or nature whatsoever, including reasonable and documented (to the extent available) fees, disbursements and other charges of counsel, with respect to the enforcement, preservation or protection of its rights under, this Agreement (and the execution, delivery, performance and administration of this Agreement, the other Credit Documents and any such other documents solely with respect to the Agents), the other Credit Documents and any such other documents, including all such costs and expenses incurred during any workout, restructuring or negotiations in respect of the Obligations (including retention of financial advisors) and any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law, or any actual or alleged presence of Hazardous Materials, in each case applicable to the operations of each Credit Party, any of their respective Subsidiaries or any of their Real Property (all the foregoing in this clause (f), collectively, the “indemnified liabilities”); provided, that the Credit Parties shall have no obligation hereunder to the applicable Indemnified Party with respect to indemnified liabilities to the extent determined in a final judgment of a court of competent jurisdiction to have arisen from (i) gross negligence or willful misconduct of such Indemnified Party, (ii) a material breach by such Indemnified Party of its obligations under any Credit Document which is not made in response to a breach by a Credit Party under any Credit Document or (iii) disputes among the Indemnified Parties for actions by one or more of the Agents which is outside of the scope of any such Agent’s capacity as an Agent hereunder and that does not involve any act or omission by Holdings, the Borrower or their respective Affiliates; provided further, that the Borrower shall not be required to reimburse the legal fees and expenses of more than one primary outside counsel (in addition to one special or regulatory counsel and up to one local counsel in each applicable material local jurisdiction) for all Persons indemnified hereunder taken as a whole unless, in the reasonable opinion of the Administrative Agent, Collateral Agent or the reasonable opinion of its counsel, representation of all such indemnified Persons by such counsels would be inappropriate due to the existence of an actual or potential conflict of interest. The agreements in this Section 13.05 shall survive repayment of the Loans and all other amounts payable hereunder and termination of this Agreement. To the fullest extent permitted by Applicable Law, no Credit Party, no Lender and no Agent shall assert, and each Credit Party, each Lender and each Agent hereby waives, any claim against any of the Indemnified Parties or any of the Credit Parties, as applicable, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. Except with respect to matters involving fraud on the part of any Credit Party, to the fullest extent permitted by Applicable Law, no Indemnified Party shall assert, and each Indemnified Party hereby waives, any claim against any of the Credit Parties, on any theory of liability, for special, exemplary or punitive damages arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. None of the Indemnified Parties shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby. This Section 13.05 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc., arising from any non-Tax claim.

Section 13.06

Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) except as set forth in Section 10.03, no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Credit Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 13.06. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section 13.06) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. Notwithstanding anything to the contrary herein, (a) any Lender shall be permitted to pledge or grant a security interest in all or any portion of such Lender’s rights hereunder including, but not limited to, any Loans (without the consent of, or notice to or any other action by, any other party hereto) to secure the obligations of such Lender or any of its Affiliates to any Person providing any loan, letter of credit or other extension of credit to or for the account of such Lender or any of its Affiliates and any agent, trustee or representative of such Person and (b) the Agents shall be permitted to pledge or grant a security interest in all or any portion of their respective rights hereunder or under the other Credit Documents, including, but not limited to, rights to payment (without the consent of, or notice to or any other action by, any other party hereto), to secure the obligations of such Agent or any of its Affiliates to any Person providing any loan, letter of credit or other extension of credit to or for the account of such Agent or any of its Affiliates and any agent, trustee or representative of such Person.

(b)         (i)          Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (other than to a natural person, Defaulting Lender or to Holdings or to any of Holdings’ Affiliates or Subsidiaries) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent (which consent in each case shall not be unreasonably conditioned, withheld or delayed) of:

(A)

the Borrower; provided, that (1) no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, to any other assignee and (2) the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(B)

the Administrative Agent; provided, that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund.

(ii)

Assignments shall be subject to the following additional conditions:

(A)

[reserved];

(B)

[reserved];

(C)

except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans of any Class, the amount of the Term Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall be at least $1,000,000 and in multiples of $500,000 in excess thereof, unless each of the Borrower and the Administrative Agent otherwise consents, which consent, in each case, shall not be unreasonably withheld, conditioned or delayed; provided, however, that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing; provided further, that contemporaneous assignments to a single assignee made by affiliated Lenders or related Approved Funds and contemporaneous assignments by a single assignor to affiliated Lenders or related Approved Funds shall be aggregated for purposes of meeting the minimum assignment amount requirements stated above;

(D)

each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided, that this paragraph shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(E)

the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (unless waived by Administrative Agent); provided, that no such fee shall be payable for any assignment to a Lender, an Affiliate of a Lender or an Approved Fund;

(F)

in no event shall any assignee be an Excluded Transferee except upon the written consent of the Borrower; provided, that no such consent shall be required if an Event of Default has occurred and is continuing; provided, further, that the Administrative Agent shall have no responsibility for, or liability in connection with, monitoring or enforcing the prohibition on assignments to Excluded Transferees; and

(G)

the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to such assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee (by its execution and delivery of the applicable Assignment and Acceptance to the Administrative Agent) and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(iii)

Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section 13.06, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and be subject to the obligations of) Sections 2.10, 2.11, 5.04 and 13.05); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.06 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 13.06.

(iv)

The Administrative Agent, acting for this purpose on behalf of the Borrower as a non-fiduciary, shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Total Commitments of, and principal amount (and stated interest) of the Loans (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Credit Parties, the Agents, and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register, as in effect at the close of business on the preceding Business Day, shall be available for inspection by the Borrower, the Administrative Agent and its Affiliates and any Lender, at any reasonable time and from time to time upon reasonable prior notice; provided that each Lender’s access to the Register shall be limited to the entries with respect to such Lender including the Commitment of, or principal amount of and stated interest on the Loans owing to such Lender.

(v)

Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder) and any written consent to such assignment required by paragraph (b)(i) of this Section 13.06, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless and until it has been recorded in the Register as provided in this paragraph.

(c)          (i)

Any Lender may, without the consent of the Borrower or the Agents, sell participations to one or more financial institutions or other entities (other than a natural person, a Defaulting Lender, Holdings, any of Holdings’ Affiliates or Subsidiaries, or any Excluded Transferee, to the extent the list thereof is made available by the Borrower to such Lender; provided, that no such consent shall be required if an Event of Default has occurred and is continuing) (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i) of the proviso to Section 13.01. Subject to paragraph (c)(ii) of this Section 13.06, the Borrower agrees that each Participant shall be entitled to the benefits of (and be subject to the obligations of) Sections 2.10, 2.11, 2.12 and 5.04 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 13.06. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 13.09(b) as though it were a Lender, provided, that such Participant agrees to be subject to Section 13.09(a) as though it were a Lender.

(ii)

A Participant shall not be entitled to receive any greater payment under Section 2.10, 2.11, 2.12 or 5.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

Section 13.07

Replacements of Lenders Under Certain Circumstances. (a) The Borrower, at its sole cost and expense, shall be permitted to either (x) replace any Lender (or any Participant), other than an Affiliate of any Agent, and (y) terminate the Commitments of such Lender, in each case, that (i) requests reimbursement for amounts owing pursuant to Section 2.10, Section 2.11 or Section 5.04, (ii) is affected in the manner described in Section 2.10(a)(iii) and as a result thereof any of the actions described in such Section is required to be taken or (iii) is a Defaulting Lender, provided, that (A) such replacement does not conflict with any Applicable Law, (B) no Default or Event of Default shall have occurred and be continuing at the time of such replacement, (C) the Borrower shall repay (or the replacement institution shall purchase, at par, plus the Applicable Prepayment Premium) all Loans and other amounts (other than any disputed amounts) pursuant to Section 2.10, Section 2.11 or Section 5.04, as the case may be, owing to such replaced Lender prior to the date of replacement, (D) the replacement institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent, (E) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 13.06 (except that such replaced Lender shall not be obligated to pay any processing and recordation fee required pursuant thereto), (F) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the any Agent or any other Lender shall have against the replaced Lender, and (G) in the case of any such assignment resulting from a claim for compensation under Section 2.10 or payments required to be made pursuant to Section 5.04, such assignment will result in a reduction in such compensation or payments thereafter. In connection with any such replacement, if any such replaced Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Acceptance reflecting such replacement within five (5) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Acceptance to such replaced Lender, then such replaced Lender shall be deemed to have executed and delivered such Assignment and Acceptance without any action on the part of the replaced Lender.

(b)

If any Lender (a “Non-Consenting Lender”) has (x) failed to consent to a proposed amendment, waiver, discharge or termination, which pursuant to the terms of Section 13.01 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent or (y) becomes a Defaulting Lender, then, provided that no Default or Event of Default then exists, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent), at their own cost and expense, to replace such Non-Consenting Lender by requiring such Non- Consenting Lender to assign its Loans and Commitments to one or more assignees reasonably acceptable to the Administrative Agent, provided, that: (i) all Obligations of the Borrower owing to such Non- Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment and (ii) the replacement Lender or the Borrower, as the case may be, shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon, plus the Applicable Prepayment Premium. In connection with any such assignment, the Borrower, the Agents, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 13.06 (except that such Non-Consenting Lender shall not be obligated to pay any processing and recordation fee required pursuant thereto); provided that if any such Non- Consenting Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Acceptance reflecting such replacement within five (5) Business Days of the date on which the assignee Lender executes and delivers such Assignment and Acceptance to such Non-Consenting Lender, then such Non-Consenting Lender shall be deemed to have executed and delivered such Assignment and Acceptance without any action on the part of the replaced Lender.

Section 13.08

Securitization. The Credit Parties hereby acknowledge that the Lenders and their Affiliates may securitize the Loans (a “Securitization”) through the pledge of the Loans as collateral security for loans to the Lenders or their Affiliates or through the sale of the Loans or the issuance of direct or indirect interests in the Loans to their Controlled Affiliates, in each case, other than to Excluded Transferees, which loans to the Lenders or their Affiliates or direct or indirect interests will be rated by Moody’s, S&P or one or more other rating agencies; provided, that such restrictions on transfers to Excluded Transferees shall not be applicable if an Event of Default has occurred and is continuing. The Credit Parties shall, to the extent commercially reasonable, cooperate with the Lenders and their Affiliates to effect any and all Securitizations. Notwithstanding the foregoing, no such Securitization shall release the Lender party thereto from any of its obligations hereunder or substitute any pledgee, secured party or any other party to such Securitization for such Lender as a party hereto and no change in ownership of the Loans may be effected except pursuant to Section 13.06.

Section 13.09

Adjustments; Set-off. (a) If any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11.01(g), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans or interest thereon, such Benefited Lender shall (i) notify the Administrative Agent of such fact and (ii) purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, that (i) if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest and (ii) the provisions of this Section shall not be construed to apply to any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including (x) the application of funds arising from the existence of a Defaulting Lender or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant (as to which the provisions of this Section shall apply)).

Notwithstanding the foregoing, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

(b)

After the occurrence and during the continuance of an Event of Default, to the extent consented to by Administrative Agent, in addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower or any other Credit Party, any such notice being expressly waived by the Credit Parties to the extent permitted by Applicable Law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Agents after any such set-off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

Section 13.10

Counterparts. This Agreement and the other Credit Documents may be executed by one or more of the parties thereto on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower, the Collateral Agent and the Administrative Agent.

Section 13.11

Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 13.11, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law), as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 13.12

Integration. This Agreement and the other Credit Documents represent the agreement of the Credit Parties, the Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any party hereto or thereto relative to the subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

Section 13.13

GOVERNING LAW. THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS (UNLESS EXPRESSLY PROVIDED OTHERWISE THEREIN) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICTS OF LAW PROVISIONS.

Section 13.14

Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a)

submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b)

consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)

agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the applicable party at its respective address set forth on Schedule 13.02 or on Schedule 1.01(a) or at such other address of which the Agents shall have been notified pursuant thereto;

(d)

agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction;

(e)

waives, to the maximum extent not prohibited by law, all rights of rescission, setoff, counterclaims, and other defenses in connection with the repayment of the Obligations; and

(f)

waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 13.14 any special, exemplary, punitive or consequential damages.

Section 13.15

Acknowledgments. Each Credit Party hereby acknowledges that:

(a)

it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

(b)

neither the Agents nor any Lender has any fiduciary relationship with or duty to the Credit Parties arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between any Agent and Lenders, on one hand, and the Credit Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)

no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Credit Parties and the Lenders.

Section 13.16

WAIVERS OF JURY TRIAL. THE CREDIT PARTIES, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 13.17

Confidentiality. Each Agent and Lender shall hold all non-public information relating to any Credit Party or any Subsidiary or Affiliate of any Credit Party obtained pursuant to the requirements of this Agreement, the other Credit Documents or in connection with such Lender’s evaluation of whether to become a Lender hereunder (“Confidential Information”) confidential in accordance with its customary procedure for handling confidential information of this nature and (in the case of a Lender that is a bank) in accordance with safe and sound banking practices; provided, that Confidential Information may be disclosed by any Agent or Lender:

(a)

as required or requested by any Governmental Authority (including, without limitation, public disclosures by any Agent, Lender or any of their Related Parties to any self-regulatory authority, such as the National Association of Insurance Commissioners, as required by the SEC (including for purposes of complying with the filing requirements thereof) or any other Governmental Authority);

(b)

pursuant to legal process;

(c)

in connection with the enforcement of any rights or exercise of any remedies by such Agent or Lender under this Agreement or any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document;

(d)

to such Agent’s or Lender’s Affiliates and its and their respective attorneys, professional advisors, independent auditors, partners, limited partners, investors, potential investors, lenders, directors, officers, employees, agents and representatives;

(e)

to any examiner or rating agency;

(f)

in connection with:

(i)

the establishment of any special purpose funding vehicle with respect to the Loans,

(ii)

any Securitization permitted under Section 13.08;

(iii)

any prospective assignment of, or participation in, its rights and obligations pursuant to Section 13.06, to prospective permitted assignees or Participants, as the case may be;

(iv)

any Hedging Agreement entered into or proposed to be entered into in connection with the Loans made hereunder, to actual or proposed direct or indirect contractual counterparties;

(v)

any actual or proposed credit facility for loans, letters of credit or other extensions of credit to or for the account of such Agent or Lender or any of its Affiliates, to any Person providing or proposing to provide such loan, letter of credit or other extension of credit or any agent, trustee or representative of such Person; and

(vi)

to the extent necessary or customary for, inclusion in league table measurements or in any tombstone or other advertising or marketing materials;

(g)

otherwise to the extent consisting of general portfolio information that does not identify borrowers; or

(h)

with the consent of the Borrower;

provided, that in the case of clause (e) hereof, the Person to whom Confidential Information is so disclosed is advised of and has been directed to comply with the provisions of this Section 13.17.

Notwithstanding the foregoing, (A) each of the Agents, the Lenders and any Affiliate thereof is hereby expressly permitted by the Credit Parties to refer to any Credit Party and any of their respective Subsidiaries in connection with any promotion or marketing undertaken by such Agent, Lender or Affiliate in connection with this Agreement and the other Credit Documents, and, for such purpose, such Agent, Lender or Affiliate may utilize any trade name, trademark, logo or other distinctive symbol associated with such Credit Party or such Subsidiary or any of their businesses (subject to reasonable quality control standards) and (B) any information that is or becomes generally available to the public (other than as a result of prohibited disclosure by any Agent or Lender) shall not be subject to the provisions of this Section 13.17.

EACH LENDER ACKNOWLEDGES THAT CONFIDENTIAL INFORMATION (AS DEFINED IN THIS SECTION 13.17) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING EACH CREDIT PARTY AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

ALL INFORMATION, INCLUDING WAIVERS AND AMENDMENTS, FURNISHED BY THE CREDIT PARTIES OR ANY AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE INFORMATION WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE CREDIT PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE CREDIT PARTIES AND THE AGENTS THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.

Section 13.18

Press Releases, etc.

(a)

Each Credit Party will not, and will not permit any of its respective Subsidiaries, directly or indirectly, to publish any press release or other similar public disclosure or announcements (including any marketing materials) regarding this Agreement, the other Credit Documents, the Transaction Documents, or any of the Transactions, without the consent of the Administrative Agent and the Collateral Agent.

(b)

The Administrative Agent or any Lender may (to the extent the Administrative Agent or such Lender has presented any materials for the prior approval of the Credit Parties and the Credit Parties have consented to the disclosure thereof) publish any press releases, tombstones, advertising or other promotional materials (whether by means of electronic transmission, posting to a website or other internet application, print media or otherwise) containing customary market information relating to the financing transactions contemplated by this Agreement and the other Credit Documents using the name, product photographs, logo, trademark or related information of Holdings and its Subsidiaries or of the Sponsor, all at the expense of the Administrative Agent or such Lender, as applicable. Notwithstanding the foregoing and for the avoidance of doubt, such information disclosed or provided by each Agent or their Affiliates or managed funds shall not include equity contribution levels, purchase price, financial or operating statistics or leverage multiples or any fees payable in connection with the transactions contemplated hereby.

Section 13.19

Releases of Guarantees and Liens. (a) Notwithstanding anything to the contrary contained herein or in any other Credit Document, the Collateral Agent is hereby irrevocably authorized by each Secured Party (without requirement of notice to or consent of any Secured Party except as expressly required by Section 13.01) to take, and shall take, any action requested by the Borrower having the effect of releasing any Collateral or Guarantee Obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Credit Document or that has been consented to in accordance with Section 13.01 or (ii) under the circumstances described in paragraph (b) below.

(b)

At such time as (A) (i) the Loans and the other Obligations (other than Unasserted Contingent Obligations) shall have been paid in full and (ii) the Commitments have been terminated or (B) any item of Collateral (including, without limitation, as a result of a Disposition of a Subsidiary that owns Collateral) is subject to a Disposition permitted under this Agreement, such Collateral shall automatically be released from the Liens and security interests created by the Security Documents, and the Security Documents and, with respect to the happening of the event described in clauses (A)(i) and (ii), all obligations (other than those expressly stated to survive such termination) of the Collateral Agent and each Credit Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.

(c)

Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release its interest in particular types or items of property, or to release any Guarantee Obligations pursuant to this Section 13.19. In each case as specified in this Section 13.19, the Collateral Agent will (and each Lender irrevocably authorizes the Collateral Agent to), at the Borrower’s expense, execute and deliver to the applicable Credit Party such documents as such Credit Party may reasonably request to evidence the release of such item of Collateral or Guarantee Obligation from the assignment and security interest granted under the Security Documents, in each case in accordance with the terms of the Credit Documents and this Section 13.19.

Section 13.20

USA Patriot Act. Each Lender hereby notifies each Credit Party that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of each Credit Party and other information that will allow such Lender to identify each Credit Party in accordance with the Patriot Act. Each Credit Party agrees to provide all such information to the Lenders upon request by any Agent at any time, whether with respect to any Person who is a Credit Party on the Closing Date or who becomes a Credit Party thereafter.

Section 13.21

No Fiduciary Duty. Each Credit Party, on behalf of itself and its Subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Credit Parties, their respective Subsidiaries and Affiliates, on the one hand, and the Agents, the Lenders and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Agents, the Lenders or their respective Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.

Section 13.22

Authorized Officers. The execution of any certificate requirement hereunder by an Authorized Officer shall be considered to have been done solely in such Authorized Officer’s capacity as an officer of the applicable Credit Party (and not individually). Notwithstanding anything to the contrary set forth herein, the Secured Parties shall be entitled to rely and act on any certificate, notice or other document delivered by or on behalf of any Person purporting to be an Authorized Officer of a Credit Party and shall have no duty to inquire as to the actual incumbency or authority of such Person.

Section 13.23

[Reserved].

Section 13.24

[Reserved].

Section 13.25

Currency.

(a)

Currency Conversion Procedures for Judgments. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under any other Credit Document in any currency (the “Original Currency”) into another currency (the “Other Currency”), the parties hereby agree, to the fullest extent permitted by Applicable Law, that the rate of exchange used shall be that at which, on the relevant date, in accordance with its normal procedures, the Administrative Agent could purchase the Original Currency with the Other Currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.

(b)

Indemnity in Certain Events. The obligation of the Borrower in respect of any sum due from the Borrower to any Secured Party hereunder shall, notwithstanding any judgment in any Other Currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that, on the Business Day of receipt (if received by 1:00 p.m. (New York time), and otherwise on the following Business Day) by any Secured Party of any sum adjudged to be so due in such Other Currency, such Secured Party may, on the relevant date, in accordance with its normal procedures, purchase the Original Currency with such Other Currency. If the amount of the Original Currency so purchased is less than the sum originally due to such Secured Party in the Original Currency, the Borrower agrees, as a separate obligation and notwithstanding such judgment or payment, to indemnify such Secured Party against such loss.

(c)

Currency Conversion Procedures Generally. For purposes of determining compliance with any incurrence or expenditure tests set forth in Articles IX and/or X or with Dollar-based basket levels appearing hereunder or in definitions contained in Section 1.01, any amounts so incurred, expended or utilized (to the extent incurred, expended or utilized in a currency other than Dollars) shall be converted into Dollars on the basis of the exchange rates (as shown on Reuters ECB page 37 or on such other basis as is reasonably satisfactory to the Administrative Agent) as in effect on the date of such incurrence, expenditure or utilization under any provision of any such Section or definition that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence, expenditure or utilization test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the exchange rates (as shown on Reuters ECB page 37 or on such other basis as is reasonably satisfactory to the Administrative Agent) as in effect on the date of any new incurrence, expenditure or utilization made under any provision of any such Section that regulates the Dollar amount outstanding at any time).

Section 13.26

Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Solely to the extent any Lender that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)

the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an EEA Financial Institution; and

(b)

the effects of any Bail-In Action on any such liability, including, if applicable:

(i)

a reduction in full or in part or cancellation of any such liability;

(ii)

a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)

the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

[SIGNATURE PAGES FOLLOW]

BORROWER:	SAN VICENTE CAPITAL LLC
	By:	/s/ James Lu
Name: James Lu
Title: President and Secretary

[Signature Page to Credit Agreement]

GUARANTORS:	SAN VICENTE GAP LLC
	By:	/s/ James Lu
Name: James Lu
Title: President and Secretary

GRINDR INC.
By:	/s/ James Lu
Name: James Lu
Title: Vice President

GRINDR LLC
By:	/s/ James Lu
Name: James Lu
Title: Vice President

BLENDR LLC
By:	/s/ James Lu
Name: James Lu
Title: Vice President

[Signature Page to Credit Agreement]

ADMINISTRATIVE AGENT:	FORTRESS CREDIT CORP.
	By:	/s/ Constantine M. Dakolias
	Name:	CONSTANTINE M. DAKOLIAS
	Title:	PRESIDENT

 [Signature Page to Credit Agreement]

COLLATERAL AGENT:	FORTRESS CREDIT CORP.
	By:	/s/ Constantine M. Dakolias
	Name:	CONSTANTINE M. DAKOLIAS
	Title:	PRESIDENT

 [Signature Page to Credit Agreement]

LENDER:	FORTRESS CREDIT CORP.
	By:	/s/ Constantine M. Dakolias
	Name:	CONSTANTINE M. DAKOLIAS
	Title:	PRESIDENT

[Signature Page to Credit Agreement]

LENDER:
GREAT LAKES PORTMAN RIDGE FUNDING LLC

	By:	Portman Ridge Finance Corporation
	Its:	Portfolio Manager

By:	/s/ Edward Goldthorpe
Name: Edward Goldthorpe
Title: Authorized Signatory

GREAT LAKES BCPL FUNDING LTD.

By:	/s/ Edward Goldthorpe
Name: Edward Goldthorpe
Title: Authorized Signatory

BCP SPECIAL OPPORTUNITIES FUND I HOLDINGS LP

By:	BCP Special Opportunities Fund I Holdings GP LLC
Its:	General Partner

By:	/s/ Edward Goldthorpe
Name: Edward Goldthorpe
Title: Authorized Signatory

[Signature Page to Credit Agreement]

LENDER:

BLUE TORCH CREDIT OPPORTUNITIES SBAF FUND LP

By:	Blue Torch Credit Opportunities SBAF GP LLC
Its:	General Partner

By:	KPG BTC Management LLC
Its:	Sole Member

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member

BLUE TORCH OFFSHORE CREDIT OPPORTUNITIES MASTER FUND II LP

By:	Blue Torch Offshore Credit Opportunities GP II LLC
Its:	General Partner

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member

[Signature Page to Credit Agreement]

LENDER:

BTC HOLDINGS SC FUND LLC

By:	Blue Torch Credit Opportunities SC Master Fund LP
Its:	Sole Member

By:	Blue Torch Credit Opportunities SC GP LLC
Its:	General Partner

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member

BTC HOLDINGS FUND I, LLC

By:	Blue Torch Credit Opportunities Fund I LP
Its:	Sole Member

By:	Blue Torch Credit Opportunities GP LLC
Its:	General Partner

By:	/s/ Kevin Genda
Name: Kevin Genda
Title: Managing Member

[Signature Page to Credit Agreement]

LENDER:

SCF II GROUP HOLDINGS, LLC

By:	/s/ Stacey Hatch
Name:	Stacey Hatch
Title:	Authorized Signatory

[Signature Page to Credit Agreement]

[****]

EXHIBIT A

FORM OF ASSIGNMENT AND ACCEPTANCE

This ASSIGNMENT AND ACCEPTANCE, dated as of [●], 20[●] and effective as of the Effective Date (as defined below) (this “Assignment and Acceptance”) is between the Assignor identified on Schedule 1 hereto (the “Assignor”) and the Assignee identified on Schedule 1 hereto (the “Assignee”). Reference is made to the Credit Agreement, dated as of June 10, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among SAN VICENTE CAPITAL LLC, a Delaware limited liability company (the “Borrower”), SAN VICENTE GAP LLC, a Delaware limited liability company (“Holdings”), each of the Subsidiaries of the Borrower signatory thereto as Guarantors or thereafter designated as Guarantors, the lenders from time to time party thereto (each a “Lender” and, collectively, the “Lenders”) and FORTRESS CREDIT CORP., as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”), and as collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent”, and together with the Administrative Agent, collectively, the “Agents” and each an “Agent”). Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein shall have the meanings provided in the Credit Agreement.

The Assignor and the Assignee agree as follows:

1.

In accordance with the terms of Section 13.06 of the Credit Agreement, the Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the “Assigned Interest”) in and to the Assignor’s rights and obligations under the Credit Agreement and the other Credit Documents with respect to those Commitments contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an “Assigned Commitment”; collectively, the “Assigned Commitments”), in a principal amount for each such Commitment (the “Assigned Facilities”) as set forth on Schedule 1 hereto.

2.

The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Credit Document or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of its Subsidiaries or any other Credit Party or the performance or observance by the Borrower, any of its Subsidiaries or any other Credit Party of any of their respective obligations under the Credit Agreement or any other Credit Document or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any promissory notes held by it evidencing the Assigned Facilities (“Notes”) and (i) requests that the Collateral Agent, upon request by the Assignee, exchange the attached Notes for a new Note or Notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facilities, requests that the Collateral Agent exchange the attached Notes for a new Note or Notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

3.

The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 9.01 thereof or referred to in Section 8.10 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to such Agent by the terms thereof, together with such powers as are incidental thereto; (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 5.04 of the Credit Agreement; [and] (f) [confirms that it is not an Excluded Transferee][confirms that it is an Excluded Transferee that has been provided written consent by the Borrower and is otherwise an eligible assignee under Section 13.06 of the Credit Agreement]; [and] (g) [attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty in each case, to the extent the Assignee is legally entitled to do so].1

4.

The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the “Effective Date”). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five (5) Business Days after the date of such acceptance and recording by the Administrative Agent).

5.

Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date.

1 To the extent required under the Credit Agreement.

6.

From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent of the interest assigned pursuant to this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Credit Documents and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent of the interest assigned pursuant to this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement; provided, however, that nothing contained herein shall release any assigning Lender from obligations that survive the termination of the Credit Agreement.

7.

This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York, without reference to conflicts of law provisions.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

[Signature Pages Follow]

Schedule 1

to Assignment and Acceptance

Name of Assignor: _________________________________________

Name of Assignee: _________________________________________

Effective Date of Assignment: ________________________________

Credit Facility Assigned	Principal Amount Assigned	Commitment Percentage Assigned

Term Loan Facility	$___________	_____.__________%

[Name of Assignor]	[Name of Assignee]

By:		By:
	Title:		Title:

[Accepted and Consented to:	[Consented To:

FORTRESS CREDIT CORP.,	SAN VICENTE CAPITAL LLC,
as Administrative Agent][2]	as Borrower][3]

By:	By:
Name:	Name:
Title:	Title:

2 To the extent required under the Credit Agreement.

3 To the extent required under the Credit Agreement.

EXHIBIT B

FORM OF SOLVENCY CERTIFICATE

[       ], 2020

This Solvency Certificate is being executed and delivered pursuant to Section 6.07 of that certain Credit Agreement, dated as of June 10, 2020, by and among SAN VICENTE CAPITAL LLC, a Delaware limited liability company (the “Borrower”), SAN VICENTE GAP LLC, a Delaware limited liability company (“Holdings”), each of the Subsidiaries of the Borrower signatory thereto as Guarantors or thereafter designated as Guarantors, the lenders from time to time party thereto (each a “Lender” and, collectively, the “Lenders”) and FORTRESS CREDIT CORP., as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”), and as collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent”, and together with the Administrative Agent, collectively, the “Agents” and each an “Agent”) (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); the terms defined therein being used herein as therein defined).

I, [       ], the [chief financial officer] [specify other officer with equivalent duties] of Borrower, in such capacity and not in an individual capacity, hereby certify as follows:

(1)	I am generally familiar with the businesses and assets of the Borrower and its subsidiaries, taken as a whole, and am duly authorized to execute this Solvency Certificate on behalf of the Borrower pursuant to the Credit Agreement;

(2)	I have made such investigations and inquiries as I deem reasonable in connection with the matters set forth herein;

(3)	As of the date hereof and after giving effect to the Transactions and the incurrence of the indebtedness and obligations being incurred in connection with the Credit Agreement and the Transactions, I hereby certify that (i) the sum of the “fair value” of the assets of the Borrower and its subsidiaries on a consolidated basis will, as of such date, exceed the sum of all debts (including contingent liabilities) of the Borrower and its subsidiaries on a consolidated basis as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (ii) the “present fair saleable value” of the assets of the Borrower and its subsidiaries on a consolidated basis will, as of such date, be greater than the amount that will be required to pay the probable liability (including contingent liabilities) on existing debts of the Borrower and its subsidiaries on a consolidated basis as such debts become absolute and matured, as such quoted term is determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (iii) the Borrower and its subsidiaries on a consolidated basis will not have, as of such date, an unreasonably small amount of capital with which to conduct any business in which they are, or are about to become, engaged and (iv) the Borrower and its subsidiaries on a consolidated basis have not incurred and do not intend to incur, or believe or reasonably should believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay as they mature; and

(4)	For purposes of this Solvency Certificate, the amount of any contingent, unliquidated and disputed claim and any claim that has not been reduced to judgment at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

[Signature Page Follows]

The Borrower has caused this Solvency Certificate to be executed and delivered by its duly [Chief Financial Officer]/[Authorized Officer] as of the date first above written.

SAN VICENTE CAPITAL LLC,
a Delaware limited liability company

By:
Name:
Title:

[Signature Page to Solvency Certificate]

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

[See attached.]

FORM OF COMPLIANCE CERTIFICATE

[●], 20[●]

This certificate is delivered pursuant to Section 9.01(e) of that certain Credit Agreement, dated as of June 10, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among SAN VICENTE CAPITAL LLC, a Delaware limited liability company (the “Borrower”), SAN VICENTE GAP LLC, a Delaware limited liability company (“Holdings”), each of the Subsidiaries of the Borrower signatory thereto as Guarantors or thereafter designated as Guarantors, the lenders from time to time party thereto (each a “Lender” and, collectively, the “Lenders”), and FORTRESS CREDIT CORP., as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”) and as collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent”, and together with the Administrative Agent, collectively, the “Agents” and each an “Agent”). Unless otherwise defined herein, capitalized terms used herein and in the attachments hereto shall have the meanings provided in the Credit Agreement. The officer executing this certificate is an Authorized Officer of Holdings and as such is making such certifications on behalf of Holdings and not in an individual capacity.

Holdings hereby certifies, on behalf of the Credit Parties, that as of the date hereof [no Default or Event of Default has occurred and is continuing] [a Default/an Event of Default has occurred and set forth on Attachment 4 are the details specifying such Default or Event of Default and the action taken or to be taken with respect thereto]. The representations and warranties set forth in Section 8.09 of the Credit Agreement are true and correct as of the date hereof.

Holdings hereby further certifies as of the date hereof, on behalf of the Credit Parties, that as of ______________ ____, 20 ____ (the “Computation Date”):

(1)

The Total Leverage Ratio on the last day of the Computation Period (as defined below) was ______ to 1.00, as computed on Attachment 1 hereto. The Total Leverage Ratio as of the last day of the Computation Period must be less than or equal to _____ to 1.00 pursuant to Section 10.12 of the Credit Agreement.

(2)

The [quarterly] [annual] financial statements delivered concurrently with this certificate pursuant to Section 9.01[(c)][(d)] of the Credit Agreement that are required to be prepared in accordance with the Accounting Principles have been prepared in accordance with the Accounting Principles consistently applied throughout the period covered thereby or otherwise identifying any modification on such application of the Accounting Principles. Such financial statements present fairly in all material respects the financial position and results of operations of Holdings and its Subsidiaries at the respective dates of such financial statements and for the respective periods covered thereby, subject in the case of unaudited financial information, to changes resulting from normal year-end adjustments and the absence of footnote disclosures.

(3)

Attachment 3 hereto contains a written supplement substantially in the form of Schedules 1, 3,1 4 and 5, as applicable, to the Security Pledge Agreement with respect to any additional assets and property, in each case with a value in excess of the applicable limitations set forth in the Security Pledge Agreement, acquired by any Credit Party after the Closing Date or the previous Computation Date (as the case may be), all in reasonable detail.

(4)

[Attachment 5 hereto contains a correct calculation of Consolidated Excess Cash Flow (including a calculation of any prepayment due pursuant to Section 5.02(a)(i) of the Credit Agreement).]2

[Remainder of page intentionally left blank]

[1]	Written supplements with respect to Patents and Trademarks (each as defined in the Security Pledge Agreement), to be included solely in each Compliance Certificate delivered concurrently with the delivery of the financial information pursuant to Section 9.01(d) of the Credit Agreement, beginning with the Compliance Certificate delivered for the fiscal year ending December 31, 2020.

[2]	To be included in each Compliance Certificate delivered concurrently with the delivery of the financial information pursuant to Section 9.01(d) of the Credit Agreement, beginning with the Compliance Certificate delivered for the fiscal year ending December 31, 2020.

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned as of the date first above written.

SAN VICENTE GAP LLC,
a Delaware limited liability company

By:
Name:
Title:

[Signature Page to Compliance Certificate]

Attachment 1

(to _/_/_
Compliance Certificate)

TOTAL LEVERAGE RATIO

As of ____________ ___, 20 ___ (the “Computation Date”)
for the Test Period ending on the

Computation Date (the “Computation Period”)

A.	Total Funded Indebtedness outstanding on the Computation Date:

(1) Indebtedness for borrowed money	$ ________________

(2) Capitalized Lease Obligations	$ ________________

(3) Indebtedness evidenced by bonds, debentures, notes or similar instruments	$ ________________

(4) Unreimbursed drawings under letters of credit, in each case, of Holdings, the Borrower and its Subsidiaries on a consolidated basis	$ ________________

(5) Any Indebtedness of other Persons to the extent secured by assets owned by Holdings, the Borrower and its Subsidiaries	$ ________________

(6) Guarantees by Holdings, the Borrower and its Subsidiaries in respect of the foregoing obligations	$ ________________

(7) Sum of Item A(1) though Item A(6)	$ ________________

B.	Consolidated EBITDA for the Computation Period:

(1) The amount set forth in Item C of Attachment 2 to this Compliance Certificate	$ ________________

C.	Total Leverage Ratio on the Computation Date: The ratio of Item A(7) to Item B(1)	______: 1.00

Attachment 2

(to _/_/_
Compliance Certificate)

CONSOLIDATED EBITDA

As of ___________ ____, 20 ___ (the “Computation Date”)
for the Test Period ending on the

Computation Date (the “Computation Period”)

I. Consolidated EBITDA for the Computation Period: an amount determined for Holdings and its Subsidiaries on a consolidated basis equal to:

A.	Consolidated Net Income: the net income (or loss) of Holdings and its Subsidiaries determined on a consolidated basis for such Computation Period excluding, without duplication:	$________________

(1) the cumulative effect of a change in accounting principles	$________________

(2) the net after-tax effect of gains, losses, charges and expenses attributable to disposed, discontinued, closed or abandoned operations	$________________

(3) the net income or loss attributable to the early extinguishment or conversion of Indebtedness and the termination of associated Hedging Agreements or other derivative instruments (including deferred financing expenses written off and premiums paid)	$________________

(4) the effects of adjustments (including the effects of such adjustments pushed down to the Borrower and its Subsidiaries) in any line item in such person’s consolidated financial statements pursuant to the Accounting Principles resulting from the application of purchase accounting, as the case may be, in connection with any acquisition or any joint venture investments or the amortization or write off of any amounts thereof, net of taxes

$________________

(5)  non-cash compensation charges and expenses, including any such charges and expenses arising from grants of stock appreciation or similar rights, phantom equity, stock options, restricted stock, deferred stock or other rights or equity incentive programs, awards under a deferred compensation plan, long-term incentive plan or any other management or employee benefit plan or agreement, and non-cash deemed finance charges in respect of any pension liabilities or other provisions; provided that the amounts set forth in this Item A(5) (together with the amounts set forth in Item A(11) below) shall not be excluded to the extent such amounts exceed $5,000,000 in the aggregate for the applicable Computation Period

$________________

(6)  (x) charges and expenses pursuant to any management equity plan, deferred compensation plan, long-term incentive plan or stock option plan or any other management or employee benefit plan or agreement, any stock subscription or shareholder agreement and (y) charges, expenses, accruals and reserves in connection with the rollover, acceleration or payout of equity interests held by management of the Borrower or any of its Subsidiaries, in the case of each of (x) and (y) above, to the extent that (in the case of any cash charges and expenses) such charges, expenses, accruals and reserves are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of equity interests (other than mutually agreed upon disqualified stock) of the Borrower or any direct or indirect parent of the Borrower

$________________

(7)  to the extent covered by insurance (including business interruption insurance) and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that (i) such coverage is not denied by the applicable carrier or indemnifying party in writing within 365 days and (ii) such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within 365 days), losses, charges, expenses, accruals and reserves with respect to liability or casualty events or business interruption

$________________

(8)  (x) non-cash or unrealized gains or losses in respect of obligations under Hedging Agreements or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of obligations under hedge agreements, and (y) gains or losses resulting from unrealized currency translation gains or losses related to currency re-measurements of indebtedness (including gains or losses resulting from (A) Hedging Agreements for currency exchange risk and (B) intercompany indebtedness)

$________________

(9) any expenses or charges to the extent paid by a third party that is not a Subsidiary on behalf of the Borrower or a Subsidiary (and not required to be reimbursed), and any gain resulting from such payment	$________________

(10)  any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any investment, Permitted Acquisition or any sale, conveyance, transfer or other disposition of assets permitted under the Credit Facility, to the extent actually reimbursed, or, so long as the Borrower has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 day period)

$________________

(11)  charges, expenses accruals and reserves pursuant to or in connection with any management or employee benefit plan or agreement in which the awards thereunder are based or derived from the value of the equity or business of the Borrower (including the rollover, acceleration, settlement or payout of such awards) held by management of the Borrower or any of its Subsidiaries; provided that the amounts set forth in this Item A(11) (together with the amounts set forth in Item A(5) above) shall not be excluded to the extent such amounts exceed $5,000,000 in the aggregate for the applicable Computation Period

$________________

(12) Sum of Items A(1) through Item A(11)	$________________

(13) Item A plus (minus) Item A(12)[3]	$________________

B.	In each case to the extent deducted in calculating Consolidated Net Income pursuant to Item A above for the Computation Period and without duplication, the sum of:

3       To be added only if Item A(12) is negative.

(1)	Consolidated Interest Expense: for Holdings and its Subsidiaries, determined on a consolidated basis in accordance with the Accounting Principles, the sum of: (a) all interest, premium payments, debt discount, fees, charges and related expenses in respect of Indebtedness for borrowed money (including, without limitation, the interest component of any payments in respect of Capitalized Lease Obligations) accrued or capitalized during the Computation Period (whether or not actually paid during the Computation Period), in each case, to the extent treated as interest in accordance with the Accounting Principles, plus (b) commissions, discounts and other fees and charges owed by Holdings or any of its Subsidiaries in respect of letters of credit securing financial obligations and bankers’ acceptance financings, plus (c) the net amount payable (or minus the net amount receivable) in respect of Hedging Obligations relating to interest during the Computation Period but excluding unrealized gains and losses with respect to any such Hedging Obligations	$________________

(2)	federal, state and local income tax expense (including Tax Distributions), taxes on profit or capital (including without limitation, state franchise and similar taxes), and foreign franchise tax, withholding tax and like income tax paid or accrued by Holdings and its Subsidiaries for the Computation Period	$________________

(3)	Depreciation and amortization expenses for the Computation Period	$________________

(4)	fees, expenses, premiums, losses, costs and other charges, in connection with (A) the negotiation, execution and delivery of the Credit Agreement and closing of the Transactions (including payment of purchase price adjustments, indemnification payments and the Deferred Purchase Price obligations) to the extent incurred on or prior to the date that is twelve (12) months after the Closing Date, (B) amendments or modifications of the Term Loan Facility and (C) amendments, modifications, refinancings and the issuance of equity or debt or recapitalizations after the Closing Date, including those undertaken but not completed; provided that the amounts set forth in Items B(4)(B) and B(4)(C) shall not exceed $1,000,000 in the aggregate for the Computation Period	$________________

(5)	fees, expenses, costs and other charges related to Permitted Acquisitions, Investments or Dispositions to the extent permitted under the Credit Documents (including those undertaken but not completed), provided that the amounts set forth in this Item B(5) shall not exceed $500,000 in the aggregate for the Computation Period	$________________

(6)	any losses, charges or expenses that are extraordinary, unusual or non-recurring (including (A) losses on sale of assets or businesses outside the ordinary course of business and relating to or arising in connection with claims or litigation (including legal fees, settlements, judgments and awards), (B) restructuring charges or expenses, integration expenses, accruals, reserves and business optimization expenses, (C) consolidation or closing of facilities or exiting lines of business and (D) personnel relocation, restructuring, redundancy, severance, termination, settlement or judgment and one-time compensation charges), provided that such amounts, taken together with all other add-backs that are subject to the Aggregate Cap, do not exceed the Aggregate Cap (calculated before giving effect to such addbacks)	$________________

(7)	any non-cash expenses, losses, charges or impairments, amortization charges or asset write offs and write downs (but excluding any write offs or write downs of inventory), including any non-cash compensation charges and expenses or relating to the incurrence of obligations in respect of an “earn-out” or similar contingent obligations (but only for so long as such expense, loss or charge remains a non-cash contingent obligation); provided that if any such non-cash expenses, losses, charges or impairments represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period	$________________

(8)	[Reserved]

(9)	net unrealized losses on Hedging Agreements	$________________

(10)	the amount of “run-rate” cost savings (the “Cost Savings”) projected by the Borrower in good faith to result from actions implemented after the Closing Date taken prior to the last day of such period with respect to integrating, consolidating or discontinuing operations, headcount reductions, or closure of facilities (including related to a Permitted Acquisition), which Cost Savings shall be calculated on a pro forma basis as though such Cost Savings had been realized on the first day of such period, net of the amount of actual benefits realized from such actions; provided that such amounts, taken together with all other add-backs that are subject to the Aggregate Cap, do not exceed the Aggregate Cap (calculated before giving effect to such add-backs); provided that an Authorized Officer of the Borrower shall have provided a reasonably detailed statement or schedule of such Cost Savings and shall have certified to the Administrative Agent that (x) such Cost Savings are reasonably identifiable and factually supportable, reasonably attributable to the actions specified and anticipated to result from such actions and (y) such actions have been taken and are ongoing, and the benefits resulting therefrom are anticipated by Borrower to be realized within twelve (12) months of the end of such period..	$________________

(11)	management fees incurred under the Management Agreement as in effect on the Closing Date accrued for or paid in cash during such period, to the extent permitted to be paid pursuant to the Credit Agreement	$________________

(12)	fees, costs and expenses to the extent covered by indemnification provisions in any agreement or otherwise reimbursable by a third party and actually reimbursed	$________________

(13)	any non-recurring, unusual or extraordinary non-cash charges for such period except to the extent representing a cash item expected to be paid in a future period	$________________

(14)	Sum of Items B(1) through Item B(13)	$________________

(15)	unusual, extraordinary or non-recurring gains	$________________

(16)	all non-cash items increasing Consolidated Net Income in such period other than (A) any such items in respect of which cash was received in a prior period and was not included in Consolidated EBITDA in such prior period or (B) gains or benefits related to Accounts Receivable, the recognition of deferred revenue, or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced Consolidated EBITDA in any prior period	$________________

(17)	net unrealized gains on Hedging Agreements	$________________

(18)	Sum of Items B(15) through Item B(17)	$________________

(19)	Item B(14) minus Item B(18)	$________________

C.	Consolidated EBITDA for the Computation Period: The sum of Item A(13) and Item B(19)	$________________

Attachment 3

(to _/_/_
Compliance Certificate)

UPDATES/SUPPLEMENTS TO CERTAIN SCHEDULES

[Include a written supplement substantially in the form of Schedules 1, 3, 4 and 5, as applicable, to the Security Pledge Agreement with respect to any additional assets and property, in each case with a value in excess of the applicable limitations set forth in the Security Pledge Agreement, acquired by any Credit Party after the Closing Date or the previous Computation Date (as the case may be), all in reasonable detail, or confirm that no supplement is required.]

[Attachment 4

(to _/_/_
Compliance Certificate)]

DETAILS SPECIFYING DEFAULT OR EVENT OF DEFAULT

AND THE ACTION TAKEN OR TO BE TAKEN WITH RESPECT THERETO4

[4]	This attachment is to be used if a Default or Event of Default has occurred and is continuing during the time that the Compliance Certificate is completed.

[Attachment 5

(to _/_/_
Compliance Certificate)]

CONSOLIDATED EXCESS CASH FLOW5

As of __________ ____, 20 ___ (the “Computation Date”)
for the Test Period ending on the

Computation Date (the “Computation Period”)

A.	Consolidated EBITDA for the Computation Period:

(1) The amount set forth in Item C of Attachment 2 to this Compliance Certificate (but without giving effect to any Pro Forma Basis adjustments or the adjustments pursuant to clauses B(10) and B(13) of the calculation thereof)	$________________

B.	Without duplication, the sum for the Computation Period (without duplication and to the extent that the following amounts (x) have not already been deducted in determining Consolidated EBITDA and (y) are not financed with the proceeds of any long-term Indebtedness (other than revolving credit loans) or equity issuances) of the following:

(1) The amount set forth in clause B(1) of Attachment 2 to this Compliance Certificate that is paid in cash	$________________

(2) (A) Scheduled and, to the extent the proceeds of any event giving rise to a mandatory prepayment are included (and not deducted) in the calculation of Consolidated EBITDA, mandatory principal payments of Indebtedness (whether at maturity, a scheduled amortization payment, as a result of mandatory sinking fund redemption, mandatory prepayment, acceleration or otherwise) permitted by Section 10.01 of the Credit Agreement (including the Term Loans) and (B) any voluntary permanent repayments of Indebtedness other than the Loans, but only to the extent such Indebtedness so prepaid (1) was permitted to be prepaid under the terms of the Credit Agreement and (2) cannot be re-borrowed or redrawn and such prepayment does not occur in connection with a refinancing of all or a portion of such Indebtedness made in the applicable fiscal year	$________________

(3) The sum of (A) federal, state and local income tax expense, taxes on profit or capital, and foreign franchise tax, withholding tax and like income tax permitted under the Credit Agreement, in each case, paid in cash by the Borrower and its Subsidiaries for the Computation Period and (B) without duplication of any amounts deducted in clause (A) above, any Tax Distributions paid in cash by the Borrower and its Subsidiaries for the Computation Period .	$________________

[5]	This attachment is to be used only when a Compliance Certificate is delivered concurrently with the delivery of the financial information pursuant to Section 9.01(c) of the Credit Agreement, beginning with the Compliance Certificate delivered for the fiscal year ending December 31, 2020.

(4) Consolidated Capital Expenditures and expenditures that would be required to be capitalized in accordance with the Accounting Principles that do not constitute Consolidated Capital Expenditures, in each case, made in cash during the Computation Period or, at the option of the Borrower, prior to the ECF Payment Date with respect thereto or committed to be made pursuant to binding contracts entered into prior to the end of such Computation Period or prior to the ECF Payment Date with respect thereto within six (6) months after the end of such Computation Period (excluding any portion thereof funded with proceeds of Indebtedness (other than revolving credit loans) or equity issuances); provided that any such committed Consolidated Capital Expenditures and other expenditures that are actually made after the end of such Computation Period and are deducted from Consolidated Excess Cash Flow in such Computation Period shall not also reduce Consolidated Excess Cash Flow for the Computation Period in which such expenditures are made; provided, further, that to the extent such committed Consolidated Capital Expenditures and other expenditures are not actually made within the following four (4) consecutive fiscal quarters of Holdings immediately after the end of such Computation Period, they shall be added to the calculation of Consolidated Excess Cash Flow for the following Computation Period in which Consolidated Excess Cash Flow is calculated

$________________

(5) Amounts paid in cash as consideration to a seller and other amounts paid in cash in connection with a Permitted Acquisition or any other Investment permitted under the Credit Agreement, including any deferred purchase price adjustment, in each case made during such Computation Period or, at the option of the Borrower, prior to the ECF Payment Date with respect thereto or committed to be made pursuant to binding contracts entered into during such Computation Period or prior to the ECF Payment Date with respect thereto within six (6) months of the end of such Computation Period; provided, that to the extent such amounts are not actually made within the following four (4) consecutive fiscal quarters of Holdings immediately after such Computation Period, they shall be added to the calculation of Consolidated Excess Cash Flow for the following period in which Consolidated Excess Cash Flow is calculated

$________________

(6) Increases (or minus decreases) in Consolidated Working Capital for the Computation Period	$________________

(7) The amount paid in cash during the Computation Period for all non-cash losses, expenses, accruals and charges which have been included in determining Consolidated EBITDA in a prior Computation Period

$________________

(8) Management fees incurred under the Management Agreement as in effect on the Closing Date accrued for or paid in cash during such period, to the extent permitted to be paid pursuant to the Credit Agreement

$________________

(9) Restricted Payments paid in cash to Holdings to pay (or to make Restricted Payments to any direct or indirect parent of Holdings to pay) administrative, regulatory, accounting, auditing, directors, insurance and other ordinary course of business fees and expenses of Holdings or any direct or indirect parent of Holdings (to the extent solely attributable to ownership of Holdings), to the extent permitted to be paid pursuant to the Credit Agreement

$________________

(10) [reserved]

(11) [reserved]

(12) [reserved]

(13) Payments made in connection with Hedging Agreements	$________________

(14) Cash fees, costs and expenses relating to the Loans and the Transactions (including expenses related to the change of control of the Credit Parties pursuant to the Acquisition Agreement) (other than the Deferred Purchase Price or any fees and expenses funded with the proceeds of the Loans or other long-term Indebtedness (other than revolving credit loans) or equity issuances)	$________________

(15) Sum of Item B(1) through Item B(14)[6]	$________________

C.	Consolidated Excess Cash Flow: Item A(1) minus Item B(15)	$________________

[6]	For purposes of calculating reductions or increases to Consolidated Working Capital as provided above in any relevant period during which a Permitted Acquisition or other Investment pursuant to Section 10.05(u) of the Credit Agreement that constitutes an acquisition occurs, the Consolidated Working Capital of the applicable Acquired Entity shall be included in such calculation only from and after the date of the consummation of such Permitted Acquisition or other Investment pursuant to Section 10.05(u) of the Credit Agreement that constitutes an acquisition, as applicable. For the avoidance of doubt, Consolidated Excess Cash Flow shall exclude the portion of Consolidated Excess Cash Flow that is attributable to any company or line of business acquired pursuant to a Permitted Acquisition or other Investment pursuant to Section 10.05(u) of the Credit Agreement that constitutes an acquisition permitted thereunder and that accrues prior to the closing date of the applicable Permitted Acquisition or other Investment pursuant to Section 10.05(u) of the Credit Agreement that constitutes an acquisition permitted thereunder.

[Annex 1 to Attachment 5

(to _/_/_
Compliance Certificate)]

Excess Cash Flow Calculation

A.	Required Prepayment Amount in Respect of Excess Cash Flow:

(1) Consolidated Excess Cash Flow: The amount set forth in Item C of Attachment 5 to this Compliance Certificate	$________________

(2) Required prepayment percentage (see Section 5.02(a)(i) of the Credit Agreement for percentage)	% _______________

(3) Required gross prepayment (result of Item A(1) multiplied by Item A(2) above)	$________________

B.	To the extent not funded with the proceeds of Indebtedness (other than revolving credit loans) (and to the extent funded with the proceeds of equity, such proceeds shall not increase any other basket under the Credit Agreement), the sum of all voluntary prepayment of the Loans (to the extent permitted under the Credit Agreement) made during the Computation Period and, at Borrower’s option, during the period after the end of the Computation Period and before the applicable ECF Payment Date[7]	$________________

C.	Required Prepayment Amount in Respect of Excess Cash Flow: Item A(3) minus Item B	$________________

[7]	Any such prepayment made after the end of the Computation Period but before the applicable ECF Payment Date that Borrower elects to deduct from the payment required under this provision in respect of the prior fiscal year shall not reduce Consolidated Excess Cash Flow for the fiscal year in which such payment is made.

EXHIBIT D

[RESERVED]

EXHIBIT E

FORM OF NOTICE OF BORROWING

Fortress Credit Corp.

1345 Avenue of the Americas

46th Floor

New York, NY 10105

Attention: General Counsel

Facsimile Number: 1.917.639.9672

Telephone Number: 1.212.798.6100

Electronic Mail Address: creditoperations@fortress.com;

gccredit@fortress.com

Ladies and Gentlemen:

This Notice of Borrowing is delivered to you as of [●], 20[●] pursuant to Section 2.03 of the Credit Agreement, dated as of June 10, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among SAN VICENTE CAPITAL LLC, a Delaware limited liability company (the “Borrower”), SAN VICENTE GAP LLC, a Delaware limited liability company (“Holdings”), each of the Subsidiaries of the Borrower signatory thereto as Guarantors or thereafter designated as Guarantors, the lenders from time to time party thereto (each a “Lender” and, collectively, the “Lenders”) and FORTRESS CREDIT CORP., as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”), and as collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent”, and together with the Administrative Agent, collectively, the “Agents” and each an “Agent”). Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein shall have the meanings provided in the Credit Agreement.

(1)

The Borrower hereby requests that on____________ ___, 20 __ 4, a Term Loan be made in the aggregate principal amount of ________________ ($________________) as [a][an] [Index Rate Loan][LIBOR Rate Loan with an initial LIBOR Period5 ending on (but excluding) ____________ ___, 20 ___].

4 The Borrower shall give the Administrative Agent prior written notice (i) prior to 1:00 p.m. (New York time) at least three (3) Business Days prior to each Borrowing of Term Loans which are to be initially LIBOR Rate Loans (or such shorter period as the Administrative Agent may agree in the case of the Borrowing of Term Loans on the Closing Date), and (ii) prior to 12:00 noon (New York time) at least three (3) Business Days prior to each Borrowing of Term Loans which are to be Index Rate Loans.

5 LIBOR Period shall, at the option of the Borrower, be a one, two, three or six month period (or a twelve month period, if offered by all relevant affected Lenders at the time of the relevant Borrowing).

(2)

The Borrower hereby acknowledges that, subject to the terms of Section 7.01 of the Credit Agreement, the acceptance by the Borrower of the proceeds of the Credit Extension requested hereby constitutes a representation and warranty by the Borrower that, on the date of such Credit Extension[, the Specified Acquisition Agreement Representations shall be true and correct and the Specified Representations shall be true and correct in all material respects (except that in the case of any Specified Acquisition Agreement Representation or Specified Representation which expressly relates to a given date or period, such representation and warranty shall be true and correct in all material respects as of the respective date or for the respective period, as the case may be); provided that to the extent that any of the Specified Representations are qualified by or subject to a “material adverse effect”, “material adverse change” or similar term or qualification, such representations and warranties shall be true and correct in all respects]6 [(both immediately before and immediately after giving effect thereto) (x) no Default or Event of Default shall have occurred and be continuing and (y) all representations and warranties made by each Credit Party contained in the Credit Agreement or in the other Credit Documents shall be true and correct in all material respects, in each case, with the same effect as though such representations and warranties had been made on and as of the date of such Credit Extension (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date); provided, that any representation or warranty that, by its terms, is qualified as to “materiality”, “Material Adverse Effect” or similar language or dollar thresholds, shall be true and correct in all respects in accordance with its terms on such respective dates]7.

(3)

Please wire transfer the proceeds of the Loan[s] to the following account and financial institution:

Bank Name: [___________________]

Bank Address: [_________________]

Account Name: [________________]

Account No.: [__________________]

ABA No.: [_____________________]

Attention: [____________________]

[Signature Page Follows]

6 To be included for Borrowings as of the Closing Date.

7 To be included for Borrowings after the Closing Date.

The Borrower has caused this Notice of Borrowing to be executed and delivered as of the date first written above.

SAN VICENTE CAPITAL LLC
a Delaware limited liability company

By:
Name:

Title:

[Signature Page to Notice of Borrowing]

EXHIBIT F

FORM OF NOTICE OF CONVERSION OR CONTINUATION

Fortress Credit Corp.

as Administrative Agent

1345 Avenue of the Americas 46th Floor

New York, NY 10105

Attention: General Counsel

Facsimile Number: 1.917.639.9672

Telephone Number: 1.212.798.6100

Electronic Mail Address: creditoperations@fortress.com;

gccredit@fortress.com

[●], 20[●]

Ladies and Gentlemen:

This Notice of Conversion or Continuation is delivered to you pursuant to Section 2.06 of the Credit Agreement, dated as of June 10, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among SAN VICENTE CAPITAL LLC, a Delaware limited liability company (the “Borrower”), SAN VICENTE GAP LLC, a Delaware limited liability company (“Holdings”), each of the Subsidiaries of the Borrower signatory thereto as Guarantors or thereafter designated as Guarantors, the lenders from time to time party thereto (each a “Lender” and, collectively, the “Lenders”) and FORTRESS CREDIT CORP., as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”), and as collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent”, and together with the Administrative Agent, collectively, the “Agents” and each an “Agent”). Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein shall have the meanings provided in the Credit Agreement.

The Borrower hereby requests that on_____________  __, 20____,

1.            $________________.00 of the currently outstanding principal amount of the Term Loan originally made on________________  ____, 20____,

2.            all currently being maintained as [Index Rate] [LIBOR Rate] Loans,

3.            be [converted into][continued as],

4.            [Index Rate Loans] [LIBOR Rate Loans with a LIBOR Period ending on (but excluding) ________________  ____, 20____],

[and certifies that [no][an] Event of Default is in existence on such date]8.

[Signature Page Follows]

8 To be included for conversions of Index Rate Loans to LIBOR Rate Loans and/or continuations of LIBOR Rate Loans.

The Borrower has caused this Notice of Conversion or Continuation to be executed and delivered by its duly Authorized Officer as of the date first above written.

SAN VICENTE CAPITAL LLC,
a Delaware limited liability company

By:
Name:
Title:

[Signature Page to Notice of Conversion or Continuation]

EXHIBIT G

[RESERVED]

EXHIBIT H

FORM OF NOTE

$[●]	[●], 20[●]

FOR VALUE RECEIVED, the undersigned (the “Borrower” ), hereby promises to pay to [●], a [●] or its registered assigns (the “Holder”), in lawful money of the United States and in immediately available funds, the principal amount of (a) [●] DOLLARS ($[●]), or, if less, (b) the unpaid principal amount of the Term Loan of the Holder outstanding under the Credit Agreement (as defined below). The principal amount of this Note (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Note”) shall be paid in the amounts and on the dates specified in the Credit Agreement in the manner described in Section 5.03 of the Credit Agreement and to the account designated by the Administrative Agent (as defined in the Credit Agreement). The Borrower further agrees to pay interest in like money in the manner described in Section 5.03 of the Credit Agreement and to the account designated by the Administrative Agent on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in the Credit Agreement.

The Holder is authorized to endorse on the schedules annexed hereto and made a part hereof the date, Type and amount of the Term Loan and the date and amount of each payment or prepayment of principal with respect thereto, each conversion of all or a portion thereof to another Type, each continuation of all or a portion thereof as the same Type and, in the case of LIBOR Rate Loans, the length of each LIBOR Period with respect thereto. Each such endorsement shall, to the extent not inconsistent with notations made by the Administrative Agent in the Register, constitute prima facie evidence of the accuracy of the information endorsed absent manifest error. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of the Term Loan.

This Note (a) is one of the Notes referred to in the Credit Agreement, dated as of June 10, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among SAN VICENTE CAPITAL LLC, a Delaware limited liability company (the “Borrower”), SAN VICENTE GAP LLC, a Delaware limited liability company (“Holdings”), each of the Subsidiaries of the Borrower signatory thereto as Guarantors or thereafter designated as Guarantors, the lenders from time to time party thereto (each a “Lender” and, collectively, the “Lenders”) and FORTRESS CREDIT CORP., as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”), and as collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent”, and together with the Administrative Agent, collectively, the “Agents” and each an “Agent”), (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional and mandatory prepayment in whole or in part as provided in the Credit Agreement. This Note is secured and guaranteed as provided in the Credit Documents. Reference is hereby made to the Credit Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the Holder in respect thereof.

2

Upon the occurrence and during the continuance of any one or more of the Events of Default, all principal and all accrued interest then remaining unpaid on this Note may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive (to the extent permitted by applicable law) presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN THE CREDIT AGREEMENT, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AND IN ACCORDANCE WITH THE REGISTRATION AND OTHER PROVISIONS OF SECTION 13.06 OF THE CREDIT AGREEMENT.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAW PROVISIONS.

[Signature Page Follows]

SAN VICENTE CAPITAL LLC
a Delaware limited liability company

By:
Name:
Title:

[Signature Page to Note]

Schedule A

to Note

LOANS, CONVERSIONS AND REPAYMENTS OF INDEX RATE LOANS

Date	Amount of Index Rate Loans	Amount Converted to Index Rate Loans	Amount of Principal of Index Rate Loans Repaid	Amount of Index Rate Loans Converted to LIBOR Rate Loans	Unpaid Principal Balance of Index Rate Loans	Notation Made By

Schedule B

to Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF LIBOR RATE LOANS

Date	Amount of LIBOR Rate Loans	Amount Converted to LIBOR Rate Loans	LIBOR Period and LIBOR Rate with Respect Thereto	Amount of Principal of LIBOR Rate Loans Repaid	Amount of LIBOR Rate Loans Converted to Index Rate Loans	Unpaid Principal Balance of LIBOR Rate Loans	Notation Made By

EXHIBIT I

[RESERVED]

EXHIBIT J

[RESERVED]

[Signature Page to Delayed Draw Term Loan Notice]

EXHIBIT K

FORM OF INTERCOMPANY SUBORDINATION AGREEMENT

[Refer to executed version delivered on the Closing Date.]

EXHIBIT L-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of June 10, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among SAN VICENTE CAPITAL LLC, a Delaware limited liability company (the “Borrower”), SAN VICENTE GAP LLC, a Delaware limited liability company (“Holdings”), each of the Subsidiaries of the Borrower signatory thereto as Guarantors or thereafter designated as Guarantors, the lenders from time to time party thereto (each a “Lender” and, collectively, the “Lenders”) and FORTRESS CREDIT CORP., as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”), and as collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent”, and together with the Administrative Agent, collectively, the “Agents” and each an “Agent”). Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein shall have the meanings provided in the Credit Agreement.

Pursuant to the provisions of Section 5.04(b) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a “controlled foreign corporation” within the meaning of Section 957 of the Code related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and deliver promptly to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or in either of the two calendar years preceding such payments.

[Signature Page Follows]

[LENDER]

By:
Name:
Title:

[Address]
[Address]

Dated:________________, 20[   ]

EXHIBIT L-2

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of June 10, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among SAN VICENTE CAPITAL LLC, a Delaware limited liability company (the “Borrower”), SAN VICENTE GAP LLC, a Delaware limited liability company (“Holdings”), each of the Subsidiaries of the Borrower signatory thereto as Guarantors or thereafter designated as Guarantors, the lenders from time to time party thereto (each a “Lender” and, collectively, the “Lenders”) and FORTRESS CREDIT CORP., as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”), and as collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent”, and together with the Administrative Agent, collectively, the “Agents” and each an “Agent”). Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein shall have the meanings provided in the Credit Agreement.

Pursuant to the provisions of Section 5.04(b) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a “controlled foreign corporation” within the meaning of Section 957 of the Code related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation or promptly notify such Lender in writing of its legal inability to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or in either of the two calendar years preceding such payments.

[Signature Page Follows]

[PARTICIPANT]

By:
Name:
Title:

[Address]
[Address]

Dated:________________, 20[  ]

EXHIBIT L-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of June 10, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among SAN VICENTE CAPITAL LLC, a Delaware limited liability company (the “Borrower”), SAN VICENTE GAP LLC, a Delaware limited liability company (“Holdings”), each of the Subsidiaries of the Borrower signatory thereto as Guarantors or thereafter designated as Guarantors, the lenders from time to time party thereto (each a “Lender” and, collectively, the “Lenders”) and FORTRESS CREDIT CORP., as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”), and as collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent”, and together with the Administrative Agent, collectively, the “Agents” and each an “Agent”). Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein shall have the meanings provided in the Credit Agreement.

Pursuant to the provisions of Section 5.04(b) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” within the meaning of Section 957 of the Code related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W- 8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation or promptly notify such Lender in writing of its legal inability to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or in either of the two calendar years preceding such payments.

[Signature Page Follows]

[PARTICIPANT]

By:
Name:
Title:

[Address]
[Address]

Dated:________________, 20[  ]

EXHIBIT L-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to the Credit Agreement, dated as of June 10, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among SAN VICENTE CAPITAL LLC, a Delaware limited liability company (the “Borrower”), SAN VICENTE GAP LLC, a Delaware limited liability company (“Holdings”), each of the Subsidiaries of the Borrower signatory thereto as Guarantors or thereafter designated as Guarantors, the lenders from time to time party thereto (each a “Lender” and, collectively, the “Lenders”) and FORTRESS CREDIT CORP., as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”), and as collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent”, and together with the Administrative Agent, collectively, the “Agents” and each an “Agent”). Unless otherwise defined herein or the context otherwise requires, capitalized terms used herein shall have the meanings provided in the Credit Agreement.

Pursuant to the provisions of Section 5.04(b) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Credit Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” within the meaning of Section 957 of the Code related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and promptly deliver to the Borrower and the Administrative Agent an updated certificate or other appropriate documentation or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned or in either of the two calendar years preceding such payments.

[Signature Page Follows]

[LENDER]

By:
Name:
Title:

[Address]
[Address]

Dated:________________, 20[   ]

EXHIBIT M

FORM OF VOLUNTARY PREPAYMENT NOTICE

Fortress Credit Corp.,

            as Administrative Agent

1345 Avenue of the Americas

46th Floor

New York, NY 10105

Attention: General Counsel

Facsimile Number: 1.917.639.9672

Telephone Number: 1.212.798.6100

Electronic Mail Address: creditoperations@fortress.com;

gccredit@fortress.com

[●], 20[●]

Ladies and Gentlemen:

The undersigned refers to the Credit Agreement, dated as of June 10, 2020 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among SAN VICENTE CAPITAL LLC, a Delaware limited liability company (the “Borrower”), SAN VICENTE GAP LLC, a Delaware limited liability company (“Holdings”), each of the Subsidiaries of the Borrower signatory thereto as Guarantors or thereafter designated as Guarantors, the lenders from time to time party thereto (each a “Lender” and, collectively, the “Lenders”) and FORTRESS CREDIT CORP., as administrative agent for the Lenders (in such capacity, together with its successors and permitted assigns in such capacity, the “Administrative Agent”), and as collateral agent for the Secured Parties (in such capacity, together with its successors and permitted assigns in such capacity, the “Collateral Agent”, and together with the Administrative Agent, collectively, the “Agents” and each an “Agent”); the terms defined therein being used herein as therein defined), and hereby gives you notice that, pursuant to Section 5.01 of the Credit Agreement, the undersigned intends to make a prepayment of Term Loans comprising [LIBOR Rate Loans][Index Rate Loans], in the aggregate principal Dollar amount of $[________], on [●], 20[●]. Such prepayment shall be applied to the installments of the Term Loans pursuant to Section 2.05(b) of the Credit Agreement [in direct order of maturity of such scheduled installments].9

9 Borrower to confirm.

Very truly yours,

SAN VICENTE CAPITAL LLC

By:
Name:
Title:

[Signature Page to Voluntary Prepayment Notice]